UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Latham Group, Inc.
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Latham Group Proxy Statement 2026

latham

The Pool Company™

Dear Fellow Stockholders:
We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Latham Group, Inc. to be held on Thursday, April 30, 2026, at 8:00 a.m. Eastern Daylight Time at The Adelphi Hotel, 365 Broadway, Saratoga Springs, NY 12866.
In 2025, we continued to outperform the U.S. in-ground pool market, growing our net sales by 7.4% year-over-year, and succeeded in expanding margins despite a market for U.S. in-ground pool starts that we estimate declined by low- to mid-single digits. We made investments that have positioned the Company for sales growth and accelerated profitability in 2025 and beyond. We also began to realize benefits from investments in our strategy to expand Latham’s presence in the Sand States.
Our industry outperformance was driven by continued fiberglass share gains and increased awareness and adoption of automatic safety covers. As consumers continued to recognize the speed of installation, eco-friendly and cost savings advantages of fiberglass pools, this product category represented 76.5% of Latham’s total in-ground pool sales in 2025, demonstrating increased market penetration. We concluded 2025 with net sales of $545.9 million, net income of $11.1 million and Adjusted EBITDA of $99.8 million. Our lean manufacturing and value engineering initiatives, along with accretive acquisitions of Coverstar Central in August 2024 and Coverstar New York and Tennessee in early 2025 enabled gross margin expansion of 320 basis points for the year.
As an indicator of strong progress in the Company’s strategy to expand its presence in the important Sand States, we saw double digit growth in fiberglass pool sales in Florida, our initial target market. We are now represented in several Master Planned Communities in Florida, and have continued to nurture strategic partnerships with select custom homebuilders.
Due in large measure to our lean manufacturing and value engineering initiatives, we saw gross margin and Adjusted EBITDA margin expansion in 2025. We concluded 2025 with a cash balance of $71.0 million, providing us with substantial financial flexibility to grow our business.
In 2026, we will continue to execute on our key strategic priorities, namely, to drive increased awareness and adoption of fiberglass pools and autocovers to continue to significantly outperform the U.S. in-ground pool market. We plan to expand and refine our branding and marketing spend in 2026, with increased focus on building out our presence in the important Sand State markets through greater contractor and homebuilder engagement. We enter 2026 in a strong competitive position. Under similar industry conditions to 2025, we believe our leadership in the growing fiberglass pool category, our expanding automatic safety cover business, growth opportunities in the Sand States and our improved cost structure should support another year of market outperformance.
On behalf of our Board of Directors and the entire Latham team, thank you for your continued support.

2026 Annual Meeting of Stockholders
Details regarding the business to be conducted at the 2026 Annual Meeting of Stockholders and admission thereto are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. Your vote is important. Whether or not you plan to attend the 2026 Annual Meeting of Stockholders in person, we hope you will vote by Internet, telephone or mail as soon as possible to ensure your vote is recorded promptly. Please carefully review the instructions on each of your voting options described in the accompanying proxy statement, as well as in the accompanying Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card you received in the mail. Thank you for your ongoing support of and continued interest in Latham Group, Inc. We look forward to your participation at our Annual Meeting.
Sincerely,

Sean Gadd	James E. Cline
President and Chief Executive Officer	Chair of the Board

Latham, New York
March 20, 2026

Latham Group, Inc. Notice of Annual Meeting of Stockholders to be held April 30, 2026
Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Latham Group, Inc., a Delaware corporation, will be held on Thursday, April 30, 2026, at 8:00 a.m. Eastern Daylight Time at The Adelphi Hotel, 365 Broadway, Saratoga Springs, NY 12866 to conduct the following items of business.

Proposal		Board Recommendation	Proposal Discussion
1
The election of three Class II directors named in the accompanying proxy statement, each to serve for a three-year term and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.
		FOR each nominee	Page 8
2	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	Page 36
3
The approval of an amendment to the
Latham Group, Inc. 2021 Omnibus Equity Incentive Plan, as amended, to increase by 3,400,000 shares the number of shares of Common Stock that may be issued pursuant to awards granted under such plan.
		FOR	Page 60

We will also consider and act upon such other business as may be properly brought before the Annual Meeting, although we have not received notice of any other matters that may be properly presented at our Annual Meeting.
Stockholders of record at the close of business on March 3, 2026 are entitled to notice of, and to vote at, our Annual Meeting and any adjournment or postponement thereof.
If you are a record holder, you may vote using one of the following methods. If you are a beneficial owner, you may vote using one of the methods listed on your voting instruction card.

At the Meeting	Internet	By Phone	By Mail
Attend in person to vote during the Annual Meeting	www.proxyvote.com	1-800-690-6903	Request a printed copy of the proxy materials and complete, sign and return your proxy card or voting instruction card

We encourage you to vote promptly to ensure your vote is represented at our Annual Meeting and that we have a quorum, regardless of whether you plan to attend in person. Voting in advance does not deprive you of your right to attend our Annual Meeting in person and to change your vote during our Annual Meeting.
By order of our Board of Directors,
Patrick M. Sheller
Secretary
Latham, New York
March 20, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2026
The Notice of the 2026 Annual Meeting, the accompanying proxy statement for the 2026 Annual Meeting and our annual report to stockholders for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

In this proxy statement, unless otherwise indicated or the context otherwise requires, references to the “Company,” “Latham,” “we,” “us” and “our” refer to Latham Group, Inc. Latham Group, Inc. is a holding company that does not conduct any business operations and therefore references to our operations and financial performance include Latham Group, Inc. and its consolidated subsidiaries.

Peer Group Utilized for Benchmarking in 2025	51
Offer Letters and Severance Plan	51
Initial 2026 Compensation Determinations	52
Named Executive Officer Compensation Tables	53
Summary Compensation Table for 2025 and 2024	53
Narrative Disclosure to Summary Compensation Table for 2025 and 2024	54
Outstanding Equity Awards as of December 31, 2025	56
Potential Payments upon Termination of Employment or Change in Control	58
Proposal Three: Amendment to the 2021 Omnibus Equity Incentive Plan	60
Certain Relationships and Related Party Transactions	74
Security Ownership of Certain Beneficial Owners and Management	77
Questions and Answers	79
Delinquent Section 16(a) Reports	85
Forward-Looking Statements	85
Where You Can Find More Information	85
Annual Report	86
Other Matters	86
Appendix A: Second Amendment to Latham Group 2021 Omnibus Equity Incentive Plan	A-1
Appendix B: Latham Group 2021 Omnibus Equity Incentive Plan (Prior to Amendment)	B-1
Non-GAAP Financial Measures. This Proxy Statement, including the preceding letter to stockholders, includes references to non-GAAP financial measures that exclude the impact of certain amounts. For definitions, supplemental information and reconciliations to the most directly comparable GAAP financial measures, see our Annual Report.

2026 Proxy Statement i

Proxy Summary
This proxy statement is furnished to stockholders of Latham Group, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our board of directors (our “Board”) for use at our 2026 Annual Meeting of Stockholders to be held on Thursday, April 30, 2026 (the “Annual Meeting”), and at any adjournment or postponement thereof.
We are making this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2025 (the “Annual Report”) available to our stockholders electronically via the Internet at www.proxyvote.com. On or about March 20, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and vote online or by telephone.
This proxy summary highlights information contained elsewhere in this proxy statement for our Annual Meeting. This proxy summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the 2025 operational and financial performance of Latham, you should review our Annual Report.
Business Overview
Latham Group, Inc., headquartered in Latham, New York, is the largest designer, manufacturer and marketer of in-ground residential swimming pools in North America, Australia, and New Zealand. With an operating history that spans over 65 years, we offer the industry’s broadest portfolio of pools and related products, including fiberglass pools, packaged pools, pool liners and automatic and winter safety pool covers. We hold the #1 position in North America in every product category in which we compete. We believe that we are the most sought-after brand in the pool industry and the only pool company that has established a direct relationship with the homeowner. We are Latham, The Pool Company™.
We have a heritage of innovation. In an industry that has traditionally marketed on a business-to-business basis (pool manufacturer to dealer), we pioneered the first “direct-to-homeowner” digital and social marketing strategy that has transformed the homeowner’s purchase journey. Through this marketing strategy, we are able to create demand for our pools and generate and provide high quality, purchase-ready consumer leads to our dealer partners.
Partnership with our dealers is integral to our collective success, and we have enjoyed long-tenured relationships averaging over 15 years. We support our dealer network with business development tools, co-branded marketing programs and in-house training, as well as an operations platform consisting of approximately 1,804 full-time employees across approximately 30 locations as of December 31, 2025. The full resources of the Company are dedicated to designing and manufacturing high-quality pool products with the homeowner in mind, and positioning ourselves as a value-added partner to our dealers.
Proposal One—Election of Class II Directors

Board Recommendation	Required Vote
FOR each nominee	Plurality of votes cast

Our Board currently consists of nine directors. Following a review of the individual and aggregate qualifications, attributes, skills and experience of Board members, our Board has re-nominated the three Class II directors for election at our Annual Meeting. Our Board believes that the director nominees will continue to collectively serve in the best interests of stockholders and the Company and assist our Board to fulfill its significant oversight role.

2026 Proxy Statement 1

Proxy Summary
Each of the Class II director nominees will serve a three-year term and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

Name and Age	Director Since	Independent	Primary or Most Recent Occupation	Current Board Committee(s)
Frank J. Dellaquila 69	2024	Yes	Service as Board Director / Manager; Former Senior Executive Vice President and Chief Financial Officer of Emerson Electric Co.	Audit (Chair)
Sean Gadd(1) 53	2026	No	President and Chief Executive Officer, Latham	None
William M. Pruellage 52	2020	Yes	Managing Partner, Pamplona	Compensation

(1)	Mr. Gadd was appointed to our Board, effective as of January 5, 2026, in connection with his appointment as our President and Chief Executive Officer.
Qualifications, Attributes, Skills and Experience of our Directors
The following table sets forth a summary of key qualifications, attributes, skills and experience that our current directors contribute to our Board.

Number of Directors
Strategic Growth and M&A Experience	9
Senior Leadership or Management Experience	8
Finance or Accounting Experience	6
Marketing and Brand Management Expertise	6
Manufacturing and Supply Chain Experience	6
International Business Operations Experience	6
Consumer Products Expertise	5
Human Capital Management Expertise	5
Other Public Company Service	5
Risk Management and Compliance Expertise	3
Digital Transformations, Technology or Cybersecurity Expertise	1

2 2026 Proxy Statement

Proxy Summary
Compensation Governance
See “Named Executive Officer Compensation” for a detailed discussion of our compensation program and determinations for our named executive officers in 2025. The following table sets forth a summary of key compensation governance matters for our current program.

What We Do	What We Don’t Do

•
Our independent Compensation Committee retains and actively engages with an independent compensation consultant
•
We annually use recent peer group and/or executive compensation survey data as a factor to establish target annual compensation
•
Our 2021 Omnibus Plan aligns with stockholder interests and incorporates certain governance best practices (see Proposal Three)
•
We only utilize and apply rigorous, objective financial goals to our incentive programs to align with our business strategy and our stockholders, and utilize an objective adjustment policy
•
Annual equity awards of time-based restricted stock units (“RSUs”) and performance stock units (“PSUs”) represent a majority of the target annual compensation, with long-term vesting
•
Our incentive programs each have a fixed payout cap of 200% of target
•
We have an equity grant policy to pre-establish timing of grants
•
We apply Clawback Policies for incentive compensation to our executive officers, including a Dodd-Frank compliant policy and a policy to address calculation errors
•
We apply stock ownership guidelines to our named executive officers and non-employee directors
•
We conduct a comprehensive compensation risk assessment annually
•
We conduct an annual talent and succession plan review of our executive officers and critical talent

•
No single-trigger vesting of equity awards upon change-in-control
•
No hedging or pledging of our securities, and no using derivatives
•
No tax gross-ups upon change-in-control or severance
•
No guaranteed bonuses, except new hire or severance agreements, and no one-time equity awards, except new hires
•
No significant perquisites, supplemental benefits, pension plans or defined benefit plans
•
No repricing/replacing underwater stock options and SARs

2026 Proxy Statement 3

Proxy Summary
2025 Compensation Program
The compensation program for our named executive officers is designed to attract, motivate and retain qualified employees and to provide them incentives to achieve or exceed the Company’s annual operational, financial and strategic goals and to increase long-term stockholder value. The 2025 compensation program for named executive officers consisted of a base salary, an annual cash bonus opportunity, and annual equity awards (consisting of RSUs and PSUs). To further align our compensation program with stockholder interests, a substantial percentage of our 2025 annual equity awards consisted of PSUs.
Based on Company performance for 2025, our former Chief Executive Officer’s compensation was determined as follows:
•	He earned 87.6% of his target annual cash bonus based on aggregate achievement of Net Sales (50% weighting) and Adjusted EBITDA margin percentage (50% weighting).
•
He earned 87.9% of the first tranche of his target PSUs based on the Adjusted EBITDA performance measure in 2025; the earned PSUs will vest on July 5, 2026 in accordance with the Rajeski Separation and Consulting Agreement (as defined below). See “Named Executive Officer Compensation Tables—Narrative Disclosure to Summary Compensation Tables for 2025 and 2024—Rajeski Separation and Consulting Agreement” below for additional information.

Key Corporate Governance Highlights
Our Board has taken a reasonable, measured approach in implementing our corporate governance policies and practices.

Our Board recognizes the importance of evolving our corporate governance practices as we become a mature publicly traded company. By no later than our 2028 annual meeting of stockholders, which is seven years following our initial public offering, our Board is committed to effectuate:

• Fully independent standing Committees (Audit, Compensation, and Nominating and Corporate Governance)—currently satisfied
• A plurality plus resignation policy for uncontested director elections

4 2026 Proxy Statement

Proxy Summary
Key elements of our current governance are set forth below.

•
Independent, non-executive Chair of Board
•
Eight of nine independent directors, and fully independent Audit, Compensation and Nominating and Corporate Governance Committees
•
Regular executive sessions of non-management directors, and at least an annual executive session of independent directors
•
Annual Board and Committee self-evaluations
•
Significant strategy and risk oversight by Board and Committees
•
Director onboarding and continuing director education
•
Annual review of Committee charters and key governance policies

•
A director retirement provision in our Corporate Governance Guidelines, prohibiting nomination to a new term after age 75 (subject to limited waiver)
•
Active oversight of cybersecurity, data privacy and related risk mitigation activities, human capital management and sustainability initiatives and related public reporting
•
Highly committed Board, including significant participation and director attendance at Board and Committee meetings
•
Management and director succession planning
•
No dual classes of Common Stock (i.e., no unequal voting rights)
•
No poison pill
•
No director overboarding
•
No hedging, short sales or pledging regarding our securities, and no using derivatives

On April 27, 2021, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Pamplona Capital Partners V, L.P., an investment fund (the “Pamplona Fund”) managed by affiliates of Pamplona Capital Management, LLC (together with its respective subsidiaries and affiliates, “Pamplona”), and Wynnchurch Capital Partners IV, L.P. (“Wynnchurch IV”) and WC Partners Executive IV, L.P. (“WC Executive”) (collectively, the “Wynnchurch Funds”), managed by affiliates of Wynnchurch Capital, L.P. (“Wynnchurch Capital,” and together with its respective subsidiaries and affiliates, “Wynnchurch”). The Stockholders’ Agreement grants Pamplona the right to nominate to our Board a number of designees on a sliding scale depending on Pamplona’s affiliates’ ownership of shares of the Company’s Common Stock, par value $0.0001 per share (our “Common Stock” or “shares of Common Stock”). Mr. Dellaquila, Mr. Laven, Mr. Pratt and Mr. Pruellage are the current designees of Pamplona under the Stockholders’ Agreement. Wynnchurch had certain director nomination rights, which they waived beginning in July 2022. For more information, see “Certain Relationships and Related Party Transactions—Stockholders’ Agreement.” References to our “Principal Stockholders” in this proxy statement refer to the Pamplona Fund, managed by Pamplona, and the Wynnchurch Funds, managed by Wynnchurch.
Sustainability
As a leading global manufacturer of in-ground swimming pools, our ambition is to lead the way towards a more sustainable future for our industry. We continue to work with independent consultants to assess and enhance our sustainability performance, benchmark our efforts against industry peers, establish a comprehensive strategy to manage sustainability risks and opportunities and publish an annual Sustainability Report. See “—Board of Directors and Corporate Governance—Oversight of Sustainability.”

2026 Proxy Statement 5

Proxy Summary
Proposal Two—Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2026

Board Recommendation	Required Vote
FOR	Majority of the voting power present in person or represented by proxy and entitled to vote

Our Board is seeking stockholder support to ratify the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for 2026. Our Audit Committee has continued its engagement with Deloitte & Touche since 2020.

Our Audit Committee has reappointed Deloitte & Touche as the Company’s independent registered public accounting firm for the year ending December 31, 2026, including based upon the following factors:
• Efficiencies of continued engagement
• Audit effectiveness
• Expertise and industry knowledge
• External data on audit quality and performance
• Reasonableness of fees
• Communication
• Ratification proposal had strong support at the Company’s 2025 annual meeting

6 2026 Proxy Statement

Proxy Summary
Proposal Three—Amendment to the Latham Group, Inc. 2021 Omnibus Equity Incentive Plan

Board Recommendation	Required Vote
FOR	Majority of the voting power present in person or represented by proxy and entitled to vote

Our Board is asking our stockholders to approve an amendment (the “Amendment”) to the Latham Group, Inc. 2021 Omnibus Equity Incentive Plan, as amended (the “2021 Omnibus Equity Plan”). The 2021 Omnibus Equity Plan was initially adopted by our Board on April 12, 2021 and our stockholders on April 13, 2021, prior to the consummation of our IPO on April 27, 2021. It was subsequently amended on May 2, 2023 following approval by our stockholders at our 2023 annual meeting of stockholders, which amendment provided for an increase in the available shares as well as further enhancements to the compensation and governance best practices included therein.
We use awards under the 2021 Omnibus Equity Plan to attract and retain employees, ensure that our compensation program provides appropriate incentives to motivate our key employees, officers and non-employee directors to contribute to our long-term performance and growth, develop a culture of ownership, and align further the interests of participants and our stockholders. Stockholder approval of the Amendment will permit us to continue to grant equity compensation awards to our key employees, officers and non-employee directors in furtherance of this philosophy.
Our Board has determined that it is in the best interests of us and our stockholders to approve the Amendment, which includes an increase by 3,400,000 shares of the number of shares of Common Stock that may be issued pursuant to awards.
As of the record date, we had 2,868,643 shares of our Common Stock remaining available for issuance for awards under the 2021 Omnibus Equity Plan.

Our Compensation Committee is recommending the approval of the Amendment for the following reasons:
• Critical Importance of Equity Awards to Our Long-Term Business Strategy, Including Employee Recruitment and Retention in a Competitive Market
• Historical Usage and Effectiveness of Prior Equity Grants Strongly Impacted by Macroeconomic Conditions and Stock Price Volatility
• We Did Not Utilize Customary Methods to Avoid or Limit Stockholder Approval of Share Pool Increases
• Our Compensation Committee is Committed to Evolving our Annual Equity Program
• A Reasonable Number of Shares Will Be Added to the 2021 Omnibus Equity Plan
• The 2021 Omnibus Equity Plan Includes Significant Compensation and Governance Best Practices

2026 Proxy Statement 7

Proposal One: Election of Class II Directors
General
At our Annual Meeting, our stockholders will vote to elect the three Class II director nominees named in this proxy statement. Class II directors elected at our Annual Meeting will serve for three-year terms until our annual meeting of stockholders to be held in 2029 and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.
Based on its beneficial ownership of our Common Stock as of the record date, Pamplona has the right to designate four directors to our Board.
Class II Directors—Nominees for Election at our Annual Meeting
Our Board nominated Frank J. Dellaquila, Sean Gadd and William M. Pruellage for election to our Board as Class II directors at our Annual Meeting. These nominees were recommended by our Nominating and Corporate Governance Committee and approved for nomination by our Board, each in accordance with our established process for evaluating candidates to serve on our Board. Mr. Dellaquila and Mr. Pruellage are director designees of Pamplona.
Our Nominating and Corporate Governance Committee recommended the appointment of the three director nominees after considering each of their backgrounds, qualifications and professional experience. See “Board of Directors and Corporate Governance—Qualifications, Attributes, Skills and Experience of our Directors”, and “—Identifying and Evaluating Candidates for Director” for additional information thereon.
Each of Messrs. Dellaquila, Gadd and Pruellage currently serve on our Board, has consented to be named in this proxy statement and has agreed to serve, if elected. There are no family relationships among the director nominees or between them and any of our executive officers or continuing directors.
The following sets forth the biographical information regarding our Class II director nominees, including the experience, qualifications, attributes and skills that led our Board to conclude that each director should continue to serve on our Board.

Name and Age	Director Since	Independent	Primary or Most Recent Occupation	Current Board Committee(s)
Frank J. Dellaquila 69	2024	Yes	Service as Board Director / Manager; Former Senior Executive Vice President and Chief Financial Officer of Emerson Electric Co.	Audit (Chair)
Sean Gadd(1) 53	2026	No	President and Chief Executive Officer, Latham	None
William M. Pruellage 52	2020	Yes	Managing Partner, Pamplona	Compensation

(1)	Mr. Gadd was appointed to our Board, effective as of January 5, 2026, in connection with his appointment as our President and Chief Executive Officer.

8 2026 Proxy Statement

Proposal One: Election of Class II Directors

Frank J. Dellaquila Age: 69 Director Since: 2024 Committee Memberships: • Audit, Chair
Frank J. Dellaquila became a member of our Board in October 2024. Mr. Dellaquila served as the Senior Executive Vice President and Chief Financial Officer of Emerson Electric Co. (NYSE: EMR) (“Emerson”), a global technology and software company with a leading automation portfolio from November 2016 through May 2023. Mr. Dellaquila joined Emerson in 1991, and held several positions of increasing responsibility, including Corporate Vice President and Treasurer from 1991 to 2000, Senior Vice President and Chief Financial Officer of Emerson Motor Company from 2000 to 2004, Senior Vice President, Acquisitions and Development from 2004 to 2009, Senior Vice President and Chief Financial Officer from 2009 to 2012, and Executive Vice President and Chief Financial Officer from 2012 to 2016. Previously, Mr. Dellaquila served in various financial analyst and treasury roles of several global companies from 1978 to 1991. Mr. Dellaquila has served on the board of directors of Reliance, Inc. (NYSE: RS), a leading global diversified metal solutions provider, since October 2021 and also serves as chair of the audit committee. He has also served as a director and member of the finance committee of FM, Inc. (formerly known as FM Global Insurance Co.), a privately held mutual insurance company, since December 2022. Mr. Dellaquila previously served on the board of directors and as a member of the finance and audit committees of Aptiv PLC (NYSE: APTV), a global technology company, from December 2017 to April 2020. Mr. Dellaquila holds a Bachelor of Science degree in accounting from Fordham University College of Business Administration and a Master of Business Administration degree in finance from Columbia University Graduate School of Business.

We believe Mr. Dellaquila is qualified to serve as a member of our Board because of his significant financial, corporate development and accounting roles over 45 years, including 14 years of service as the chief financial officer of a large global public company, and his experience of serving on boards and audit committees of multiple public and private companies. Our Board also determined his significant finance and accounting expertise qualifies him as an “audit committee financial expert” under SEC rules.

Sean Gadd President and Chief Executive Officer Age: 53 Director Since: 2026
Sean Gadd has served as President and Chief Executive Officer of our wholly-owned subsidiary, Latham Pool Products and as our Chief Executive Officer and Director since January 2026. Prior to that, Mr. Gadd served as President of North America of James Hardie Building Products, Inc. (“James Hardie”), a subsidiary of James Hardie Industries plc (NYSE/ASX: JHX) from January 2022 to December 2025. Mr. Gadd joined James Hardie in 2004, and held several positions of increasing responsibility in the United States and Australia, including Corporate Vice President and Treasurer from 1991 to 2000, Senior Vice President and Chief Financial Officer of Emerson Motor Company from 2000 to 2004, Senior Vice President, Acquisitions and Development from 2004 to 2009, Senior Vice President and Chief Financial Officer from 2009 to 2012, and Executive Vice President and Chief Financial Officer from 2012 to 2016. Prior to James Hardie, Mr. Gadd served in various engineering and plant operations roles of increasing responsibility for companies based in Australia. Mr. Gadd holds a Bachelor of Engineering degree from The University of South Wales, and a Master of Business Administration degree from The Australian Graduate School of Management.

We believe Mr. Gadd is qualified to serve as a member of our Board because of his extensive leadership experience, demonstrated success in driving strategic growth, and his insight into corporate matters as our Chief Executive Officer.

2026 Proxy Statement 9

Proposal One: Election of Class II Directors

William M. Pruellage Age: 52 Director Since: 2020 Committee Memberships: • Compensation
William M. Pruellage became a member of the board of directors of Latham Pool Products in December 2018 and of our Board in December 2020. Mr. Pruellage joined Pamplona in 2014 and has served as Managing Partner since 2018. Prior to Pamplona, Mr. Pruellage was the Co-President of Castle Harlan, Inc., where he was employed since 1997. Prior to that, Mr. Pruellage was a mergers and acquisitions banker at Merrill Lynch. During his time at Pamplona, Mr. Pruellage has served on the board of directors of several companies, including Loparex, a global manufacturer of engineered films and release liners, BFG Supply, a national distributor of consumables, greenhouse durables, and technical equipment to the green industry, CSC ServiceWorks, Inc., a provider of commercial laundry services and air vending solutions, BakeMark, a manufacturer of baking ingredients, Veritext, a diversified legal services provider, nThrive, a payment solutions provider for the healthcare industry, and Lumos Networks (Nasdaq: LMOS), a broadband internet provider. Prior to Pamplona, Mr. Pruellage served on the board of directors of numerous companies, including Exterran (NYSE: EXTN), an oil and gas company, Ames True Temper, a manufacturer of garden products, GoldStar Foods, a food distributor, Pretium Packaging, a plastics manufacturer, Securus, a prison communications firm, RathGibson, a manufacturer of tubing and pipe, Baker & Taylor, a book distributor, Verdugt Specialty Chemicals, a chemicals company, Anchor Drilling Fluids, a drilling fluids company, and Universal Compression (NYSE: UCO), a provider of natural gas compression equipment and services. Mr. Pruellage holds a Bachelor of Science, summa cum laude, in Finance and International Business from Georgetown University.

We believe Mr. Pruellage is qualified to serve as a member of our Board because of his extensive investment management experience and because of his experience serving on the boards of multiple companies, including public companies.

If any nominee becomes unable or unwilling to serve between the date of this proxy statement and our Annual Meeting, which we do not anticipate, then our Board may designate a new nominee. In that case, the persons named as proxies on the attached proxy card will vote for that substitute nominee (unless the proxies were previously instructed to withhold votes for the nominee who has become unable or unwilling to serve). Alternatively, our Board may reduce its size.

Our Board recommends that our stockholders vote “FOR” the election of each of the nominated Class II directors

10 2026 Proxy Statement

Board of Directors and Corporate Governance
Board of Directors
Our Board currently consists of nine members and is divided into three classes. The members of each class serve staggered, three-year terms. At each annual meeting, our stockholders will be requested to elect the successors to one class of our directors for three-year terms. Each of our directors serves as a director until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.
The authorized number of directors may be increased or decreased by our Board in accordance with our certificate of incorporation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.
See “Certain Relationships and Related Party Transactions—Stockholders’ Agreement” for information regarding director nomination and other rights currently held by Pamplona.
See “Proposal One: Election of Class II Directors” for biographical information on our Class II directors. The following sets forth biographical information regarding our Class III and I directors, including the experience, qualifications, attributes and skills that led our Board to conclude that each director should continue to serve on our Board.
Class III Directors—Term Expiring at the 2027 Annual Meeting

Name and Age	Director Since	Independent	Primary or Most Recent Occupation	Current Board Committee(s)
Suzan Morno-Wade 58	2021	Yes	Former Chief Human Resources Officer, Xerox; Executive Vice President of Xerox Holdings Corporation	Compensation (Chair)
Brian Pratt 31	2023	Yes	Vice President, Pamplona Capital Management, LLC	Nominating and Corporate Governance
Jeffrey T. Jackson 60	2025	Yes	Chief Executive Officer, Cabinetworks Group, Inc.	Audit

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Suzan Morno-Wade Age: 58 Director Since: 2021 Committee Membership: • Compensation, Chair
Suzan Morno-Wade became a member of our Board in March 2021. Ms. Morno-Wade is a seasoned C-suite Executive and Board Director with a robust human capital and finance background. Ms. Morno-Wade serves as the Chair of the Compensation Committee and formerly served on the Audit Committee, where she partnered with management and fellow directors to guide the Company through IPO readiness and its transition to public-company governance. Ms. Morno-Wade also serves as an Independent Director and Chair of the Compensation and Leadership Development Committee of Veritiv Holdings Inc., a leading provider of packaging, print, and facility solutions. In addition, she serves as a Board Advisor to several early-stage healthcare technology companies, including SmirkHealth, Parentaly, and Wellist, where she supports growth-stage strategy, consumer product development, and stakeholder engagement. Previously, Ms. Morno-Wade served as Executive Vice President and as Chief Human Resources Officer (“CHRO”) of Xerox Holdings Corporation (NASDAQ: XRX), a global print and document products and services company from November 2018 to April 2024, where she oversaw human resources, executive and employee communications, security operations, payroll and philanthropy. Throughout her career, Ms. Morno-Wade has worked across a broad spectrum of Fortune 500 companies in industries including technology, industrial and consumer goods, and oil and gas. Ms. Morno-Wade obtained a Bachelor of Science degree from the University of Illinois and a Financial Management Program certificate from General Electric Company. In 2024, she achieved a directorship certification from the National Association of Corporate Directors.

We believe Ms. Morno-Wade is qualified to serve as a member of our Board because she is a seasoned global executive with a proven record of strengthening enterprise performance through leadership, culture, and talent—capabilities that align closely with Latham’s strategic priorities. As CHRO of a publicly traded company operating in more than 100 countries, she has led complex organizational transformations, overseen CEO and C-suite succession planning, and supported companies through periods of strategic inflection and shareholder engagement. She is recognized by CEOs and Boards as a trusted advisor with deep experience in governance, leadership continuity, and workforce strategy. Her ability to align human capital with business priorities has consistently enhanced organizational resilience, employee engagement, and long-term value creation.

Brian Pratt Age: 31 Director Since: 2023 Committee Membership: • Nominating and Corporate Governance
Brian Pratt became a member of our Board in March 2023. Mr. Pratt is a Vice President of Pamplona Capital Management LLC, having joined the firm in March 2019. Since 2019, Mr. Pratt has worked closely with our Board and Company management on financial, operational and transactional matters. Mr. Pratt serves on the board of several other companies, including BFG Supply, a national distributor of consumables, greenhouse durables, and technical equipment to the green industry, CSC ServiceWorks, Inc., a provider of commercial laundry services and air vending solutions, Loparex, a global manufacturer of engineered films and release liners, and Savista, an end-to-end revenue cycle management business. Prior to joining Pamplona, Mr. Pratt worked in the investment banking division at Barclays from 2017 to February 2019. Mr. Pratt holds a Bachelor of Science in Political Science from Yale University.

We believe Mr. Pratt is qualified to serve as a member of our Board because of his financial and acquisition skills and experience and strategic and consumer products knowledge.

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Jeffrey T. Jackson Age: 60 Director Since: 2025 Committee Membership: • Audit
Jeffrey T. Jackson became a member of our Board in August 2025. Since May 2024, Mr. Jackson has served as the Chief Executive Officer of Cabinetworks Group, Inc., the country’s largest privately-owned cabinet manufacturer. Prior to Cabinetworks Group, Mr. Jackson served as the President and Chief Executive Officer of PGT Innovations, Inc. (NYSE: PGT), a manufacturer of windows, doors and garage doors, from January 2018 to May 2024, and held various other roles at PGT Innovations since 2005, including Chief Financial Officer from 2005 to 2014, and Chief Operating Officer from 2014 to 2018. Prior to PGT Innovations, Mr. Jackson held various executive management roles with companies such as The Hershey Company (NYSE: HSY), a global confectionary leader, Mrs. Smith’s Bakeries, a leading frozen dessert company and business unit of Flowers Foods, Inc. (NYSE: FLO), the Coca-Cola Company (NYSE: KO), a total beverage company with products sold in more than 200 countries and territories, and KPMG LLP (formerly known as KPMG Peat Marwick LLP), a global network of professional firms providing audit, tax and advisory services. Since January 2024, Mr. Jackson has served as a director, member of the audit committee and as chair of the compensation committee of Smith Douglas Homes Corp. (NYSE: SDHC), a nationally ranked home builder, and as a director and a member of the compensation committee of Astec Industries, Inc. (NASDAQ: ASTE), a manufacturer of specialized equipment for asphalt road building, aggregate processing, and concrete production. Mr. Jackson holds a Bachelor of Business Administration from the University of West Georgia and is a Certified Public Accountant in Georgia.

We believe Mr. Jackson is qualified to serve as a member of our Board because of his extensive senior leadership and manufacturing and supply chain experience, his significant financial and accounting roles, as well as his experience of serving on the boards and audit committees of several public and private companies. Our Board also determined his significant finance and accounting expertise qualifies him as an “audit committee financial expert” under SEC rules.

Class I Directors—Term Expiring at the 2028 Annual Meeting

Name and Age	Director Since	Independent	Primary or Most Recent Occupation	Current Board Committee(s)
James E. Cline* 74	2020	Yes	Former President and Chief Executive Officer, Trex Company, Inc.	Audit Compensation
DeLu Jackson 53	2023	Yes	Managing Partner, The CMO Whisperer	Nominating and Corporate Governance
Mark P. Laven** 72	2020	Yes	Former President and Chief Executive Officer, Latham Pool Products	Nominating and Corporate Governance (Chair)

*	Chair of the Board of Directors
**	Vice Chair of the Board of Directors

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Board of Directors and Corporate Governance

James E. Cline Chair of the Board Age: 74 Director Since: 2020 Committee Memberships: • Audit • Compensation
James E. Cline became a member of the board of directors of Latham Pool Products in March 2019 and of our Board in December 2020. Mr. Cline became the Chair of our Board on December 14, 2020. Since 2020, Mr. Cline has served as chair of the board of Trex Company, Inc. (NYSE: TREX) (“Trex”), a manufacturer of outdoor living products. From 2015 to 2020, Mr. Cline served as President and Chief Executive Officer and a member of the board of directors of Trex. From 2013 to 2020, he was the Senior Vice President and Chief Financial Officer of Trex. From 2008 to 2013, Mr. Cline served as Vice President and Chief Financial Officer of Trex. Prior to Trex, Mr. Cline served as the President of Harsco GasServ, a subsidiary of Harsco Corporation, a manufacturer of containment and control equipment for the global gas industry, from 2005 to 2007 and was the Vice President and Controller for Harsco GasServ from 1994 to 2005. In connection with the purchase of Harsco GasServ by Taylor-Wharton International LLC, which was owned by Windpoint Partners Company, Mr. Cline served as a consultant to the buyers in 2008 by providing transition management and financial services. Mr. Cline served in various capacities with the Huffy Corporation from 1976 to 1994, including as Director of Finance of its True Temper Hardware subsidiary, a manufacturer of lawn care and construction products. Mr. Cline holds a Bachelor of Science in Business Administration degree in accounting from Bowling Green State University.

We believe Mr. Cline is qualified to serve as a member of our Board because of his experience as a member of the board of directors of Latham Pool Products, his extensive leadership experience and extensive experience in the consumer products industry, including for a public company. Our Board also determined his significant finance and accounting expertise qualifies him as an “audit committee financial expert” under SEC rules.

DeLu Jackson Age: 53 Director Since: 2023 Committee Memberships: • Nominating and Corporate Governance
DeLu Jackson became a member of our Board in March 2023. Since January 2026, Mr. Jackson has served as the Managing Partner of The CMO Whisperer. From September 2021 to September 2025, Mr. Jackson served as Executive Vice President and Chief Marketing Officer of ADT Inc. (NYSE: ADT), a leader in smart home and small business security. From August 2017 until September 2021, Mr. Jackson was Vice President—Head of Marketing and Digital at Conagra Brands, Inc. (NYSE: CAG), a leading branded food company. Before joining Conagra Brands, he served in senior digital and marketing roles for domestic and international brands, including Kellogg Company, McDonald’s Corporation, Nissan Motor Co., Ltd, Audi of America and Subaru of America. Mr. Jackson also serves on the board of directors of Brag House Inc. (an esports platform), the Western Golf Association and the Chicago Public Library Foundation. Mr. Jackson holds an MBA from NYU Stern School of Business and a BA in Politics from Princeton University.

We believe Mr. Jackson is qualified to serve as a member of our Board because of his experience as a public company executive, his expertise in digital and marketing strategy and knowledge of consumer products.

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Mark P. Laven Vice Chair of the Board Age: 72 Director Since: 2020 Committee Membership: • Nominating and Corporate Governance, Chair
Mark P. Laven became a member of the board of directors of Latham Pool Products in December 2001 and a member of our Board in December 2020. Mr. Laven became the Vice Chair of our Board on December 14, 2020. From December 2001 to October 2017, Mr. Laven served as President and Chief Executive Officer of Latham Pool Products, and he served as Chair of Latham Pool Products until December 14, 2020. From 2004 to 2008, he was a member of the board of the Association of Pool Spa Professionals, a national trade association. Mr. Laven holds a Bachelor of Science degree in Business Administration from Ithaca College.

We believe Mr. Laven is qualified to serve as a member of our Board because of his experience building and leading our business for over 19 years, his insight into corporate matters as former Chair of Latham Pool Products’ board of directors and the previous President and Chief Executive Officer, and his extensive leadership experience in the pool industry.

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Qualifications, Attributes, Skills and Experience of our Directors
The following table sets forth a summary of additional key qualifications, attributes, skills and experience that our current directors contribute to our Board to ensure our Board fulfills its oversight role and responsibilities, in the context of the operations and strategy of our business and the long-term interests of stockholders.

Number of Directors
Strategic Growth and M&A Experience. Directors who have strategic growth and M&A experience provide valuable insight into our efforts to maintain and grow our market leadership across product categories, including through strategic investments and acquisitions that require significant integration efforts, as well as our organic growth through investments in research and development, technology, manufacturing capacity and other capital expenditures.	9
Senior Leadership or Management Experience. Directors who have served in senior leadership positions can provide perspective in enterprise leadership, business strategy, risk identification and mitigation, and day-to-day execution of important operational, organizational, and policy activities.	8
Finance or Accounting Experience. Directors that have detailed knowledge of accounting regulations, accounting and financial reporting processes (including internal controls), and capital markets and financing transactions can oversee our public company reporting and related internal controls, as well as provide guidance on operations, budgeting, cash flows, liquidity and stakeholder engagement.	6
Marketing and Brand Management Expertise. Directors with marketing and brand management expertise can provide guidance as our senior leadership team seeks to increase brand awareness, address the competitive landscape and expand our market share throughout various economic cycles, and our unique industry approach with consumers.	6
Manufacturing and Supply Chain Experience. We have significant manufacturing operations and a global supply chain, and directors with related experience can provide oversight of related activities, from obtaining the global supply of raw materials, mass production of our products, inventory management, transportation and distribution, product and worker safety and sustainability.	6
International Business Operations Experience. Directors with international business operations experience can provide useful business, regulatory and cultural perspective regarding global operations and understand the unique risks of international operations.	6
Consumer Products Expertise. We are a consumer products company that markets to individual consumers, and therefore directors with such expertise can understand consumer demand and have unique insights on related opportunities and risks related to this sector.	5
Human Capital Management Expertise. Directors with expertise in human capital management bring important perspectives on strategies to attract, motivate and retain qualified executives and other employees, train and support our workforce, cultivate new talent and promote our corporate culture.	5
Other Public Company Service. Directors that have led a public company as an executive or served as a director have expertise on corporate governance, audit, compensation, public reporting, stockholder engagement, and other matters unique to public companies and understand how to assist management in an oversight capacity.	5
Risk Management and Compliance Expertise. Directors who have risk management and compliance expertise can provide experience, strategic advice and oversight to our senior leadership team in establishing an appropriate compliance program and in identifying, assessing, addressing and mitigating enterprise risks.	3
Digital Transformations, Technology or Cybersecurity Expertise. Directors with digital transformation expertise are relevant to our multi-year enterprise resource planning implementation. Further, as a technology-focused consumer brand, directors with technology or cybersecurity expertise can oversee our significant technology investments and assist in overseeing our management of customer data and understanding the practical implications of implementing a cybersecurity program for a global company.	1

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Identifying and Evaluating Candidates for Director
Subject to the terms of the Stockholders’ Agreement, our Nominating and Corporate Governance Committee has, as one of its responsibilities, the recommendation of director candidates to our Board. Nominees for directorship are identified by our Nominating and Corporate Governance Committee in accordance with the criteria set forth below and any other criteria that may be identified by our Board or a committee of our Board, if appropriate, and in accordance with the procedures set forth in our Nominating and Corporate Governance Committee’s charter. Our Nominating and Corporate Governance Committee considers recommendations of director candidates from a range of sources, provided any recommendations are validly made in accordance with our governance documents and applicable law, and the Nominating and Corporate Governance Committee does not evaluate director candidates differently based on the source of the recommendation. From time to time, our Nominating and Corporate Governance Committee may also retain third-party search firms to identify, provide information on and evaluate suitable potential director candidates. Our Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise, as discussed above, with a reputation for integrity. Our Nominating and Corporate Governance Committee’s assessment of a potential candidate will include an individual’s independence, as well as consideration of skills and experience, in the context of the needs of the Company.
In addition to the key qualifications, attributes, skills and experience noted above, the minimum core criteria assessed by our Nominating and Corporate Governance Committee when evaluating a candidate for director include:
•
Ensuring No Director Overboarding. No director should serve on more than three other public company boards. No member of our Audit Committee should serve on more than two other public company audit committees. No director who is an executive officer of another public company should serve on more than one other public company board, aside from the board of his/her own company. Directors should advise the Chair of our Board and the chair of our Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or audit committee or to assume the chair or lead independent director position on another public company board.

•
Financial Literacy. Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.

•	Character. Directors should be persons of good character and thus should possess all of the following personal characteristics:
•	Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;
•	Accountability: Directors should be willing to be accountable for their decisions as directors;
•	Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;
•	Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;
•	High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;
•	Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and

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Board of Directors and Corporate Governance
•	Courage: Directors should possess the courage to express views openly, even in the face of opposition.
•
Expectations. Each director will be expected to: dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties; comply with the duties and responsibilities set forth herein and in the Amended and Restated Bylaws of the Company; comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation, subject to the provisions set forth in the Company’s governing documents; and adhere to the Company’s Code of Conduct and Business Ethics, including, but not limited to, the policies on conflicts of interest expressed therein and any other Company policies that apply to directors.

Director Independence
Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Our Board reviews director independence in accordance with the applicable rules of Nasdaq, based on the recommendation of our Nominating and Corporate Governance Committee. The independence rules include a series of objective tests, including that a director has not been employed by us within the last three years and has not engaged in various types of business dealings with us. In addition, our Board must make the subjective determination as to each independent director that no relationship exists which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Board Majority of Independent Directors, with Independent Committees
Our Board has determined that each of James E. Cline, Frank J. Dellaquila, DeLu Jackson, Jeffrey T. Jackson, Mark P. Laven, Suzan Morno-Wade, Brian Pratt and William M. Pruellage are independent directors under Nasdaq rules. Our Board further has determined that each member of our Audit Committee and our Compensation Committee qualifies as independent under the additional independence rules established by the U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq for service on such Committees.
Board Roles and Responsibilities
As outlined in our Corporate Governance Guidelines and further discussed below, our Board is elected by stockholders to provide oversight and strategic guidance to management. The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its stockholders. In discharging that obligation, directors are entitled to rely on the honesty and integrity of the Company’s officers, employees, outside advisors and independent auditors. Our Board selects and oversees management, to whom our Board delegates the authority and responsibility for the conduct of the day-to-day operations of the business. Our Board utilizes a strategic planning process to establish objectives and goals for the Company, taking into account the opportunities and risks of the Company’s business and affairs. Our Board reviews, approves and modifies as appropriate the strategies proposed by management to achieve such objectives and goals.
Board Leadership
Our Board is led by our independent Chair, Mr. Cline, who has served in this capacity since December 2020 and is the former President and Chief Executive Officer of Trex. We believe this current leadership structure allows for Mr. Gadd, our President and Chief Executive Officer, to focus on executing the Company’s strategy and policies adopted by our Board and to lead and manage the

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Company’s day-to-day operations and performance. Our Corporate Governance Guidelines provide that if the Company is not a controlled company and if our Chair of the Board is not an independent director, then our Board will appoint a Lead Director that is independent and such person will have many of the same responsibilities of our independent Chair.
The Company benefits from Mr. Cline’s significant leadership experience and accumulated expertise in the consumer products industry and specifically the outdoor living category. Mr. Cline’s roles, powers and responsibilities in serving as Chair of the Board include the matters set forth below.

Board Meeting Planning
• Establishes the agenda for Board meetings, in consultation with management and other directors, to ensure our Board focuses on critical oversight matters.
• Reviews and approves Board and Committee meeting materials, and reviews other information periodically provided to directors.
• Reviews meeting schedules to assure that there is sufficient time to discuss agenda matters, and that key advisors and employees are involved as appropriate.
• Has authority to call special meetings of our Board or independent directors.
Communications
• Serves as a liaison between management and our Board.
• Communicates on behalf of our Board, including with significant stockholders, as appropriate.
• Establishes a relationship with management built on trust to provide support, guidance and feedback while respecting executive roles and responsibilities.
Board Function
• Presides at meetings of our Board and executive sessions of the independent directors.
• Helps to ensure our Board is effective and efficient.
• Advises management of our Board’s information needs and follows up with feedback on Board meeting discussions.
• Supports the roles and responsibilities of Committee Chairs.
• Promotes key principles of corporate governance.

Further, our independent Board leadership is enhanced by the deep engagement and critical insights provided by our eight independent directors. In addition, we have a fully independent Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that provide significant oversight of key Board functions.
Board Committees
Our Board committees include our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each Committee operates under a written charter approved by our Board, which the applicable Committee and our Board review annually. Each charter is available under the Governance tab on our Investor Relations website, at https://ir.lathampool.com/. Our Committees are currently comprised entirely of independent directors.
See “Certain Relationships and Related Party Transactions—Stockholders’ Agreement” for information regarding Committee nomination and other rights currently held by Pamplona.

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Our Nominating and Corporate Governance Committee recommends and our Board appoints our Committee members and Chairs. The following table provides membership as of the record date and meeting information for 2025 for each of these Committees. Mr. Gadd does not serve on any standing committees of our Board.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James E. Cline, Chair of Board	X	X	—
Frank J. Dellaquila	C	—	—
DeLu Jackson	—	—	X
Jeffrey T. Jackson(1)	X	—	—
Mark P. Laven, Vice Chair of Board	—	—	C
Suzan Morno-Wade	—	C	—
Brian Pratt	—	—	X
William M. Pruellage	—	X	—
Total meetings in 2025	4	5	4

C = Committee Chair; X = Member
(1)
Mr. Jeffrey T. Jackson was appointed to our Audit Committee upon his appointment to our Board on August 5, 2025. Mr. DeLu Jackson served as a member of our Audit Committee until Mr. Jeffrey T. Jackson’s appointment to our Board and Audit Committee on August 5, 2025.

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Audit Committee
Our Audit Committee assists our Board by providing independent, objective oversight of our auditing, accounting and financial reporting activities. The principal duties and responsibilities of our Audit Committee are set forth below.

•
Oversee and monitor our financial reporting and accounting processes and related internal control system, including monitoring the effectiveness of internal control over financial reporting and disclosure controls and procedures.

• Oversee and monitor the quality and integrity of our financial statements, including reviewing reports filed or furnished to the SEC that include our financial statements or results.

•
Sole and direct responsibility to oversee and assess the independence, qualifications, retention, scope, performance and compensation of our independent registered public accounting firm, including its audit of our financial statements.

• Oversee and monitor the performance, appointment and retention of our internal audit function.
• Discuss, oversee and monitor our major financial risk exposures, as well as our policies with respect to risk assessment and risk management.
• Oversee and monitor our compliance with significant legal and regulatory matters relevant to our financial reporting and internal controls, as well our corporate compliance and ethics program.
• Prepare the annual Audit Committee report to be included in our annual proxy statement, as well as review other related disclosures in such proxy statement or other SEC filing.

Our Audit Committee has the authority to retain counsel and other advisors to fulfill its responsibilities and duties. Our Audit Committee may also form and delegate authority to subcommittees, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements.
Our Board has determined that each of James E. Cline, Frank J. Dellaquila and Jeffrey T. Jackson qualifies as an “audit committee financial expert” and that each member of our Audit Committee has sufficient knowledge in reading and understanding financial statements.
Our Audit Committee charter also provides that an Audit Committee member may not simultaneously serve on more than two other audit committees of public companies unless our Board determines that such service would not impair the ability of such person to effectively serve on our Audit Committee. No Audit Committee member currently serves on more than two other audit committees of public companies.
See “Report of our Audit Committee,” “Other Audit Committee Matters,” and “Proposal Two: Ratification of the Appointment of Deloitte & Touche as our Independent Registered Public Accounting Firm for 2026” for additional information regarding Audit Committee activities.

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Board of Directors and Corporate Governance
Compensation Committee
Our Compensation Committee is responsible for overseeing the compensation of our Chief Executive Officer and other executive officers, and for oversight of our incentive compensation and equity-based plans. The principal duties and responsibilities of our Compensation Committee are set forth below.

•
Review and approve goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, the evaluation of the Chief Executive Officer’s and other executive officers’ performance of such goals and objectives, and the determination and approval of compensation based on such evaluation. Such compensation review includes base salary, bonus, equity awards, perquisites and other material benefits.

• Review and approve any employment, severance, change-in-control or similar agreements with any executive officer.
• Review and approve, or make recommendations to our Board regarding our compensation philosophy, strategy, policies and programs applicable to our executive officers.
• Review and approve the appropriate peer group and other survey data utilized to benchmark or evaluate executive compensation and benefits, if any.

•
Review, approve and monitor our incentive compensation plans and equity-based plans, including approval of financial and other performance targets applicable to our executive officers, and any incentive or equity-based grants made to our executive officers; provided, that the Compensation Committee will not oversee any non-equity based incentive plans for non-executive officers, unless it so elects in its discretion.

•
Sole and direct responsibility to oversee and assess the independence, qualifications, retention, scope, performance and compensation of our Compensation Committee’s independent compensation consultant.

• Review and make recommendations to our Board regarding compensation of non-employee directors.
• Develop, review and recommend to our Board a succession plan for the Chief Executive Officer and other executive officers for both contingent and long-term leadership planning.
• Review, and recommend to our Board, one or more clawback policies and monitor compliance and recoveries, if any.

•
Review compensation- and human capital management-related disclosures in our annual proxy statement or other SEC filings, and review Company and stockholder proposals related to compensation matters.

• Review and approve any Stock Ownership Guideline and monitor compliance with such guidelines.

•
Review, at least on an annual basis, an assessment of whether the risks arising from our compensation policies and practices for all employees encourage excessive risk-taking or are reasonably likely to have a material adverse effect on the Company, and to evaluate compensation practices and programs that could mitigate compensation risks generally.

• Oversee the development and effectiveness of our human capital management practices, policies and strategies.

Our Compensation Committee may form and delegate authority to subcommittees, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements.
Our Board has determined that each member of our Compensation Committee qualifies as a non-employee director under applicable rules and regulations of the SEC.

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Role of Independent Compensation Consultant and Management
Our Compensation Committee has the authority to retain counsel and other advisors to fulfill its responsibilities and duties. In connection with the engagement of such advisors generally, our Compensation Committee reviews the independence of such advisor, based on factors specified by Nasdaq, and other factors it deems appropriate, and specifically with respect to any compensation consultant, any actual or potential conflicts of interest.
Our Compensation Committee determined to re-engage Pearl Meyer & Partners, LLC, its independent compensation consultant since 2020. Upon engagement, and consistent with historical practice, our Compensation Committee worked with management to determine Pearl Meyer’s responsibilities and direct its work product for 2025, although our Compensation Committee was responsible for formal approval of the work plan. Pearl Meyer performed no other services for us for 2025, and our Compensation Committee determined there were no conflicts of interest raised by the work of Pearl Meyer for 2025.
Our Compensation Committee also regularly receives input from management, including our Chief Executive Officer, our General Counsel and our Chief Human Resources Officer, with respect to the Company’s executive compensation program and other human capital matters.
See “Named Executive Officer Compensation” and “Named Executive Officer Compensation Tables” for further information on the activities of our Compensation Committee, Pearl Meyer and management regarding the consideration and determination of named executive officer compensation in 2025, and “Director Compensation” for further information on the activities of our Compensation Committee and Pearl Meyer regarding our 2025 non-employee director compensation program.

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Board of Directors and Corporate Governance
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee identifies and recommends director nominees to our Board for election, develops and recommends to our Board the Corporate Governance Guidelines and other key governance policies, and oversees Board and Committee self-evaluations. The principal duties and responsibilities of our Nominating and Corporate Governance Committee are set forth below.

• Develop and recommend to the Board for approval the criteria for membership on the Board.
• Identify and evaluate candidates qualified to become directors of the Company (including any candidates nominated or recommended by stockholders), consistent with criteria approved by our Board.

•
Recommend to our Board nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on our Committees.

• Recommend to our Board candidates to fill vacancies and newly created directorships on our Board.
• Evaluate and make recommendations to the Board regarding the independence of directors and director candidates.
• Evaluate and make recommendations to the Board regarding director succession planning matters.
• Review and make recommendations to our Board regarding the size, composition, leadership, organization and responsibilities of our Board and Committees.

•
Develop, review and assess annually the adequacy of our Corporate Governance Guidelines and other key governance principles and guidelines, recommend to our Board any changes deemed appropriate, and monitor or administer such policies as appropriate.

• Oversee the self-evaluation of our Board and Committees.
• Oversight of sustainability strategy, initiatives, policies, reporting and related activities.
• Oversee director onboarding and continuing education programs.
• Review director and governance-related disclosures in our annual proxy statement or other SEC filing.

Our Nominating and Corporate Governance Committee has the authority to retain counsel and other advisors to fulfill its responsibilities and duties. Our Nominating and Corporate Governance Committee may also form and delegate authority to subcommittees, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements.
See “—Qualifications, Attributes, Skills and Experience of our Directors” and “—Identifying and Evaluating Candidates for Director” for a description of the experience, mix of skills and other criteria that our Nominating and Corporate Governance Committee considers in the director nomination process or to fill vacancies or newly created directorships.
See “Questions and Answers—When are stockholder proposals due for next year’s annual meeting of the stockholders?” for information for stockholders to present timely notice of stockholder proposals and director nominations. See also our Amended and Restated Bylaws for additional information required to nominate candidates for election as directors or to bring other business before an annual stockholder meeting.

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Meetings of Our Board
Our Board and Committees meet throughout the year generally on a set schedule, and also hold special meetings and act by written consent as appropriate. Our Board held six meetings during 2025. Our non-management directors hold regularly scheduled executive sessions, which generally occur around regularly scheduled meetings of our Board. The independent directors also meet in executive session at least annually.
All directors are expected to attend all of the meetings of our Board and our Board committees on which they serve. During 2025, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of our Board and each Committee of which such director was a member. Each director also is encouraged and expected to attend the Company’s annual meeting. All of our current directors who were then serving on our Board attended the 2025 annual meeting.
Board’s Role in Risk Oversight
Our Board and Committees have a significant role in overseeing management’s activities regarding risk identification, risk management and risk mitigation. While each Committee is responsible for specific matters, our Board is informed regularly through Committee reports about material activities and discussions. Our Board and Committees also regularly meet to discuss these matters in executive session with their independent advisors and other advisors, as well as with certain members of management. Set forth below is a non-exhaustive list of key risk topics that are subject to Board and Committee oversight.

Board

•
General risks, including reputational, crisis management and employee safety
•
Management’s annual business plan and budget, and long-term strategic and industry considerations
•
Operations (including key marketing activities and dealer/distribution matters)
•
Liquidity, capital resources, capital expenditures, cash management and related material transactions (including securities and financing transactions)
•
Emerging technologies and innovation, including material research and development activities
•
Strategic acquisitions, mergers, investments and divestitures
•
Crisis management

•
Cybersecurity, data privacy matters and related risk mitigation activities
•
Critical out-of-the-ordinary course matters, such as macroeconomic and weather conditions, catastrophic events, and supply chain challenges
•
Implementation of our enterprise resource planning system
•
Human capital management, including talent acquisition, retention and turnover, director compensation, employee safety, culture, talent development and training, and engagement and inclusion
•
Stockholder engagement
•
Product quality and safety

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Board of Directors and Corporate Governance

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

•
Major financial risk exposures and risk management policies
•
Audit of financial statements and primary SEC filings, and related disclosure controls and procedures
•
Internal audit function and related internal control system
•
Compliance, ethics, legal and regulatory matters, including whistleblower hotline reports
•
Related person transactions
•
Insurance

•
Compensation strategy and benchmarking, and stakeholder alignment
•
Executive officer compensation setting, structure, policies and programs
•
Executive officer performance and related corporate goals and objectives
•
Incentive plans, equity-based plans, and employment, severance and change-of-control agreements
•
Non-employee director compensation
•
Clawback Policies
•
Stock Ownership Guidelines
•
Executive officer succession planning and talent acquisition

•
Board membership criteria and evaluation
•
Size, composition and organization of our Board and Committees
•
Sustainability program, including strategy, initiatives, policies, reporting and related activities
•
Key corporate governance, policies, principles and guidelines
•
Annual self-evaluation process by Board and Committees
•
Succession planning for directors

Key Governance Policies
Our Board and management are committed to responsible corporate governance to ensure that we are managed in the best interests of our stockholders. Our Board periodically reviews and updates our key governance policies. Each policy below is available under the Governance tab on our Investor Relations website, at https://ir.lathampool.com/.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, director retirement, Board membership criteria, Board committee composition, and the reimbursement of fees and related travel and accommodation expenses for outside education programs pertaining to the directors’ responsibilities, as appropriate.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Conduct and Business Ethics, which is applicable to all directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. This policy addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws, safety and health, company records and confidentiality. To the extent required by SEC rules, we intend to disclose any amendments to our Code of Conduct and Business Ethics, and any waiver of a provision of the Code of Conduct and Business Ethics with respect to our principal executive officer,

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Board of Directors and Corporate Governance
principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website referred to above within four business days following any such amendment or waiver, or within any other period that may be required under SEC rules from time to time.
Securities Trading Policy; Prohibition on Hedging and Pledging of Company Securities
Our Board has adopted a Securities Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and other specified persons. Our Securities Trading Policy is designed to promote compliance with insider trading laws by informing, educating and creating reasonable processes to prevent the Company and its directors, officers, employees and other specified persons from insider trading violations and the appearance of any related improper conduct. The policy prohibits the trading of our securities on the basis of material nonpublic information, establishes regular blackout periods when directors, executive officers and other specified persons are prohibited from trading in our securities, and requires legal compliance for any insider trading plans intended to rely on the affirmative defense against insider trading liability in accordance with Rule 10b5-1 under the Exchange Act. Additionally, the policy specifically prohibits all directors, officers and other employees from speculating in our stock, including trading in options, warrants, puts and calls, or similar derivative securities, and selling our stock short. A copy of our Securities Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for 2025.
Our Corporate Governance Guidelines prohibit directors, executive officers and employees of the Company, and their designees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities whether such securities are (1) granted to the director, officer or employee by the Company as part of such director’s, officer’s or employee’s compensation; or (2) held, directly or indirectly, by the director, officer or employee.
Directors, executive officers and employees and their designees are prohibited from engaging in hedging transactions, such as purchasing securities of the Company on margin or pledge, or otherwise grant a security interest in, securities of the Company in margin accounts.
Evaluations of Our Board and Committees
Our Nominating and Corporate Governance Committee leads our annual self-evaluation program for our Board and Committees, including recommending the scope and the process. In 2025, members of our Board and each Committee completed a written questionnaire to evaluate and enhance such governing body’s culture, structure, process and effectiveness. At the request of our Nominating and Corporate Governance Committee, the General Counsel received all comments, analyzed the results and provided a summary to our Board. The Chair of the Board then led a Board discussion regarding such results and opportunities to improve the effectiveness of our Board and Committees. Action plans are developed to address key areas of improvement or enhancement areas, and progress is evaluated throughout the year.
Oversight of Sustainability
To achieve long-term success as a business, we realize we need to align our business strategy and prioritization with the expectations of our stakeholders and society at large. As a leading global manufacturer of in-ground swimming pools, our ambition is to lead our industry towards a more sustainable future.

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Board of Directors and Corporate Governance
In 2021, we completed Latham’s first materiality assessment, which identified the priority sustainability topics and actions that are most relevant to our business and our stakeholders. The result was a materiality matrix that identified the priority areas for our sustainability program:
•	Product Environmental Impact
•	Supply Chain Management
•	Quality and Safety
•	Talent Acquisition & Development
•	Health and Safety
•	Business Ethics and Compliance
We published our 2024 sustainability report in the fourth quarter of 2025, which highlighted our progress in each of the priority areas listed above, including:
•	Reduced our Scope 1 and 2 greenhouse gas emissions in relation to our 2022 baseline
•	Expanded our use of energy efficient lighting
•	Implemented further waste reduction measures in our production facilities and improved manufacturing efficiency to reduce environmental impact
•
Substantial improvement in employee safety as measured by a year-on-year reduction in reportable safety incidents, driven by capital investments in our manufacturing facilities to reduce injury risk and improve air quality and initiatives such as increased safety training

We intend to publish an annual sustainability report to update our stakeholders on our ongoing journey. See https://ir.lathampool.com/esg for more information.
Our Board views oversight and effective management of sustainability related risks and opportunities as essential to the Company’s ability to execute its strategy and achieve long-term sustainable growth. Our management team develops our sustainability strategy and related goals and policies through a sustainability working group, and our sustainability program is overseen by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee and sustainability working group are involved in policy planning and the coordination of corporate-wide sustainability efforts. The working group is a cross-functional team managing the day-to-day implementation of company initiatives and accountability for performance. Our Nominating and Corporate Governance Committee reviews the Company’s progress towards the achievement of its sustainability strategy and goals on a periodic basis.
Oversight of Human Capital Management
As of December 31, 2025, we had approximately 1,804 full-time employees. We believe we have satisfactory relations with our employees.
Our reputation for exceptional products, services and quality relies on the performance of our exceptional people, so we ensure that our team is rewarded, engaged and developed to build fulfilling careers. We provide competitive employee wages that are appropriate to employee positions, skill levels, experience, knowledge and geographic location, and additional rewards including incentive plans, bonus plans and achievement awards. In the United States, we offer our employees a market competitive array of health, welfare and retirement benefits, and for employees located outside the United States, we offer benefits that may vary from those offered to our U.S. employees due to customary local practices and statutory requirements. We benchmark our benefits plan annually to ensure our employee value proposition remains competitive and attractive to new talent. In all locations, we provide time off benefits, company-paid holidays, retirement benefits, wellness benefits, recognition programs and career development opportunities.

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Board of Directors and Corporate Governance
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. Our talented employees drive our purpose and mission and share core values that both stem from and define our culture, which plays an invaluable role in our execution at all levels in our organization. Our culture is based on shared core values which we believe contribute to our success and the continued growth of the organization. Our values recently have been updated to better define Latham’s culture of safety, passion, leadership, accountability, simplicity and heart (fun, wellness, diversity, community and environment). A third-party vendor conducts annual engagement surveys on our behalf. We have used the same survey process for eight consecutive years, and we are proud to see our engagement score increased in 2025 and remains at a high level based on our sustained employee engagement focus.
The health and safety of our people is a primary concern for us, so we have implemented a comprehensive health and safety program to manage workplace safety hazards and to protect employees. We provide regular training and competency development to verify and ensure compliance with health and safety procedures and regulations.
Employee Engagement
Employee engagement is a fundamental aspect of our culture. We are committed to creating a culture where employees feel supported, connected, and empowered to do their best work. Annually, we conduct an employee engagement survey to provide insight into the employee experience and to guide Latham in its continuous improvement efforts around culture. Our annual engagement survey results increased 8% from 2024 to 2025.
Latham’s policies and practices are designed to encourage and reinforce a respectful and exceptional workplace culture through the entire employee life cycle, including recruitment, compensation, benefits offerings and designs, employee development and training, promotions, internal mobility, and internal communications.
Talent Development and Training
We believe that learning and development is a strategic driver for the mutual success of our workforce and our dealers, and we encourage employees to steer their career development through learning. Learning programs for employees through the Latham Learning program include new hire onboarding and curriculum in key areas such as safety, products, sales, customer service and annual compliance training, including our Code of Conduct and Business Ethics, information and systems security and our Securities Trading Policy. Additional offerings include skills-based training, career pathing, professional certification training and tuition reimbursement for post-secondary education. External programs are offered to customers through Latham University and teach business management and planning, product safety and installation techniques. We believe these educational programs enhance Latham’s value to our dealers as a key partner in their success.
Health, Safety and Wellness
We have taken important action to reinforce that safety is one of our highest priorities, including setting the tone-at-the-top through safety-focused communications from our Chief Executive Officer, and other leaders throughout the organization. Our health and safety policies and practices include an employee training and competency development program to train, verify and encourage compliance with health and safety procedures and regulations annually. We monitor our total recordable incident rate monthly as part of our Operations Review. We review workplace injury and claims trends with our carriers monthly to identify areas of focus and opportunities for implementing new programs to protect our employees. Our Environmental, Health and Safety team, led by our Director of Environment Health Safety, is responsible for managing, auditing and executing unified, company-wide safety and compliance programs; working directly with site leadership and associates on safety awareness, reports and preventative measures; and reporting regularly to Executive Leadership. Employee

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Board of Directors and Corporate Governance
wellness is facilitated through the Human Resources organization and includes external vendor partnerships, wellness incentives, biometric screenings, onsite programs and supplemental resources through our Employee Assistance Program and employee health benefits providers which are highly accessible to our employees and their family members for holistic wellness services.
Succession Planning
Our Compensation Committee reviews a succession plan for the Company’s officers annually and reports on the plan and recommends any changes to our Board. Our Chief Executive Officer and Chief Human Resources Officer conduct a succession planning process as part of our talent development strategy, whereby we provide high potential employees with opportunities to prepare for advancement, such as through formal mentorships with senior leaders and/or members of the Board, external training, and interim or permanent assignments to roles with additional responsibilities. This ongoing program assures contingency and long-term key talent planning for executives, senior leadership and functional leaders throughout the Company.
Stockholder Engagement
Our Board and management value the opportunity to engage with our current and prospective stockholders to better understand their priorities, and to foster consistent and constructive dialogue. Throughout the year, our executive leadership and investor relations consultants engage with our stockholders at investor conferences and in private meetings to seek their input, to remain well-informed regarding their perspectives and help increase their understanding of our business and industry. Management also provides our Board with additional information regarding institutional voting and governance policies and trends in stakeholder issues. Our Board utilizes the information and feedback to inform key decisions and long-term strategy.
Communications with our Board
Stockholders and other interested parties desiring to communicate directly with the full Board, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Corporate Secretary, Latham Group, Inc., 787 Watervliet Shaker Road, Latham, NY 12110.
All communications that relate to accounting, internal accounting controls or auditing matters can be sent through https://lppi.compliancelinemcr.com/ and will be referred to the Chair of our Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.

30 2026 Proxy Statement

Director Compensation
Our non-employee director compensation program is intended to attract and retain non-employee directors and align the interests of our Board and stockholders. All employee directors and directors affiliated with our Principal Stockholders do not participate in such compensation program.
Each year, after reviewing peer group benchmarking data, market data and discussions with our independent compensation consultant, our Compensation Committee develops, and recommends for approval by the Board, proposed compensation for our non-employee directors. Our Compensation Committee reviewed benchmarking and market data in December 2024, and determined to continue the existing non-employee director compensation program in 2025 without change.
The following table sets forth the compensation program for non-employee directors in 2025.

2025 ($)
Annual Cash Retainers for Board Service
Chair of Our Board	125,000
Other non-employee directors	75,000
Annual Cash Retainers for Committee Chair Service
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	10,000
Annual Equity Retainers
Chair of Our Board	125,000
Other non-employee directors	95,000

The annual cash retainers for Board and Committee service are paid in quarterly installments and in arrears, subject to the director’s continued service as of such payment date. Directors who resign or retire from our Board while in good standing prior to the end of the relevant quarter are eligible to receive a pro rata payment for their service through their last date of service of the relevant quarter.
The annual equity retainers will be granted either in shares of restricted stock or RSUs, as determined annually by our Compensation Committee. In 2025, our Compensation Committee determined to grant RSUs. The grant value is divided by the grant date fair market value, which is equal to the closing price of our Common Stock on the grant date, to calculate the number of shares issued. The equity awards will vest on the first anniversary of the grant date, unless the director is removed for cause or voluntarily resigns prior to vesting.
The Company generally does not provide any perquisites to directors.
The 2021 Omnibus Equity Plan provides that the sum of any cash compensation for service as a director and the grant date fair value of all equity awards for service as a director will not exceed $750,000 in any calendar year.
In 2023, our Compensation Committee approved Stock Ownership Guidelines for executive officers and non-employee directors. Non-management directors are required to own qualifying Common Stock having a value of at least three times the annual cash retainer for Board service (excluding other

2026 Proxy Statement 31

Director Compensation
additional cash retainers). All persons covered by the guidelines are required to retain 50% of the qualifying Common Stock that vest pursuant to equity awards granted by the Company until the ownership level is met. All non-management directors of our Board are in compliance with our Stock Ownership Guidelines or are within the phase-in period for attaining their applicable minimum stock ownership threshold requirement. See “Named Executive Officer Compensation—Compensation Policies—Stock Ownership Guidelines” for additional information.
Director Compensation Table for 2025
The following table sets forth information regarding the compensation paid to, awarded to or earned by the members of our Board for services rendered in 2025. Mr. Rajeski, our former President, Chief Executive Officer and Class II director, is a named executive officer and did not receive any compensation for his director service in 2025, and his compensation is disclosed in the Summary Compensation Table for 2025 and 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
James E. Cline	125,000	125,000	250,000
Frank J. Dellaquila	75,000	94,999	169,999
DeLu Jackson	75,000	94,999	169,999
Jeffrey T. Jackson(3)	11,712	—	11,712
Mark P. Laven	85,000	94,999	179,999
Suzan Morno-Wade	90,000	94,999	184,999
Brian Pratt(4)	—	—	—
William M. Pruellage(4)	—	—	—

(1)
The amounts in this column represent the value of the annual cash Board and Committee retainers earned by directors in 2025. The cash retainers for the fourth quarter of 2025 were paid in January 2026.

(2)
The amounts reported in this column represent the grant date fair value of RSUs granted to each person in 2025 under the 2021 Omnibus Equity Plan. The grant date fair value of the RSUs is calculated as of the closing price of our Common Stock as quoted on Nasdaq on the grant date multiplied by the number of shares subject to the award. We do not pay fractional shares.

(3)	Mr. Jeffrey T. Jackson was appointed to our Board effective August 5, 2025.
(4)	Mr. Pratt and Mr. Pruellage, as employees of Pamplona, waived their respective rights to receive compensation as a non-employee director.
At December 31, 2025, the following directors held the following amount of RSUs: Mr. Cline, 22,124; Messrs. Dellaquila, D. Jackson and Laven, and Ms. Morno-Wade, 16,814.

32 2026 Proxy Statement

Report of our Audit Committee
Our Audit Committee’s purpose is to assist our Board in generally overseeing, among other things, the integrity of our financial reporting and internal control functions, to review our reports filed with or furnished to the SEC that include financial statements or results, to monitor compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control, and to appoint, retain, compensate, and oversee the scope of work and planned procedures of our independent registered public accounting firm, which is currently Deloitte & Touche. See “Other Audit Committee Matters” below for a description of our Audit Committee’s pre-approval policies regarding the services of Deloitte & Touche.
Our Audit Committee relies on the expertise and knowledge of management, members of our internal audit/risk function, and the independent registered public accounting firm in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. Deloitte & Touche, as our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and for expressing its opinion thereon.
Key Responsibilities
In fulfilling its oversight responsibilities regarding our financial statements for 2025, our Audit Committee:
•	Reviewed and discussed with management and Deloitte & Touche our unaudited quarterly financial statements included in Quarterly Reports on Form 10-Q filed with the SEC.
•	Periodically reviewed and discussed with management and Deloitte & Touche our earnings press releases, earnings guidance and the use of non-GAAP information.
•	Reviewed and discussed with Deloitte & Touche the overall scope of work and planned procedures for its audit for 2025.
•
Reviewed and discussed with management and Deloitte & Touche the audited consolidated financial statements, and Deloitte & Touche’s opinion thereon, included in the Annual Report on Form 10-K for 2025 filed with the SEC and the annual report to stockholders for 2025.

•
Evaluated our critical accounting policies and procedures and significant judgments and estimates, and changes in our accounting practices, principles, controls and methodologies, relating to our financial statements.

•	Reviewed with management and Deloitte & Touche the significant risks and exposures identified by management and the overall adequacy and effectiveness of our legal, regulatory and compliance programs.
•	Discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
•
Received the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the PCAOB regarding Deloitte & Touche’s communications with our Audit Committee concerning independence, and discussed with Deloitte & Touche its independence with respect to us, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services was compatible with its independence under current guidelines.

2026 Proxy Statement 33

Report of our Audit Committee
Recommendation of Our Audit Committee
Based on our Audit Committee’s review and discussions noted above, our Audit Committee recommended to our Board, and our Board approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for 2025, which was filed with the SEC on March 4, 2026. Our Audit Committee also appointed Deloitte & Touche as our independent registered public accounting firm for 2026.
Frank J. Dellaquila, Chair
James E. Cline
Jeffrey T. Jackson

34 2026 Proxy Statement

Other Audit Committee Matters
Pre-Approval Policy and Procedures
Our Audit Committee has the sole authority to review and pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm, or any other auditors as permitted by applicable law, as well as all related fees and other terms of engagement, to ensure the provision of these services do not impair such auditor’s independence. Our Audit Committee has considered the nature and amount of the fees billed by Deloitte & Touche and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Deloitte & Touche’s independence.
If a product or service arises that has not been pre-approved by our Audit Committee, our Audit Committee has delegated to the Chair of our Audit Committee the authority to consider and pre-approve any such product or service between regular meetings of our Audit Committee. Any interim approvals granted by the Chair of our Audit Committee are reported to our Audit Committee at its next regularly scheduled meeting.
Independent Registered Public Accounting Firm Fees and Services
The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of our consolidated financial statements, and fees billed for other services rendered by Deloitte & Touche, for 2025 and 2024.

	2025 ($)	2024 ($)
Audit fees(1)	925,000	1,027,000
Audit-related fees	—	—
Tax fees(2)	13,290	14,930
All other fees	—	—
Total fees	938,290	1,041,930

(1)
Audit fees in 2025 and 2024 included fees related to the annual audit of our financial statements, review of quarterly financial statements, and professional consultations with respect to accounting issues directly related to the financial statement audit.

(2)	Tax fees in 2025 and 2024 consisted of fees in connection with tax compliance and preparation relating to tax returns.

2026 Proxy Statement 35

Proposal Two: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2026
Our Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm.
Our Audit Committee conducted a competitive process to select an independent registered public accounting firm for 2020, and Deloitte & Touche was selected and appointed at such time. Our Audit Committee has continued its engagement with Deloitte & Touche since such appointment.
For the reasons noted below, our Audit Committee has reappointed Deloitte & Touche as our independent registered public accounting firm for 2026.
Support for Recommendation
In determining that retaining Deloitte & Touche for 2026 was in the best interests of us and our stockholders, our Audit Committee reviewed:
•	Efficiencies of continued engagement—Our Audit Committee, management and Deloitte & Touche have invested significant time, resources and money to ensure a successful transition and ongoing engagement.
•	Audit effectiveness—Deloitte & Touche’s performance on our audit and non-audit work for 2025 and management’s assessment of such performance.
•
Expertise and industry knowledge—Deloitte & Touche’s qualifications, independence, capabilities, and expertise, evident through its audit planning and reports, industry knowledge, resources and staffing, objectivity and professional skepticism.

•	External data on audit quality and performance—Results of recent PCAOB reports on Deloitte & Touche and peer firms and improvements made from period to period.
•
Reasonableness of fees—The terms of the audit engagement, including the reasonableness of audit and non-audit fees charged taking into account the breadth and complexity of services provided, as well as the efficiency achieved in performing such services.

•	Communication—The quality of Deloitte & Touche’s communications to and interactions with our Audit Committee at meetings and the Chair of our Audit Committee between meetings.
•
Ratification Proposal at 2025 annual meeting—At the 2025 annual meeting, over 99% of stockholder votes supported the ratification of the appointment of Deloitte & Touche to serve as the independent registered public accounting firm for 2025.

Advisory Vote
Our Audit Committee appoints our independent registered public accounting firm, and your ratification of the appointment of Deloitte & Touche is not necessary. However, our Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Deloitte & Touche, our Audit Committee may in its sole discretion terminate the engagement of Deloitte & Touche and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

36 2026 Proxy Statement

Proposal Two: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2025
Representatives of Deloitte & Touche will attend our Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from stockholders.

Our Board recommends that our stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026

2026 Proxy Statement 37

Executive Officers
The following table sets forth information with respect to our executive officers as of March 20, 2026.

Name	Age	Position(s)
Sean Gadd	53	Director, President and Chief Executive Officer
Sanjeev Bahl	55	Chief Operating Officer
Kaushal B. Dhruv	50	Chief Information Officer and Chief Information Security Officer
Oliver C. Gloe	51	Chief Financial Officer
Patrick M. Sheller	64	General Counsel and Secretary
Nikki Vaughan Maczko	62	Chief Human Resources Officer

See “Proposal One: Election of Class II Directors—Class II Directors—Nominees for Election at our Annual Meeting” for a description of the business experience of Sean Gadd.

Sanjeev Bahl Chief Operating Officer
Sanjeev Bahl was appointed as our Chief Operating Officer, effective in January 2022. Mr. Bahl has more than 20 years of experience in global operations, supply chain and procurement. Prior to joining us, Mr. Bahl served as Vice President of Global Operations at Newell Brands since 2019, where he was responsible for all aspects of multi-site, global operations including manufacturing, distribution, transportation, procurement, customer service, inventory management, complexity reduction & supplier quality. Prior to that, Mr. Bahl was Vice President of Global Procurement and Supply Chain at Danaher from 2015 to 2019. Mr. Bahl started his career as a consulting engineer at SPECS where he designed electrical systems for chemical processing plant projects and has since then served in leadership roles across a variety of companies including United Technologies, Stanley, Black & Decker and more. Mr. Bahl holds a Bachelor of Science degree in Electrical Engineering from Delhi College of Engineering, New Delhi, India and a Master of Business Administration degree from York University in Toronto, Canada.

Kaushal B. Dhruv Chief Information Officer and Chief Information Security Officer
Kaushal B. Dhruv has served as Chief Information Officer of Latham Pool Products since March 2020, as our Chief Information Officer since December 2020, and as our Chief Information Security Officer since October 2023. Prior to joining us, Mr. Dhruv served as a Director Technology Risk Management and Systems Integration at KPMG US, a global network of professional firms providing audit, tax and advisory services, from 2004 to 2020. As a C-Level Executive, Mr. Dhruv has over 25 years of experience in Information Technology, diversified across Consulting (Big 4) and corporate roles. Mr. Dhruv has an established track record of achieving exceptional results and leading world class IT organizations across Manufacturing, Government, Power Utilities, Telecommunications, Pharmaceuticals, HealthCare, Insurance and Financial/Banking Institutions. Mr. Dhruv holds a Master’s in Information Management degree from Syracuse University, a Master’s degree in Business Management from the Martin J. Whitman School of Management at Syracuse University, a Bachelor’s degree in Computer Engineering from the Pune Institute of Computer Technology, and a Diploma in electronics and telecommunications engineering from the University of Mumbai. He also is a certified project manager, certified information systems auditor, certified information systems security professional, certified in enterprise governance of IT, a certified cloud professional, a certified data privacy solutions professional and certified in risk information systems and controls.

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Executive Officers

Oliver C. Gloe Chief Financial Officer
Oliver C. Gloe has served as the Chief Financial Officer of the Company since November 2023, and served as the Vice President, Finance of the Company and Latham Pool Products, Inc. from October to November 2023. From May 2022 to March 2023, Mr. Gloe served as the Chief Financial Officer of the Outdoors & Security business unit of Fortune Brands Innovations (NYSE: FBIN), a home, security and commercial building products company. In such capacity, he led the financial operations of a $2.5 billion business, including refining and implementing its growth strategy, driving continuous improvement and developing the finance organization. Previously, from February 2020 to September 2021, Mr. Gloe was the Chief Financial Officer of the Global Operations business unit of Stanley Black & Decker (NYSE: SWK), a global manufacturer of tools and outdoor operating manufacturing facilities. In this role, Mr. Gloe was responsible for the transformation of global operations to improve customer focus, advance digitalization, increase return on invested capital and improve leverage of scale. From July 2013 to December 2020, Mr. Gloe held various finance roles at The Goodyear Tire & Rubber Company (Nasdaq: GT), a global tire manufacturing company, including as Vice President Finance, Americas from July 2018 to December 2020. Previously, Mr. Gloe served as Chief Financial Officer, Europe and Mediterranean, of General Cable, a global cable manufacturing company, from 2011 to 2013. From 2000 until 2011, Mr. Gloe held various finance and financial planning roles at Hexion Specialty Chemicals, a global producer of adhesives and coating materials. Mr. Gloe holds a Bachelor of Business Administration degree in finance from European University in Montreux, Switzerland and his Master of Business Administration degree in finance and international management from Thunderbird, American Graduate School of International Management in Phoenix, Arizona.

Patrick M. Sheller General Counsel and Secretary
Patrick M. Sheller has served as our General Counsel and Secretary since August 2022. Mr. Sheller is responsible for managing Latham’s legal and compliance function and for advising senior management and our Board on securities law, corporate governance, mergers and acquisitions, financing transactions, commercial contracts, antitrust, corporate compliance, litigation, intellectual property, labor and employment, and international matters. Prior to joining us, Mr. Sheller advised public companies on securities law and corporate governance matters as an independent consultant from October 2021 to August 2022. From July 2018 to September 2021, Mr. Sheller served as Executive Vice President, General Counsel and Chief Compliance Officer for Mauser Packaging Solutions, a multinational industrial container business. Mr. Sheller served as Senior Vice President, General Counsel & Secretary for Mead Johnson Nutrition Company (NYSE: MJN) from January 2015 until its acquisition by Reckitt Benckiser Group plc in June 2017 and served as General Counsel, Senior Vice President, Secretary & Chief Administrative Officer for Eastman Kodak Company (NYSE: KODK) from September 2011 until January 2015. During his 21-year career with Kodak, Mr. Sheller also served as Deputy General Counsel, Chief Compliance Officer, Division Counsel to the company’s former Health Group, Chief Antitrust Counsel, and International Counsel to the company’s European, African and Middle Eastern Region. He also held strategic planning and operating roles in Kodak’s former Health Care Information Systems business. Prior to joining Kodak, Mr. Sheller was engaged in private law practice with McKenna, Connor & Cuneo (now part of Dentons) in Washington, D.C. Mr. Sheller began his legal career with the Federal Trade Commission in Washington, D.C., serving as Attorney Advisor to the Chairman and as a Staff Attorney in the Commission’s Bureau of Competition. He earned his law degree from Albany Law School in Albany, New York and is a graduate of St. Lawrence University in Canton, N.Y.

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Executive Officers

Nikki Vaughan Maczko Chief Human Resources Officer
Nikki Vaughan Maczko has served as our Chief Human Resources Officer since May 2024. Over her 25-year career, Ms. Vaughan has served in a variety of human resources leadership roles with a demonstrated track-record of developing organizational and talent strategies. Prior to joining us, Ms. Vaughan was the Chief People Officer at Sedron Technologies, LLC, a manufacturer of specialized water and waste cleaning machines, where she focused on scalability and organizational development from April 2023 to May 2024. Ms. Vaughan previously served as the Senior Vice President of People in the Rental Solutions division of Aggreko Ltd, a global energy solutions business, where she led human resources practices for 2,700 employees across North America, Europe, and Australia from February 2017 to April 2022. Prior to Aggreko, Ms. Vaughan served as the Vice President of Human Resources in the Enterprise Services division of Hewlett-Packard Enterprise Company (NYSE: HPE), an enterprise information technology company, from January 2011 to January 2017. From June 1999 to December 2010, she also served in various roles of increasing responsibility, most recently as Global Human Resources Leader, at Hewitt Associates, Inc., a compensation consulting firm, which was acquired by Aon Corporation in 2010. Ms. Vaughan holds a Master of Business Administration degree from the University at Albany.

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Named Executive Officer Compensation
This section provides an overview of our compensation program for our Chief Executive Officer in 2025 and our other executive officers named below (our “named executive officers”). The compensation program for our named executive officers generally is consistent with the compensation program with other executive officers. Our Compensation Committee generally designs and administers the compensation program for our named executive officers and the other executive officers as a group.

Name	Title in 2025
Scott M. Rajeski(1)	President and Chief Executive Officer
Oliver C. Gloe	Chief Financial Officer
Sanjeev Bahl(2)	Chief Operating Officer

(1)
Mr. Rajeski retired as our President, Chief Executive Officer and as a Class II director of the Company on January 4, 2026. Mr. Rajeski was succeeded by Sean Gadd who was appointed as our President and Chief Executive Officer effective January 5, 2026.

(2)	Mr. Bahl was not a named executive officer in 2024, and therefore his compensation information prior to 2025 has been excluded.
Executive Summary
Compensation Philosophy
The compensation program for our named executive officers is designed to attract, motivate and retain qualified employees and to provide them incentives to achieve or exceed the Company’s annual operational, financial and strategic goals and to increase long-term stockholder value. Our Compensation Committee considers Company and individual performance, as well as competitive peer group compensation data, as key factors when setting compensation levels to reward achievement and reinforce accountability.
Business Conditions and Company Performance in 2025
Despite continued soft industry demand conditions leading to a market for U.S. pool starts that was down low- to mid-single-digit, the Company again outperformed the in-ground pool market in 2025 by increasing its leadership position in fiberglass pool sales. Our covers and liners product lines were also important contributors to full year net sales growth, based on increased adoption of autocovers, the benefits of our recent acquisitions, industry-leading lead-times, and the success of our Measure by Latham tool for liner and winter safety cover installation.
In addition, the Company expanded gross margin by 320 basis points in 2025, driven by higher volumes, our lean manufacturing and value engineering initiatives and accretive acquisitions of our former Coverstar value added reseller partners. Latham delivered net sales of $545.9 million in 2025, an increase of 7.4% from the prior year and Adjusted EBITDA of $99.8 million, a 24.4% increase from the prior year. The Company had net income of $11.1 million for the year.
As indicator of strong progress in the Company’s strategy to expand its presence in the important Sand States, we saw double digit growth in fiberglass pools in Florida, our initial target market. We are now represented in several Master Planned Communities in Florida and have established strategic partnerships with select custom homebuilders who are developing smaller-scale, high-end communities that will feature Latham fiberglass pools.

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Named Executive Officer Compensation
Latham ended 2025 with a strong cash balance of $71.0 million driven by net cash from operating activities of $63.4 million for the year.
2025 Compensation Elements
The 2025 compensation program for named executive officers consisted principally of a base salary, an annual cash bonus opportunity, and annual equity awards.
•
The annual cash bonus plan in 2025 utilized two components that are aligned with the Company’s focus on profitable growth: Net Sales (50% weighting) and Adjusted EBITDA margin percentage (50% weighting).

•
In 2025, the annual equity program consisted of RSUs and PSUs. The weighting of the components of the 2025 annual equity program were revised to be RSUs, 60% of grant value (from 70% in 2024), and target PSUs, 40% of grant value (from 30% in 2024).

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The following table sets forth additional information regarding the principal elements of the 2025 compensation program for named executive officers.

Element		Purpose	Key Features	Performance / Vesting Period
Short-Term	Base Salary	• Annual fixed cash compensation to attract, recruit and retain qualified employees	• Based on experience, responsibilities, market pay, anticipated performance growth, annual individual performance, internal pay equity and succession planning considerations	• Impacted by prior performance and future performance potential
	Annual Cash Bonus	• Annual cash incentive based on rigorous, objective financial criteria • Alignment with short-term operating performance and strategy
•
One plan for all participants based 100% on financial goals
•
Target annual bonus is 60%-100% of base salary
•
Performance metrics include Net Sales (50% weighting) and Adjusted EBITDA margin percentage (50% weighting), which aligned with our business strategy
•
Cap for earned bonus of 0-200% of target annual bonus based on actual performance
• Annual performance
Long-Term Annual equity awards with grant value ranging from 150%-250% of base salary	PSUs (40% of annual grant value for target PSUs)	• Fosters ownership culture, aligning long-term interests with stockholders • Motivates and rewards significant company performance • Reinforces retention
•
The use of PSUs aligned to our strategic plan, which focuses on percentage growth from actual performance in 2025
•
PSUs strike a balance between meeting and exceeding commitments, while considering market volatility
•
Performance metric is Adjusted EBITDA
•
Cap for earned PSUs of 0-200% of target based on actual performance
•
Three-year cliff vesting that is aligned with market practice
• PSUs are earned each year based on pre-established annual growth percentage targets. All shares vest three years after the grant date
	RSUs (60% of annual grant value)	• Fosters ownership culture, aligning long-term interests with stockholders • More limited upside value, and more protection on downside value	• Upon vesting, receive one share of Common Stock for each RSU • Grant value divided by grant date fair value (closing price on grant date) to calculate RSUs granted on grant date	• Four-year annual pro rata vesting, except three-year annual pro rata vesting for new hire grants

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Named Executive Officer Compensation
In addition, our named executive officers are each party to an offer letter with our subsidiary Latham Pool Products and participate in the Severance Plan. See “—Offer Letters and Severance Plan” below for a description of specified terms of employment and “Named Executive Officer Compensation Tables—Potential Payments upon Termination of Employment or Change in Control” for the terms of the Severance Plan.
2025 Target Annual Compensation
Our Chief Executive Officer’s target annual compensation in 2025 generally was consistent with 2024, including:
•	A base salary of $500,000 (which increased from $465,000 effective January 1, 2025).
•	A target annual cash bonus of 100% of base salary.
•	Target annual equity awards of 250% of base salary.

The target pay mix for our former Chief Executive Officer, Mr. Rajeski, in 2025 is set forth below, excluding benefits.	The average target pay mix for our other named executive officers in 2025 is set forth below, excluding benefits.

2025 Compensation Determinations
Base Salary
The annual base salary rates of our named executive officers for 2024 and 2025 are set forth below. The base salary changes in 2025 were effective January 1, 2025.

Name	2024 ($)	2025 ($)	Change in 2025 (%)
Scott M. Rajeski	465,000	500,000	7.5
Oliver C. Gloe	420,000	435,000	3.6
Sanjeev Bahl	N/A	385,000	N/A

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Annual Cash Bonus Plan
For 2025, our named executive officers were eligible to participate in our annual cash bonus plan, formally the Management Incentive Bonus Plan. The target annual bonuses are determined as a percentage of their base salaries averaged on a pro rata basis for the plan year. Our Compensation Committee determined not to change the target annual bonuses as a percentage of base salary, but the target dollar value of the opportunity was impacted by the base salary changes noted above on a pro rata basis.
The target annual bonus in 2024 and 2025, as a percentage of base salary and dollar value, for our named executive officers are set forth below.

	Target Annual Bonus
Name	2024 (as % of Base Salary)	2024 ($)	2025 (as % of Base Salary)	2025 ($)	Change in $ (%)
Scott M. Rajeski	100	465,000	100	500,000	7.5
Oliver C. Gloe	60	252,000	60	261,000	3.6
Sanjeev Bahl	N/A	N/A	60	231,000	N/A

For 2025, named executive officers were eligible to earn 0% to 200% of their respective target annual bonus based on Company Net Sales (50% weighting) and Adjusted EBITDA margin percentage (50% weighting) performance against the plan goals. See “Non-GAAP Performance Metrics in 2025 Annual Cash Bonus Plan and PSU Awards” below for definition and additional information on Adjusted EBITDA margin.
For 2025, our Compensation Committee approved the below payout scale for Net Sales and Adjusted EBITDA margin percentage, respectively. For actual performance between the specified levels, the percentage achievement and payout are determined on a linear interpolation basis.

	Weight (%)	Threshold (0% Payout)	Target (100% Payout)	Maximum (200% Payout)
Net Sales ($ millions)	50	516.4	550.0	605.0
Adjusted EBITDA Margin (%)	50	16.8%	18.2%	19.4

The Company’s 2025 Net Sales were $543.8 million, which corresponded to a payout of 81.6% of target, and Adjusted EBITDA margin of 18.1%, which corresponded to a payout of 93.5% of target, in each case, after excluding the impact of acquisitions and divestitures on Net Sales and Adjusted EBITDA margin in accordance with the Compensation Committee’s objective adjustment policy that applies to our incentive programs. In aggregate, based on the equal weighting of each component, each named executive officer received 87.6% of their target annual cash bonus. As a result, each of Messrs. Rajeski, Gloe and Bahl earned a 2025 annual cash bonus as follows:

Name	2025 Annual Cash Bonus ($)
Scott M. Rajeski(1)	438,000
Oliver C. Gloe	228,636
Sanjeev Bahl	202,356

(1)
In accordance with the Rajeski Separation and Consulting Agreement (as defined below), Mr. Rajeski remained eligible for his annual cash bonus under our 2025 annual cash bonus plan based on the actual performance of the Company. See “Named Executive Officer Compensation Tables—Narrative Disclosure to Summary Compensation Tables for 2025 and 2024—Rajeski Separation and Consulting Agreement” below for additional information.

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Named Executive Officer Compensation
2025 Annual Equity Awards
Our annual equity program for our named executive officers is subject to the 2021 Omnibus Equity Plan. The 2021 Omnibus Equity Plan includes provisions we believe are best practices for compensation and corporate governance purposes and align with our stockholders’ interests. See “Proposal Three—Amendment to the Latham Group, Inc. 2021 Omnibus Equity Incentive Plan.” Equity awards continue to represent a majority of our named executive officers’ target annual compensation. Our Compensation Committee, with advice from its independent compensation consultant, Pearl Meyer, regularly reviews our historical share usage and availability and considers such information in setting equity compensation levels. Our Compensation Committee administers and oversees our equity compensation practices to ensure they are reasonable, recognizing that equity awards dilute stockholder equity and must be used appropriately.
Historical Equity Award Programs. Since our initial public offering in April 2021, it has been the intent of our Compensation Committee to implement and maintain an annual equity program reflective of our growth as a public company, and to gradually phase in performance-based goals to our annual equity program. As a new public company, our 2021 and 2022 annual equity program consisted solely of time-based stock options. In 2023, the annual equity program consisted of RSUs (70% of grant value) and stock-settled SARs (30% of grant value). Our Compensation Committee sought to ensure that the 2023 equity awards would increase retention and retain economic value and therefore determined to allocate a significant portion of the annual equity program to RSUs. Our Compensation Committee also determined to provide some of the upside of stock options, but without some of the cash and tax challenges associated with stock option exercises, and therefore allocated a portion of the annual equity program to SARs. In furtherance of our Compensation Committee’s goal to increase the focus on performance-based goals, in 2024, it approved the first-time implementation of PSUs (30% of grant value) to replace stock-settled SARs, while continuing to utilize RSUs (70% of grant value) for each named executive officer. The PSUs vest after three years and are earned based on Adjusted EBITDA performance over a one year performance period, and the RSUs have annual pro rata vesting on the anniversary of the grant date over a four-year period.
2025 Equity Award Program. In 2025, the annual equity program consisted of RSUs and PSUs. In furtherance of our Compensation Committee’s goal to increase the focus on performance-based goals, in 2025, the weighting of the components of the 2025 annual equity program were revised to: RSUs, 60% of grant value (from 70% in 2024), and target PSUs, 40% of grant value (from 30% in 2024). The PSUs vest after three years and the RSUs have annual pro rata vesting on the anniversary of the grant date over a four-year period. Our PSU program continues to utilize an Adjusted EBITDA performance measure, however, the Adjusted EBITDA performance goals were revised in 2025 to utilize three equally weighted annual performance periods, with performance goals established for the first year in dollars and in the second and third years as a percentage of growth from actual performance in the prior year. Our 2024 PSU program was based on a single performance period and a one year performance period. Performance targets are established at the time of grant and remain fixed throughout the performance period. The dollar amount for the 2025 Adjusted EBITDA performance goal was based on the Company’s 2025 operating plan, while the percentage of growth targets for 2026 and 2027 relative to the prior year’s actual performance was established based on a combination of factors, including the Company’s long-term strategic plan and anticipated macroeconomic conditions.
In February 2025, our Compensation Committee approved the annual equity grants to the named executive officers. The RSUs and PSUs were granted as of March 7, 2025. The grant value for each named executive officer was based on a percentage of base salary. The grant values, as a percentage of base salary and dollar value, and RSUs and target PSUs granted to our named executive officers, in 2025 are set forth below.

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See “Non-GAAP Performance Metrics in 2025 Annual Cash Bonus Plan and PSU Awards” below for the definition and additional information on Adjusted EBITDA.

	Grant Value		RSUs (60% of grant value)		Target PSUs (40% of grant value)
Name	% of Base Salary	$	Grant Value $	#(1)	Grant Value $	#(2)
Scott M. Rajeski	250	1,250,000	750,000	102,320	500,000	22,737
Oliver C. Gloe	150	652,500	391,500	53,411	261,000	11,869
Sanjeev Bahl	150	577,500	346,500	47,272	231,000	10,505

(1)	The number of RSUs granted were determined by dividing the grant value by the grant date fair value, which was the closing price of our Common Stock on the grant date, March 7, 2025 ($7.33 per share).
(2)
The number of target PSUs shown in this column reflect one-third of the total 2025 target PSU grant value and correspond to the first tranche of target PSUs granted in 2025. The remaining two tranches of target PSUs will be granted in 2026 and 2027, respectively. The number of target PSUs granted were determined by dividing the grant value by the grant date fair value, which was the closing price of our Common Stock on the grant date, March 7, 2025 ($7.33 per share).

For the first tranche of PSUs granted in 2025, our Compensation Committee approved the below payout scale for Adjusted EBITDA. For actual performance between the specified levels, the percentage achievement and payout are determined on a linear interpolation basis.

	Weight (%)	Threshold (0% Payout) ($)	Target (100% Payout) ($)	Maximum (200% Payout) ($)
Adjusted EBITDA ($ millions)	100	86.5	100.0	117.5

The Company’s 2025 Adjusted EBITDA was $98.4 million, which corresponded to a payout of 87.9% of target after excluding the impact of acquisitions and divestitures on Adjusted EBITDA in accordance with the Compensation Committee’s objective adjustment policy that applies to our incentive programs. As a result, the number of shares earned pursuant to the first tranche of PSUs granted in March 2025 to each of Messrs. Rajeski, Gloe and Bahl based on the performance period ended as of December 31, 2025 was as follows:

Name	PSUs Earned (#)(1)
Scott M. Rajeski	19,986
Oliver C. Gloe	10,433
Sanjeev Bahl	9,234

(1)
The number of PSUs earned in this column reflect one-third of the total 2025 target PSU grant value and correspond to the first tranche of target PSUs granted in 2025. The remaining two tranches of target PSUs will be granted in 2026 and 2027, respectively.

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Named Executive Officer Compensation
Non-GAAP Performance Metrics in 2025 Annual Cash Bonus Plan and PSU Awards
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are key supplemental metrics used by management and our Board to assess our financial performance, and the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. We believe it is also used by analysts, investors and other interested parties to evaluate companies in our industry.
The Adjusted EBITDA margin performance goal under the 2025 annual cash bonus plan was defined as reflected in our Annual Report as a supplemental performance measure. Adjusted EBITDA is defined as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net (iii) income tax (benefit) expense, (iv) loss (gain) on sale and disposal of property and equipment, (v) restructuring charges, (vi) stock-based compensation expense, (vii) unrealized losses (gains) on foreign currency transactions, (viii) strategic initiative costs, (ix) acquisition and integration related costs, (x) loss on extinguishment of debt, (xi) underwriting fees related to offering of Common Stock, and (xii) unusual items beyond management’s ability to control, such as natural disasters, including as a result of weather events, geopolitical events, war, terrorism, public health issues or other catastrophic events.
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net Sales.
See our Annual Report for additional information on the use and utility of Adjusted EBITDA, as well as its limitations.
Limited Other Benefits and Perquisites
Our named executive officers are entitled to participate in our 401(k) plan on the same basis as our other eligible employees. The Company’s matching contributions for 401(k) plan participants is 50% of the first 6% contributed by the employee for a maximum employer match of 3%.
Compensation Policies and Practices
Executive Clawback Policies
Policy for the Recovery of Erroneously Awarded Compensation (Dodd-Frank Compliant Policy)
As required by the listing standards adopted by Nasdaq as a result of SEC rulemaking, our Board adopted a Policy for the Recovery of Erroneously Awarded Compensation. The policy provides that the Company must promptly recover specified incentive-based compensation that is received by our Section 16 officers on or after October 2, 2023, regardless of fault or misconduct, upon specified accounting restatements of the Company’s financial statements that resulted in such persons receiving an amount that exceeded the amount that would have been received if based on the restated financial statements. There are limited exceptions to the recovery requirement as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The subject compensation will be determined without regard to any net settlement of, or taxes paid or payable or withheld on, such compensation, but there will not be any duplicative recovery by the Company. As specified in the listing standards, the Company cannot indemnify, or pay or reimburse for insurance for, a Section 16 officer for recoveries under this policy.
The recovery period under the policy is three full years preceding the date our Board or Audit Committee concludes, or reasonably should have concluded, that an accounting restatement is required. If applicable, the Company will provide the current or former Section 16 officer with a written

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demand for repayment or return and the method thereof. If such repayment or return is not made when due, the policy provides that the Company will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person.
Amended and Restated Clawback Policy (Calculation Errors)
Following the adoption of the Policy for the Recovery of Erroneously Awarded Compensation, we amended our prior Clawback Policy solely to address circumstances where any cash-based and equity-based incentive compensation that is paid or awarded to executive officers was based on the incorrect calculation of performance metrics in any incentive compensation plan. The revised policy provides that our Compensation Committee or our Board has discretion to take appropriate action against an executive officer if it determines that any fraud, intentional misconduct, gross negligence or lack of sufficient oversight by such executive officer was a significant contributing factor to the Company having miscalculated one or more performance metrics used to determine incentive compensation that, if calculated correctly, would have resulted in reduced compensation payout.
If applicable, the Company is authorized to seek to recover from any applicable executive officer any cash-based or equity-based incentive compensation, including but not limited to annual or special performance-based bonuses and equity-based awards that were granted, issued, earned, paid or became vested or settled in the covered period and to prevent the recurrence of such activity to the fullest extent permitted by governing law. The subject compensation will be determined without regard to any net settlement of, or taxes paid or payable or withheld on, such compensation. The recovery period under the policy is three full years preceding the date the administrator concludes, or reasonably should have concluded, that the event occurred; provided, however, the recovery period and subject compensation exclude any incentive compensation granted, issued, earned, paid or that vested or settled prior to our initial public offering in April 2021.
2021 Omnibus Incentive Plan
As permitted by the 2021 Omnibus Equity Plan, our equity award agreements provide that our Compensation Committee may cancel an equity award if the participant, without our consent, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate while employed by, or otherwise providing services to, the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or a violation of the restrictive covenants set forth therein (including non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement) or any similar restrictive covenant agreement with the Company or any affiliate (after giving effect to any applicable cure period). In such event, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of the equity award, the sale or other transfer of the equity award, or the sale of shares of Common Stock acquired in respect of the equity award, and must promptly repay such amounts to the Company. If the participant receives any amount in excess of what the participant should have received under the terms of the equity award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by our Compensation Committee, then the participant must promptly repay any such excess amount to the Company.
Securities Trading Policy; Prohibition on Hedging and Pledging of Company Securities
Our Securities Trading Policy is designed to inform, educate and create reasonable processes to prevent the Company and its directors, officers, employees and other specified persons from insider trading violations and the appearance of any related improper conduct. Our Corporate Governance Guidelines prohibit directors, executive officers and employees of the Company, and their designees, from hedging or pledging our securities. See “Board of Directors and Corporate Governance—Key Governance Policies” for more information.

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Named Executive Officer Compensation
Stock Ownership Guidelines
Our Board believes that the executive leadership team and non-management directors of our Board should maintain a meaningful equity interest in the Company to promote the long-term interests of the Company, including the achievement of strategic goals, and further align our non-management directors and executive leadership team’s interests with stockholders. In 2023, our Compensation Committee approved Stock Ownership Guidelines that require our Chief Executive Officer to own qualifying Common Stock having a value equal to 300% of annual base salary, our other executive officers own qualifying Common Stock having a value equal to 100% of annual base salary, our controller to own qualifying Common Stock having a value equal to 50% of annual base salary, and our directors to own 300% of the annual cash retainer (excluding other additional cash retainers).
All persons covered by the guidelines are required to retain 50% of the net shares of qualifying Common Stock that vest pursuant to equity awards granted by the Company until the ownership level is met, as determined by the Company. Following compliance with the guidelines, a covered person can sell or transfer Common Stock only if such person would be in compliance with the guideline limitations following such transaction.
Shares included for compliance include shares of Common Stock held by such person and such person’s immediate family members (individually or jointly) or in a trust, partnership, LLC, a deferred compensation plan, a 401(k) plan or an employee stock purchase plan for the economic benefit of such person or immediate family members. In addition, the value of unvested restricted stock and RSUs and earned (but unvested) PSUs are included for compliance.
Our Compensation Committee is responsible for reviewing any non-compliance with these guidelines and has discretion to enforce the requirements and approve exceptions for specified matters. Compliance with the stock ownership requirement is computed annually as of fiscal year end and is based on a 60-trading day average closing price of our Common Stock within a reasonable period of time prior to such date. All of our named executive officers are in compliance with our Stock Ownership Guidelines or are within the phase-in period for attaining their applicable minimum stock ownership threshold requirement.
Equity Grant Policy
On March 7, 2024, our Compensation Committee adopted a policy to grant annual equity awards to executive officers and other participants in the 2021 Omnibus Equity Plan on the first trading day following the expiration of the blackout period (i.e., the period in which specified persons are prohibited from transacting in securities of the Company in accordance with the Company’s Securities Trading Policy) applicable to the Company’s release of its annual financial results. On October 27, 2025, our Compensation Committee modified its current policy on the grant date for off-cycle equity awards to executive officers and other participants to provide that if an equity award is approved during a blackout period, the grant date for such an award will be the first business day following the expiration of such blackout period. The Compensation Committee does not otherwise grant equity awards in anticipation of the release of material nonpublic information and it does not otherwise time the release of material nonpublic information based on equity award grant dates.
Process for Making Compensation Determinations
Our Compensation Committee establishes the compensation of the Chief Executive Officer after careful deliberation, consultation with the Compensation Committee’s independent compensation consultant, Pearl Meyer, with regards to benchmarking data and market practices and a review of performance against pre-established goals. The Chief Executive Officer, in consultation with the Chief Human Resources Officer, prepares compensation recommendations for other named executive officers after reviewing their respective performance against pre-established annual goals, the overall performance

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of the Company (and business unit and other areas of responsibility, as applicable), market data and other factors it deems relevant. The compensation recommendations of the Chief Executive Officer and Chief Human Resources Officer are then provided to the Compensation Committee for review and approval.
Our Compensation Committee engages Pearl Meyer & Partners, LLC as its independent compensation consultant. For our named executive officer compensation program for 2025, Pearl Meyer’s services included:
•	Reviewing and recommending a peer group for benchmarking
•	Providing and analyzing benchmarking data in 2025 to inform 2025 executive and non-employee director compensation decisions
•	Providing advice regarding incentive plan designs
•	Reviewing regulatory updates and compensation trends
Peer Group Utilized for Benchmarking in 2025
Our Compensation Committee consults with Pearl Meyer to benchmark our named executive officer compensation against a peer group of public companies with which we believe we compete for executive talent. Such benchmarking has focused on target annual direct compensation, which consists of base salary, the target annual cash bonus opportunity and the target annual equity opportunity.
The peer group is periodically evaluated by the Compensation Committee to ensure that the companies in the group remain relevant to us based on our changing size, changing dynamics in the market in which we compete for executive talent and other factors. Our Compensation Committee seeks input and analysis from Pearl Meyer when assessing and determining the appropriate peer group for a given year. In assessing the appropriateness of peer companies, our Compensation Committee primarily considered the following criteria for our peer group utilized for 2025 benchmarking: other participants in the pool-related business, leisure and outdoor living products, building products and other consumer goods companies; enterprise value; revenues; and other related factors, including revenue growth, number of employees and Adjusted EBITDA margin.
The Compensation Committee did not change the Company’s peer group for 2025, and the peer group of 12 companies utilized for 2025 compensation determinations of our named executive officers is set forth below.

• AAON, Inc.	• Johnson Outdoors, Inc.	• Solo Brands, Inc.
• Clarus Corporation	• Lifetime Brands, Inc.	• Traeger, Inc
• Escalade, Incorporated	• Marine Products Corporation	• The AZEK Company Inc.
• Hayward Holdings, Inc.	• MasterCraft Boat Holdings, Inc.	• Trex Company, Inc.

In addition to peer group data, our Compensation Committee also considers data from executive compensation surveys based on companies of comparable revenue size in making compensation determinations for our named executive officers.
Offer Letters and Severance Plan
We have entered into a form offer letter (collectively, the “Offer Letters”) with each of our named executive officers, which we believe conforms to good governance practices, enhances retention and reduces litigation risk, and also standardizes the severance benefits of the named executive officers with reference to The Latham Pool Products, Inc. Officer Severance Plan (as amended, the “Severance

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Plan”). See “Named Executive Officer Compensation Tables—Narrative Disclosure to Summary Compensation Table in 2025 and 2024” for certain terms of the Offer Letters. See “Named Executive Officer Compensation Tables—Potential Payments upon Termination of Employment or Change in Control” for the terms of the Severance Plan.
Initial 2026 Compensation Determinations
Our Compensation Committee has approved key components of the 2026 compensation program for the named executive officers.
•	The annual cash bonus plan is based on the achievement of revenue (50% weighting) and Adjusted EBITDA margin (50% weighting) performance goals, with a 40% to 200% payout opportunity.
•
The weighting of the components of the annual equity program were revised as follows: RSUs, 50% of grant value (from 60% in 2025), and target PSUs, 50% of grant value (from 40% in 2025). PSUs are earned based on Adjusted EBITDA performance, have a 0% to 200% payout opportunity and cliff vest on the third anniversary of the grant date and have a 40% threshold payout. The RSUs have annual pro rata vesting on the anniversary of the grant date over a three-year period (from a four-year period in 2025).

•
Our equity award agreements were amended to provide for the continued vesting of equity awards in the event of a participant’s qualifying retirement, and the acceleration of all or a portion of an equity award in the event of a participant’s disability or death.

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Named Executive Officer Compensation Tables
Summary Compensation Table for 2025 and 2024
The following table sets forth the compensation paid and awarded to or earned by our named executive officers for services rendered in all capacities in 2025 and 2024, and reflects their principal position with the Company in 2025.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott M. Rajeski Former President and Chief Executive Officer	2025	500,000	896,503	438,000	10,212	1,844,715
	2024	465,000	1,162,502	669,600	10,350	2,307,452
Oliver C. Gloe Chief Financial Officer	2025	435,000	467,977	228,636	10,500	1,142,113
	2024	420,000	630,002	362,880	10,350	1,423,232
Sanjeev Bahl(4) Chief Operating Officer	2025	385,000	414,189	202,356	2,655	1,004,200

(1)
The amounts reported in this column represent the grant date fair value of RSUs and PSUs granted to each person in 2025 and 2024, each in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs are calculated as of the closing price of our Common Stock as quoted on Nasdaq on the grant date of March 7, 2025 ($7.33 per share) multiplied by the number of shares subject to the award. The PSUs are earned based on the achievement of an Adjusted EBITDA performance goal. Adjusted EBITDA is considered a performance condition and the grant date fair value corresponds with management’s expectation of the probable outcome of the performance condition as of the grant date. The grant date fair value is determined based on the fair market value of the Company’s Common Stock at market close on the grant date of March 7, 2025 ($7.33 per share) multiplied by the target number of shares subject to the award. The maximum grant-date fair value for the PSUs granted in 2025 for each of Messrs. Rajeski, Gloe and Bahl was $333,324, $174,000 and $154,003, respectively.

(2)	Amounts reported reflect non-equity incentive compensation earned in that year, although paid in the subsequent year. Bonuses under the 2025 annual cash bonus plan were paid in March 2026.
(3)	Amounts reported under All Other Compensation in 2025 reflects a Company 401(k) match for each of Messrs. Rajeski, Gloe and Bahl in the amount of $10,212, $10,500 and $2,655, respectively.
(4)	Mr. Bahl was not a named executive officer in 2024, and therefore his compensation for 2024 is not included herein.

2026 Proxy Statement 53

Named Executive Officer Compensation Tables
Narrative Disclosure to Summary Compensation Table for 2025 and 2024
2025 Stock Awards
In March 2025, we granted time-based RSUs and performance-based PSUs to each of our named executive officers. The 102,320, 53,411, and 47,272 RSUs granted to each of Messrs. Rajeski, Gloe and Bahl, respectively, vest over four years in 25% increments on each anniversary date of the grant date. The 22,737, 11,869, and 10,505 PSUs granted to each of Messrs. Rajeski, Gloe and Bahl, respectively, represent one-third of the total 2025 target PSU grant value for each named executive officer and correspond to the first tranche of PSUs granted with a performance period ended December 31, 2025. The remaining two tranches of target PSUs, each representing one-third of the total 2025 target PSU grant value for each named executive officer, will be granted in 2026 and 2027, respectively, and the PSUs cliff vest after three years from the date of grant. In 2025, our Adjusted EBITDA performance goals for our PSU program were revised to utilize three equally weighted annual performance periods and grant dates, as compared to the single performance period and grant date for the total target number of PSUs granted in 2024 as reflected in the “Summary Compensation Table for 2025 and 2024” above. See “Named Executive Officer Compensation—2025 Annual Equity Awards” above for additional information.
Offer Letters
Each Offer Letter (i) confirms each officer as an at-will employee, (ii) sets forth specified compensation matters, including initially to continue the annual base salary and target annual bonus (as a percentage of the annual base salary) in effect immediately prior to the effective date of the Offer Letter, except to increase the annual base salary in an amount equal to the cash value of specified annual perquisites in lieu of providing such perquisites, (iii) specifies eligibility to continue to participate in the Company’s annual equity and cash incentive programs and the other employee benefit plans and programs generally available, and (iv) provides for the execution of ancillary agreements among the parties, including a Confidentiality, Non-Competition, and Non-Solicitation Agreement and a Mutual and Binding Employment Arbitration Agreement. A summary of the compensation terms in the Offer Letters with each of our named executive officers appears below:

Name	Offer Letter Terms*
Scott M. Rajeski	• Base salary of $500,000 • Target annual bonus of 100% of base salary • Target annual equity of 250% of base salary
Oliver C. Gloe	• Base salary of $435,000 • Target annual bonus of 60% of base salary • Target annual equity of 150% of base salary
Sanjeev Bahl	• Base salary of $385,000 • Target annual bonus of 60% of base salary • Target annual equity of 150% of base salary

*
The Offer Letter confirms that each of the existing terms are subject to future change, at the discretion of our Compensation Committee. The base salary, target annual bonus amount and target annual equity amount as shown in the table above reflect each named executive officer’s base salary, target annual bonus amount and target annual equity amount as determined by our Compensation Committee.

54 2026 Proxy Statement

Named Executive Officer Compensation Tables
Gloe Offer Letter Amendment
We entered into an Amendment to Offer Letter with Mr. Gloe, dated May 12, 2025, pursuant to which Mr. Gloe’s ability to utilize a one-time relocation package of up to $150,000 to assist in his expenses related to the relocation to the Company’s headquarters in Latham, New York was extended to November 1, 2026. Any payments made to Mr. Gloe pursuant to the relocation package are required to be repaid to the Company in full in the event that Mr. Gloe voluntarily terminates his employment or is terminated for cause within 18 months of the date any relocation payments were received.
Rajeski Separation and Consulting Agreement
We entered into a Separation and Consulting Agreement with Mr. Rajeski, dated December 5, 2025, in connection with a planned transition process for the President and Chief Executive Officer of the Company and Mr. Rajeski’s retirement on January 4, 2026 (the “Rajeski Separation and Consulting Agreement”). Pursuant to the Rajeski Separation and Consulting Agreement, Mr. Rajeski agreed to provide consulting services as a special advisor to the Company from January 5, 2026 to July 5, 2026, or such earlier date as determined by the Company in its sole discretion. In accordance with the Rajeski Separation and Consulting Agreement, Mr. Rajeski remained eligible for his annual cash bonus under our 2025 annual cash bonus plan based on the actual performance of the Company, with a target bonus of 100% of his annual base salary, and the Company agreed to pay on an after tax basis, 100% of his COBRA payments until the earlier of January 4, 2027 and Mr. Rajeski ceasing to be eligible under COBRA. With respect to any outstanding and unvested equity awards:
•	any of Mr. Rajeski’s outstanding and unvested equity awards of the Company that are scheduled to vest on or before July 5, 2026 will continue to vest until such date;
•
a portion of Mr. Rajeski’s outstanding and unvested PSUs that have been or will be determined on or before July 5, 2026 to be earned based on the applicable performance goal will not be cancelled as a result of his retirement and will vest on July 5, 2026 (i) on a pro rata basis for earned PSUs for the fiscal year 2024 performance cycle, based on the period March 15, 2024 to July 5, 2026; and (ii) in full for earned PSUs for the first year of the fiscal years 2025-2028 performance cycle;

•	any outstanding and vested SARs or stock options as of July 5, 2026 may be exercised for 90 days after such date, following which any unexercised awards will be terminated; and
•	except as set forth above, any outstanding and unvested equity awards will be terminated after July 5, 2026.
In addition, during the term that Mr. Rajeski provides services under the Rajeski Separation and Consulting Agreement, Mr. Rajeski will receive a fee of $41,667 per month. Mr. Rajeski is not eligible to participate in our 2026 annual cash bonus plan and will not receive any new equity awards in 2026. Mr. Rajeski remains subject to non-competition and non-solicitation requirements currently, and Mr. Rajeski and the Company are subject to non-disparagement requirements.

2026 Proxy Statement 55

Named Executive Officer Compensation Tables
Outstanding Equity Awards as of December 31, 2025
The following table provides information about the outstanding equity awards held by our named executive officers as of December 31, 2025.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Scott M. Rajeski	4/22/2021	138,549	—	19.00	4/22/2031	—	—	—	—
	3/3/2022	129,210	43,071	15.69	3/3/2032	—	—	—	—
	3/1/2023	—	—	—	—	121,528	771,703	—	—
	5/2/2023	91,019	111,020	3.24	5/2/2033	—	—	—	—
	3/15/2024	—	—	—	—	212,563	1,349,775	—	—
	3/15/2024	—	—	—	—	—	—	221,524	1,406,677
	3/7/2025	—	—	—	—	102,320	649,732	—	—
	3/7/2025	—	—	—	—	—	—	19,986	126,911
Oliver C. Gloe	10/30/2023	29,438	29,440	2.21	10/30/2033	—	—	—	—
	10/30/2023	—	—	—	—	15,083	95,777	—	—
	10/30/2023	—	—	—	—	33,258	211,188	—	—
	3/15/2024	—	—	—	—	115,254	731,863	—	—
	3/15/2024	—	—	—	—	—	—	120,052	762,330
	3/7/2025	—	—	—	—	53,411	339,160	—	—
	3/7/2025	—	—	—	—	—	—	10,433	66,250
Sanjeev Bahl	3/3/2022	80,398	—	15.69	3/3/2032	—	—	—	—
	3/1/2023	—	—	—	—	56,714	360,134	—	—
	5/2/2023	25,904	51,810	3.24	5/2/2033	—	—	—	—
	3/15/2024	—	—	—	—	102,074	648,170	—	—
	3/15/2024	—	—	—	—	—	—	106,332	675,208
	3/7/2025	—	—	—	—	47,272	300,177	—	—
	3/7/2025	—	—	—	—	—	—	9,234	58,636

(1)
These columns show: (1) for 2021 and 2022 awards, the number, option exercise price and option expiration date of outstanding stock options; and (2) for 2023 awards, the number, strike price and expiration date of outstanding SARs, in each case held by our named executive officers as of December 31, 2025. The first column shows this information for exercisable stock options or SARs, and the second column shows this information for unexercisable stock options or SARs. The SARs were granted on March 1, 2023, subject to stockholder approval of an amendment to the 2021 Omnibus Equity Plan, which was received on May 2, 2023.

56 2026 Proxy Statement

Named Executive Officer Compensation Tables
(2)
For 2021 and 2022 awards, the options vest and become exercisable 25% each year on the anniversary of the grant date, subject to continued employment. For 2023 awards, the SARs vest and become exercisable 25% each year on the anniversary of March 1, 2023, subject to continued employment, except for Mr. Gloe’s October 30, 2023 SAR grant, which vests and becomes exercisable 33.33% each year on the anniversary of October 30, 2023, subject to his continued employment.

(3)
This column shows the number of unvested shares of RSUs held by our named executive officers as of December 31, 2025. The RSUs granted in 2022 and 2023 vest 33.33% each year on the anniversary date of grant. The RSUs granted in 2025 and 2024 vest 25% each year on the anniversary of the grant date, subject to continued employment, except for Mr. Gloe’s October 30, 2023 RSU grant, which vests 33.33% each year on the anniversary date of October 30, 2023.

(4)
This column shows the market value of the unvested shares of RSUs or PSUs held by our named executive officers based on $6.35 per share, the closing price of our Common Stock on December 31, 2025, the last trading day of 2025.

(5)
This column shows the number of shares earned pursuant to: (1) PSUs granted to our named executive officers in March 2024 based on the performance period ended as of December 31, 2024; and (2) the first tranche of PSUs granted to our named executive officers in March 2025 based on the performance period ended as of December 31, 2025. The PSUs vest on the third anniversary of the grant date. See “—2025 Compensation Determinations—2025 Annual Equity Awards” above for a discussion of the target annual equity awards for 2025, as well as the Company’s methodology for determining how the earned 2025 annual equity awards were calculated.

2026 Proxy Statement 57

Named Executive Officer Compensation Tables
Potential Payments upon Termination of Employment or Change in Control
Treatment of Equity Awards
Upon the termination of a named executive officer’s employment for any reason, all of such officer’s unvested equity awards will be forfeited for no consideration, unless otherwise approved by the Compensation Committee, in its discretion, and documented in a separation agreement.
Severance Benefits under Latham Pool Products, Inc. Officer Severance Plan
Our Compensation Committee adopted the Severance Plan in July 2023, as amended in August 2025, in order to standardize the severance benefits of key leaders of the Company, including the named executive officers. The Severance Plan provides participants with certain payments and benefits (i) following specified termination events and (ii) following specified termination events subsequent to a change in control of the Company. The Severance Plan will continue in effect through December 31, 2026, after which the Severance Plan shall automatically renew for successive one-year terms unless terminated at any time after December 31, 2026 by the Compensation Committee, in its sole discretion, and with at least 12 months prior written notice, although payment and benefit obligations from a termination event prior to such date will continue thereafter.
Under the Severance Plan, a participant receives the following payments and benefits if the Compensation Committee determines that (i) the participant resigned for Good Reason (as defined in the Severance Plan) or (ii) the participant was involuntarily terminated by Latham Pool for reasons other than for Cause (as defined in the Severance Plan):
•	1.5x (CEO) or 1x (other participants generally) of base salary, payable ratably over a period of 18 months or one year, respectively, in accordance with regular payroll practices;
•
During the severance period (subject to specified events that would terminate such payments on an earlier date), an amount equal to the full cost of continuation coverage premiums under COBRA for the participant and eligible dependents; and

•	In its discretion, our Compensation Committee may determine that the participant will be eligible to continue to vest in such person’s equity awards during the severance period.
A participant receives the following if (i) the participant resigned for Good Reason or (ii) the participant was involuntarily terminated by Latham Pool for reasons other than for Cause, in each case within 12 months following a Change in Control:
•	The severance specified above, but payable in a single lump sum payment as soon as reasonably practicable following such termination date; and
•
The full acceleration of vesting of all outstanding equity-based awards granted to the participant by the Company or any affiliate; provided, for any performance-based equity award, such award will vest based on the target amount.

In the event of a termination due to death or disability:
•
All outstanding equity-based awards granted to the participant by the Company or any affiliate will vest on a pro-rated basis based on the number of full months of service completed during the applicable vesting period; provided, for any performance-based equity award, such award will vest also based on actual performance; and

•
Notwithstanding anything to the contrary in the applicable equity award agreement, any vested stock option or stock appreciation right granted will expire on the earlier of the last day of the “Option Period” or “SAR Period” and the one year after the termination date.

58 2026 Proxy Statement

Named Executive Officer Compensation Tables
The right to receive payments and benefits under the Severance Plan is also subject to the participant’s delivery and non-revocation of a valid release of claims, a non-compete and non-solicitation agreement and any other document deemed appropriate by the administrator. Payments will be delayed until the effectiveness of the release and as required by Section 409A of the Internal Revenue Code of 1986, as amended. Upon a determination by the administrator that the participant has engaged in Detrimental Activity (as defined in the Severance Plan), the payments and benefits under the Severance Plan will cease and prior payments and benefits would be subject to recovery.
Benefits Under the Rajeski Separation and Consulting Agreement
For a description of the material terms of the Rajeski Separation and Consulting Agreement and the benefits payable to Mr. Rajeski thereunder, see “—Narrative Disclosure to Summary Compensation Tables for 2025 and 2024—Rajeski Separation and Consulting Agreement” above for additional information.

2026 Proxy Statement 59

Proposal Three: Amendment to the 2021 Omnibus Equity Incentive Plan
Our Board is asking our stockholders to approve an amendment (the “Amendment”) to the Latham Group, Inc. 2021 Omnibus Equity Plan. On February 26, 2026, our Board, upon the recommendation of our Compensation Committee, approved the Amendment, subject to stockholder approval at the Annual Meeting. The 2021 Omnibus Equity Plan was initially adopted by our Board on April 12, 2021 and our stockholders on April 13, 2021, prior to the consummation of our IPO on April 27, 2021. It was subsequently amended on May 2, 2023 following approval by our stockholders at our 2023 annual meeting of stockholders, which amendment provided for an increase in the available shares as well as further enhancements to the compensation and governance best practices included therein.
We use awards under the 2021 Omnibus Equity Plan to attract and retain employees, ensure that our compensation program provides appropriate incentives to motivate our key employees, officers and non-employee directors to contribute to our long-term performance and growth, develop a culture of ownership, and align further the interests of participants and our stockholders. Stockholder approval of the Amendment will permit us to continue to grant equity compensation awards to our key employees, officers and non-employee directors in furtherance of this philosophy.
Our Board has determined that it is in the best interests of us and our stockholders to approve the Amendment, which includes an increase by 3,400,000 shares of the number of shares of Common Stock that may be issued pursuant to awards.
The proposed Amendment is set forth on Appendix A to this proxy statement. The full text of the 2021 Omnibus Equity Plan (not reflecting the proposed Amendment) is set forth on Appendix B to this proxy statement. The material features of the 2021 Omnibus Equity Plan are summarized below, although stockholders should review the 2021 Omnibus Equity Plan and the Amendment for a full understanding of their contents. If our stockholders approve the Amendment, a Registration Statement on Form S-8 covering the additional shares available for issuance will be filed with the SEC.
Our officers and directors have an interest in this Proposal Three due to their participation in the 2021 Omnibus Equity Plan. As of the record date, we had 2,868,643 shares of our Common Stock remaining available for issuance for awards under the 2021 Omnibus Equity Plan.
Reasons to Vote For the Amendment
•	Critical Importance of Equity Awards to Our Long-Term Business Strategy, Including Employee Recruitment and Retention in a Competitive Market
•	Historical Usage and Effectiveness of Prior Equity Grants Strongly Impacted by Macroeconomic Conditions and Stock Price Volatility
•	We Did Not Utilize Customary Methods to Avoid or Limit Stockholder Approval of Share Pool Increases
•	Our Compensation Committee is Committed to Evolving our Annual Equity Program
•	A Reasonable Number of Shares Will Be Added to the 2021 Omnibus Equity Plan
•	The 2021 Omnibus Equity Plan Includes Significant Compensation and Governance Best Practices

60 2026 Proxy Statement

Proposal Three: Amendment to the 2021 Omnibus Equity Incentive Plan
Critical Importance of Equity Awards to Our Long-Term Business Strategy, Including Employee Recruitment and Retention in a Competitive Market
Our Board believes that it is in the best interests of us and our stockholders for the Company to be in a position to offer equity awards to eligible participants described under “—Eligibility” below in accordance with the terms of the 2021 Omnibus Equity Plan. In furtherance of our compensation philosophy, equity awards are a core component of our compensation program for key employees and non-employee directors. As of the record date, approximately 5,874,566 shares of our Common Stock were subject to awards held by our existing or former executive officers, other key employees, and non-employee directors.
We strongly believe that the approval of the Amendment is essential to our long-term growth strategy, which is centered around our ability to attract and retain talent. We are the leader in the large and growing residential in-ground swimming pool industry, and we expect to grow our business organically and through strategic investments and acquisitions. Equity awards motivate high levels of performance, align the interests of our employees and stockholders by giving them the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. If our stockholders do not approve this Proposal Three, we may in the future be unable to maintain our existing equity compensation programs under the 2021 Omnibus Equity Plan. Therefore, we would expect to have to utilize a significant portion of additional cash compensation to provide appropriate attraction, retention and motivation incentives, which would reduce our available cash for other business needs such as capital expenditures, acquisitions, investments, and marketing and adversely impact our growth strategy.
We believe that equity awards are central to our employment value proposition and are necessary for us to continue competing for top talent as we grow. Our ability to grant further equity awards will permit us to remain competitive with our public company peer companies with whom we compete for talent. The Amendment will give us flexibility as to the compensation packages we offer, which we believe is critical in this challenging labor market. If the Amendment is not approved, we will be significantly limited in our ability to offer equity awards as a component of compensation. Therefore, we will be at a disadvantage relative to other companies that will be able to offer more attractive and broad-based compensation packages to their executive officers, other key employees and non-employee directors. Our inability to attract, retain and motivate our key employees would adversely impact our ability to achieve our long-term growth initiatives.
Historical Usage and Effectiveness of Prior Equity Grants Strongly Impacted by Macroeconomic Conditions and Stock Price Volatility
When our Board and our stockholders approved the most recent increase to the share pool under the 2021 Omnibus Equity Plan at the 2023 annual meeting of stockholders, we expected the share pool to be sufficient to cover anticipated equity awards for the next three years, subject to material changes in business conditions or our compensation programs, our ability to hire and retain key employees, and retention considerations for existing equity awards. We are asking our stockholders to approve the Amendment in order to: (i) manage potential future stock price volatility and any challenging operational, industry or macroeconomic conditions; (ii) provide additional flexibility for future award grants and avoid the need to hold back executive awards in the near-term and/or frequent and recurring requests to stockholders to approve an increase to the share pool for the 2021 Omnibus Plan; and (iii) ensure that there are a sufficient number of shares available in the 2021 Omnibus Plan to avoid frequent and recurring requests to stockholders.

2026 Proxy Statement 61

Proposal Three: Amendment to the 2021 Omnibus Equity Incentive Plan
We Did Not Utilize Customary Methods to Avoid or Limit Stockholder Approval of Share Pool Increases
In recent years, it has been customary practice for many controlled companies and newly public companies to utilize equity plans with an evergreen provision, which provides for an automatic annual increase in the share pool without stockholder approval. Though we qualified as a controlled company at the time of our IPO, we did not elect to include an evergreen provision in the 2021 Omnibus Equity Plan. Therefore, we are seeking approval of the increase in the share pool in this Proposal Three, and we will seek stockholder approval in the future to the extent our Board determines it is in the best interests of the Company and our stockholders to seek additional increases in the share pool.
We also have utilized a significant portion of our share pool in connection with the hiring of key executives and other key employees since our IPO. Our Compensation Committee has approved significant grants of RSUs and SARs, vesting annually on a pro rata basis over three years, to key employees upon hiring. New hire awards are a significant retention and motivation tool, as well as to attract persons who may be losing significant equity or other compensation in leaving their current jobs. Nasdaq rules permit companies to utilize a new hire inducement exception that allow new hire grants not to be counted against the share pool. However, we have not historically utilized the new hire inducement exception.
Our Compensation Committee is Committed to Evolving our Annual Equity Program
Our Compensation Committee, with advice from its independent compensation consultant, Pearl Meyer, regularly reviews our historical share usage and availability and considers such information in setting equity compensation levels. Our Compensation Committee administers and oversees our equity compensation practices to ensure they are reasonable, recognizing that equity awards dilute stockholder equity and must be used appropriately.
Our Compensation Committee has continued to evolve our compensation program for named executive officers to address the foregoing challenges and further enhance alignment with stockholders. Our Compensation Committee believes a new mix of equity will provide a better tool to attract and retain executives given the volatility of our shares of Common Stock and the challenging industry trends we expect in the near term.
•	Our Compensation Committee approved our 2025 annual equity program, which consists of RSUs (60% of the grant value) and PSUs (target PSUs, 40% of the grant value).
•	For the 2026 annual equity program, our Compensation Committee revised weighting of the components of the annual equity program to be RSUs, 50% of grant value, and target PSUs, 50% of grant value.
A Reasonable Number of Shares Will Be Added to the 2021 Omnibus Equity Plan
If our stockholders approve the Amendment, 3,400,000 shares of our Common Stock will be added to the share pool of the 2021 Omnibus Equity Plan.
•
Overhang. As of the record date, outstanding equity awards under the 2021 Omnibus Equity Plan covered 3,301,760 shares, which represented approximately 2.82% of our outstanding shares of Common Stock as of such date. The additional 3,400,000 shares of our Common Stock represented approximately 2.90% of our outstanding shares of Common Stock as of such date.

•	Historical and Future Grant Practices. See above for a description of our historical and planned future equity grant practices.

62 2026 Proxy Statement

Proposal Three: Amendment to the 2021 Omnibus Equity Incentive Plan
•
Expected Use for Three Years. We anticipate the additional shares requested will be enough to meet our expected needs for at least the next three years, subject to material changes in business conditions or our compensation programs, our ability to hire and retain key employees, and retention considerations for existing equity awards. Since our 2021 Omnibus Equity Plan does not include an evergreen provision, we will be required to seek stockholder approval for future increases in our share pool.

•
Analysis of Forecasted Grants by Our Independent Compensation Consultant. To determine the impact of the proposed increase of the share pool, our Compensation Committee reviewed a forecast provided by its independent compensation consultant, Pearl Meyer, working together with our management. In particular, Pearl Meyer considered:

•	The target number of shares needed to make annual equity awards over the next three years based on our current stock price and future potential stock prices
•	Total projected overhang and dilution from our equity plan compared to our peer group
•	Equity plan provisions aligned with our peer group and broad market “best practices”
Accordingly, our Board believes that the request to increase the share pool by 3,400,000 shares of our Common Stock is reasonable and prudent. This number of shares should allow us to continue our planned granting practices in the future and to be able to support our planned growth, address market competition and react to stock price fluctuations.
The 2021 Omnibus Equity Plan Includes Significant Compensation and Governance Best Practices
The Amendment to the 2021 Omnibus Equity Plan includes provisions considered best practices for compensation and corporate governance purposes. The following provisions align with our stockholders’ interests:
•
Independent Administration. The 2021 Omnibus Equity Plan is administered by our Compensation Committee, which consists entirely of independent non-employee directors. Nasdaq rules permit controlled companies such as us not to have a fully independent Compensation Committee, but our Board has determined to implement such practice.

•
No Evergreen of Share Pool. The 2021 Omnibus Equity Plan does not include an automatic annual increase in the share pool without stockholder approval, which is a common practice among controlled companies and newly public companies. Therefore, we will seek stockholder approval prior to any future additional increases in the share pool.

•
No Liberal Share Recycling. Shares of Common Stock used to pay the exercise or strike price of stock options or SARs, respectively, or used to cover withholding taxes for any award, are not available for future grant.

•	Minimum Vesting Period. Awards are subject to a minimum vesting period of one year, subject to limited exceptions.
•
No Dividends on Unvested Awards, Stock Options and SARs. No dividends or other distributions are paid on unvested awards. Any accrued dividends or other distributions are paid only if such awards are earned and vested, and no dividends or other distributions will be paid with respect to outstanding stock options and SARs.

•
No Discounted Stock Options or SARs. The exercise or strike price of stock options or SARs, respectively, must be at least equal to the fair market value of our Common Stock on the date of grant (except in the limited case of substitute awards in connection with acquisition transactions).

2026 Proxy Statement 63

Proposal Three: Amendment to the 2021 Omnibus Equity Incentive Plan
•
Repricing of Stock Options and SARs is Not Allowed without Stockholder Approval. Other than in connection with specified corporate transactions, the 2021 Omnibus Equity Plan prohibits stock options and SARs to be repriced or exchanged for other awards unless stockholders approve the repricing or exchange.

•	No Tax Gross-Ups. The 2021 Omnibus Equity Plan does not provide for tax gross-ups.
•
No Liberal Definition of Change in Control. A change-in-control under the 2021 Omnibus Equity Plan, which could trigger an acceleration of unvested awards, is not triggered unless a qualifying transaction is consummated, a third party acquires 50% or more of the Company’s outstanding voting securities or there is a change in more than half of the incumbent directors of our Board.

•
Our Compensation Committee Retains a Significant Clawback Right. Upon specified events, our Compensation Committee is authorized to terminate outstanding awards and recoup the benefits from previously vested, settled and exercised awards.

•	No Transferability. Awards generally cannot be transferred, except by will or the laws of descent and distribution, unless approved by our Compensation Committee.
•
Reasonable Annual Limits on Non-Employee Director Compensation. The 2021 Omnibus Equity Plan sets a reasonable limit as to the total compensation that non-employee directors generally may receive (for service as a non-employee director) during each year.

Administration
Our Compensation Committee administers the 2021 Omnibus Equity Plan. Our Compensation Committee has the authority to determine the terms and conditions of awards granted under the 2021 Omnibus Equity Plan and to establish, amend, suspend or waive any rules or regulations relating to the 2021 Omnibus Equity Plan. Our Compensation Committee has full discretion to administer and interpret the 2021 Omnibus Equity Plan and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Number of Shares Authorized
Pursuant to the 2021 Omnibus Equity Plan, assuming the Amendment is approved, we will have reserved an aggregate 24,570,212 shares of our Common Stock for issuance of awards to be granted thereunder. 4,830,086 shares of our Common Stock may be issued with respect to incentive stock options under the 2021 Omnibus Equity Plan.
If any award granted under the 2021 Omnibus Equity Plan terminates, expires, or is cash-settled, canceled, forfeited, exchanged, or surrendered without having been exercised, vested, or settled, shares of our Common Stock subject to such award will again be made available for future grants. Shares of our Common Stock will not be made available for issuance under the 2021 Omnibus Equity Plan if: (i) they are tendered by participants, or withheld by us, as full or partial payment upon the exercise of options; (ii) they are reserved for issuance upon the grant of SARs, to the extent that the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon the exercise of the SARs; and (iii) they are withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the exercise of awards or receipt of shares of Common Stock granted under the 2021 Omnibus Equity Plan. The total number of awards that may be granted under the 2021 Omnibus Equity Plan cannot presently be determined.

64 2026 Proxy Statement

Proposal Three: Amendment to the 2021 Omnibus Equity Incentive Plan
Awards Available for Grant; Vesting
Under the 2021 Omnibus Equity Plan, our Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock, RSUs, other stock-based awards, other cash-based awards or any combination of the foregoing. Awards may be granted under the 2021 Omnibus Equity Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which the Company combines, which are referred to herein as “Substitute Awards.”
Awards that settle in shares of Common Stock (excluding, for this purpose, any Substitute Awards) will vest no earlier than the first anniversary of the date of grant for such award; provided, that our Compensation Committee may grant awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the shares of Common Stock subject to the share pool.
Eligibility
Any current employee (other than an employee covered by a collective bargaining agreement), director, or officer of the Company or a subsidiary or consultants or advisors of the Company or an affiliate or any prospective director, officer, consultant or advisor who has accepted an offer of employment or service from the Company or subsidiary who is selected by our Compensation Committee is eligible for awards under the 2021 Omnibus Equity Plan. Our Compensation Committee has the sole and complete authority to determine who may be granted an award under the 2021 Omnibus Equity Plan.
Non-Employee Director Compensation Limit
Under the 2021 Omnibus Equity Plan, the maximum grant date fair value of cash and equity awards that may be awarded to a non-employee director during any one fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year, is $750,000.
Change in Capitalization
If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that our Compensation Committee determines that an adjustment to the terms of the 2021 Omnibus Equity Plan (or awards thereunder) is necessary or appropriate, then our Compensation Committee will make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for future issuance under the 2021 Omnibus Equity Plan, the number of shares covered by awards then outstanding under the 2021 Omnibus Equity Plan, the limitations on awards under the 2021 Omnibus Equity Plan, the exercise price of outstanding options, or such other equitable substitution or adjustments as our Compensation Committee may determine appropriate.
Stock Options
Our Compensation Committee is authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2021 Omnibus Equity Plan will be non-qualified unless the applicable award agreement expressly states that the option is intended to be an incentive stock option. Options granted under the 2021 Omnibus Equity Plan are subject to the terms and conditions established by our Compensation Committee. Under the terms of the 2021 Omnibus Equity Plan, the exercise price of the options will not be less than the fair market value (or

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110% of the fair market value in the case of a qualified option granted to a 10% stockholder) of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2021 Omnibus Equity Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2021 Omnibus Equity Plan is ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term will be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension will not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, or any combination of the foregoing, provided that such shares are not subject to any pledge or other security interest, or by such other method as our Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. In all events of cashless or net exercise, any fractional shares of our Common Stock will be settled in cash.
SARs
Our Compensation Committee is authorized to award SARs under the 2021 Omnibus Equity Plan. SARs are subject to the terms and conditions established by our Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2021 Omnibus Equity Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by our Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR will not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the 2021 Omnibus Equity Plan will be ten years from the date of grant; provided that if the term of a SAR would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the SAR’s term will be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension will not violate Section 409A of the Code).
Restricted Stock
Our Compensation Committee is authorized to grant restricted stock under the 2021 Omnibus Equity Plan, which is subject to the terms and conditions established by our Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by our Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.
RSUs
Our Compensation Committee is authorized to grant RSUs, which are subject to the terms and conditions established by our Compensation Committee. RSUs, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned, in cash equal to the fair market value of the number of shares of our Common Stock earned in respect of such RSU award or in a

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combination of the foregoing, at the election of our Compensation Committee. RSUs may be settled at the expiration of the period over which the units are to be earned or at a later date selected by our Compensation Committee. To the extent provided in an award agreement, the holder of outstanding RSUs will be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of our Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends (or a combination of cash and shares), and interest may, at the sole discretion of our Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by our Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) will be payable at the same time that the underlying RSUs are settled and if such RSUs are forfeited, the holder thereof will have no right to such dividend equivalent payments.
PSUs
Our Compensation Committee is authorized to grant PSUs, which are subject to the terms and conditions established by our Compensation Committee. The Compensation Committee determines whether PSUs are earned with respect to the relevant performance goals within 45 days following the calculation by our Chief Financial Officer of the achievement of the relevant performance goals. Following the determination by the Compensation Committee that PSUs have been earned, the earned PSUs become vested no later than the third anniversary of the date of grant, subject to the continuous and full-time employment of the PSU grantee between the date of grant and the applicable vesting date. Each PSU is settled within 10 days following the applicable vesting date, for a number of shares as determined by our Compensation Committee. To the extent provided in an award agreement, the holder of a PSU will be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, in the form of additional PSUs that is determined by dividing (x) the product of (i) the number of PSUs granted and outstanding as of the applicable record date for such dividend multiplied by (ii) the amount of the dividend per share, by (y) the fair market value per share on the payment date for such dividend. If a PSU grantee’s employment with, or engagement to provide services to, the Company and its affiliates terminates for any reason, all unvested PSUs will be cancelled immediately and the PSU grantee will not be entitled to receive any payments with respect thereto.
Other Stock-Based Awards and Other Cash-Based Awards
Our Compensation Committee is authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, other awards denominated in shares of our Common Stock, or awards that provide for cash payments based in whole or in part on the value of our Common Stock under such terms and conditions as our Compensation Committee may determine and as set forth in the applicable award agreement.
Effect of a Change in Control
In the event of a Change in Control (as defined in the 2021 Omnibus Equity Plan), our Compensation Committee may provide for: (i) continuation or assumption of outstanding awards under the 2021 Omnibus Equity Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding awards (in the case of an option or SAR, the Intrinsic Value (as defined in the 2021 Omnibus Equity Plan) at grant of such substitute award will equal the Intrinsic Value of the award); (iii) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or other performance conditions deemed met at target) or right to exercise such outstanding awards immediately prior to or as of the date of the Change in Control, and the expiration of such outstanding awards to the extent not timely exercised by the date of the Change in Control or other date thereafter designated by our Compensation Committee; or (iv) in the case of an option or

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SAR, cancellation in consideration of a payment in cash or other consideration to the holder of such award in an amount equal to the Intrinsic Value of such award (which may be equal to but not less than zero), which, if in excess of zero, will be payable upon the effective date of such Change in Control. Our Compensation Committee may, in its sole discretion, terminate any options or SARs for which the exercise or strike price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.
Nontransferability
Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless our Compensation Committee permits the award to be transferred to a Permitted Transferee (as defined in the 2021 Omnibus Equity Plan). In no event may any option or SAR be transferable for value or to any third-party financial institutions without stockholder approval.
Term; Suspensions, Terminations and Amendments
The 2021 Omnibus Equity Plan has a term of ten years from April 13, 2021, the date it was initially approved by our stockholders. Our Board may amend, suspend or terminate the 2021 Omnibus Equity Plan at any time, subject to stockholder approval if necessary to comply with any tax regulation, exchange rules, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.
Our Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to any award theretofore granted will not to that extent be effective without the consent of the affected participant; and provided further that, without stockholder approval: (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR; (ii) our Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or, in each case, with another award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes); (iii) our Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our common shares are listed; and (iv) our Compensation Committee may not cancel any outstanding option or SAR that has a per-share exercise price or strike price (as applicable) at or above the fair market value of a share of our Common Stock on the date of cancellation and pay any consideration to the holder thereof. However, stockholder approval is not required with respect to clauses (i), (ii), (iii) and (iv) above with respect to certain adjustments on changes in capitalization.
Clawback/Forfeiture
Our Compensation Committee may cancel an equity award if the participant, without our consent, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (as defined in the 2021 Omnibus Equity Plan) while employed by, or otherwise providing services to, the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or violates the restrictive covenants set forth therein (including noncompetition, non- solicitation, non-disparagement or non-disclosure covenant or agreement) or

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any similar restrictive covenant agreement with the Company or any Affiliate (after giving effect to any applicable cure period set forth therein). In such event, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of the equity award, the sale or other transfer of the equity award, or the sale of shares of Common Stock acquired in respect of the equity award, and must promptly repay such amounts to the Company. If the participant receives any amount in excess of what the participant should have received under the terms of the equity award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by our Compensation Committee, then the participant must promptly repay any such excess amount to the Company. Further, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the Nasdaq or any other securities exchange or inter-dealer quotation service on which our Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company. Awards will be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.
Certain Federal Income Tax Consequences
The rules governing the tax treatment of awards are quite technical. Therefore, the description of the U.S. federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the U.S. federal income tax laws.
A participant generally will not recognize taxable ordinary income upon the grant of a stock option or SAR and the Company generally will not be entitled to a deduction at such time. Incentive (qualified) stock options granted pursuant to the 2021 Omnibus Equity Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. If an incentive stock option is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to death or disability), a participant generally will not recognize any taxable ordinary income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is included in computing a participant’s alternative minimum taxable income.
In addition, the timing of a participant’s disposition of shares acquired pursuant to the exercise of an incentive stock option will impact the tax consequences to the participant and the Company. If the participant makes no disposition of the shares acquired pursuant to the option’s exercise within one year after the shares are transferred to such participant, and within two years from the grant of the option, the participant will realize no taxable ordinary income as a result of the shares disposition, and any gain or loss that is subsequently realized upon the disposition may be treated as capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to the disposition of such shares.
If shares acquired pursuant to the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year time periods above, the disposition will be considered a disqualifying disposition under the Code. The participant will recognize taxable ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option’s exercise price, or (ii) the gain recognized on such disposition. In general, such taxable amount will be deductible by the Company for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation, and the Company must comply with certain federal income tax reporting requirements with respect to such amount. In addition, the excess, if any, of the amount realized by the participant on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

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A participant who acquires shares by exercising a non-qualified stock option generally realizes ordinary income at the time of exercise equal to the difference between the fair market value of the shares and the exercise price. In general, such amount will be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation, and the Company must satisfy certain federal income tax withholding and reporting requirements with respect to such amount. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.
A participant generally will recognize taxable ordinary income upon the exercise of a SAR in an amount equal to the amount of cash received and the fair market value of any shares received at the time of settlement of the SAR. Such amount will ordinarily be deductible by the Company in the same year as long as the amounts constitute reasonable compensation, and the Company must satisfy certain federal income tax withholding and reporting requirements with respect to such amount.
A participant who is granted a restricted stock award under the 2021 Omnibus Equity Plan generally is not required to include the value of such shares in ordinary income until the first time such participant’s rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the transfer restrictions and/or risk of forfeiture lapses, and the participant’s holding period for capital gains purposes will begin at that time. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to transfer restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participants. At the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the grant date, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant, provided that the amount constitutes reasonable compensation. The Company generally must satisfy certain federal income tax withholding and reporting requirements with respect to such ordinary income amount.
A participant who is granted an RSU award under the 2021 Omnibus Equity Plan is not required to include the value of such RSUs in ordinary income until the RSU is settled in cash or stock. In the case of RSUs settled in stock, the amount of such income will be equal to the fair market value of the shares received generally on the date of settlement. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation, and the Company must satisfy certain federal income tax withholding and reporting requirements with respect to such amount.
A participant who is permitted to make an outright purchase of unrestricted Common Stock under the 2021 Omnibus Equity Plan will recognize ordinary income at the time of purchase if and to the extent the purchase price is less than the fair market value of our Common Stock on the date of purchase. The Company will be entitled to a corresponding deduction equal to the amount of any ordinary income recognized by a participant who makes an outright purchase of our Common Stock, at the time the participant recognizes the ordinary income, provided that such amount constitutes reasonable compensation, and the Company must satisfy certain federal income tax withholding and reporting requirements with respect to such amount.
In the case of other stock-based and other cash-based awards under the 2021 Omnibus Equity Plan, depending on the form of the award, a participant generally will not be taxed upon the grant of such an award, but, rather, will generally recognize taxable ordinary income on the later of vesting or settlement. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income, if applicable.

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As a condition to the settlement of any award, the Company may require the recipient to make arrangements for meeting certain income and payroll tax withholding requirements in connection with the award. For stock-settled awards, this may involve withholding or tendering shares in satisfaction of a participant’s tax obligations; provided that the amount of tax withholding to be satisfied by withholding shares will be limited to the maximum permissible withholding amounts.
To the extent applicable, it is intended that the 2021 Omnibus Equity Plan and any awards made thereunder either be exempt from, or comply with, the provisions of Code Section 409A, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the 2021 Omnibus Equity Plan and any awards made thereunder in a manner consistent with the requirements of Code Section 409A.
In addition to the tax impact to the Company described above, the Company’s deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for United States federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.
The foregoing is intended as a general tax discussion and does not constitute tax guidance to participants in the 2021 Omnibus Equity Plan. Different tax rules may apply to specific participants and transactions under the 2021 Omnibus Equity Plan.
Withholding Payments
A participant is required to pay to the Company and the Company will have the right to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any award or from any compensation of other amounts owing to the participant, an amount of any required withholding taxes (up to the maximum permissible withholding amounts) in respect to such award, its exercise, or any payment or transfer of an award or under the 2021 Omnibus Equity Plan and to take other actions that our Compensation Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding.
Our Compensation Committee may, in its discretion, permit the participant to satisfy such withholding obligations by, in whole or in part: (i) payment in cash; (ii) delivery of shares of our Common Stock owned by the participant having a fair market value on such date equal to such withholding obligation; or (iii) having the Company withhold from the number of shares of our Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of an award a number of shares of our Common Stock with a fair market value on such date equal to such withholding obligation. Subject to any requirements of applicable law, a participant may also satisfy the withholding obligations by other methods, including selling shares of our Common Stock that would be otherwise available for delivery, provided that our Compensation Committee has specifically approved such payment method in advance.

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Proposal Three: Amendment to the 2021 Omnibus Equity Incentive Plan
Equity Compensation Plans
The following table sets forth certain information as of December 31, 2025 concerning our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(b)(2)	Number of securities remaining available for further issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by stockholders	5,915,612	$11.22	3,561,611
Equity compensation plans not approved by stockholders	—	—	—
Total	5,915,612	$11.22	3,561,611

(1)
Consists of (A) outstanding stock options to purchase 1,150,712 shares of Common Stock under the 2021 Omnibus Equity Plan; (B) stock appreciation rights to purchase 514,503 shares of Common Stock under the 2021 Omnibus Equity Plan; (C) 3,335,594 shares of Common Stock reserved for issuance upon vesting of RSUs granted under the 2021 Omnibus Equity Plan; and (D) 914,803 shares of Common Stock reserved for issuance upon vesting of PSUs granted under the 2021 Omnibus Equity Plan.

(2)	Excludes RSUs and PSUs, which have no exercise price.
(3)
Consists of shares of Common Stock that may be issued pursuant to awards under the 2021 Omnibus Equity Plan as of December 31, 2025, and prior to the Amendment. For purposes of this calculation, PSUs are assumed to be issuable at the maximum award amount, although the actual number of shares issuable will be determined prior to the date of vesting and could be less.

As of December 31, 2025, there were no shares of unvested, restricted stock awards outstanding. No shares of restricted stock or restricted stock awards were granted in 2025 or 2024.

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Additional Equity Plan Information
The following table provides certain additional information regarding the 2021 Omnibus Equity Plan as of the record date.

Plan Category	As of March 3, 2026
Total stock options outstanding	1,150,712
Weighted-average exercise price of stock options outstanding	$14.82 per share
Weighted-average remaining duration of stock options outstanding	4.46 years
Total SARs outstanding	1,422,094
Weighted-average strike price of SARs outstanding	$5.24 per share
Weighted-average remaining duration of SARs outstanding	7.96 years
Total unvested restricted stock outstanding	—
Total RSUs outstanding	2,744,239
Total PSUs outstanding	854,577
Total shares available for grant under the 2021 Omnibus Equity Plan	3,005,923(1)
Percentage of outstanding shares of Common Stock(2)	7.85%

(1)	Shares of our Common Stock available for grant under the 2021 Omnibus Equity Plan.
(2)
Percentage represents (i) grants outstanding plus shares of our Common Stock available for grant, each under the 2021 Omnibus Equity Plan, divided by (ii) total shares of our Common Stock outstanding as of the record date.

Interests of Directors and Executive Officers; New Benefits under the Plan Resulting From the Amendment
All non-employee directors, executive officers, and other employees who are deemed to be key employees under the 2021 Omnibus Equity Plan are eligible for awards under the 2021 Omnibus Equity Plan. Consequently, each current director and each current executive officer has a personal interest in the approval of the Amendment.

Our Board unanimously recommends that our stockholders vote “FOR” the approval of the Amendment to the Latham Group, Inc. 2021 Omnibus Equity Incentive Plan

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Certain Relationships and Related Party Transactions
Other than compensation arrangements for our executive officers and directors (see “Named Executive Officer Compensation”, “Named Executive Officer Compensation Tables” and “Director Compensation” for a discussion of compensation arrangements for our named executive officers and directors), the following includes a summary of transactions since January 1, 2025 and any currently proposed transactions to which we have been or are to be a party in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, director nominees, executive officers or holders of more than 5% of our capital stock or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Stockholders’ Agreement
We entered into the Stockholders’ Agreement with our Principal Stockholders on April 27, 2021. The Stockholders’ Agreement grants Pamplona the right to nominate to our Board a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board as long as Pamplona and its affiliates collectively beneficially own at least 50% of the outstanding shares of our Common Stock; (ii) at least 40% of the total number of directors comprising our Board as long as Pamplona and its affiliates collectively beneficially own at least 40% but less than 50% of the outstanding shares of our Common Stock; (iii) at least 30% of the total number of directors comprising our Board as long as Pamplona and its affiliates collectively beneficially own at least 30% but less than 40% of the outstanding shares of our Common Stock; (iv) at least 20% of the total number of directors comprising our Board at such time as long as Pamplona and its affiliates collectively beneficially own at least 20% but less than 30% of the outstanding shares of our Common Stock; and (v) at least 10% of the total number of directors comprising our Board at such time as long as Pamplona and its affiliates collectively beneficially own at least 5% but less than 20% of the outstanding shares of our Common Stock.
So long as Pamplona has the right to designate at least one director to our Board, Pamplona will have the right to appoint a representative as an observer to any committee of our Board to which Pamplona does not have a member representative, subject to applicable laws and the rules and regulations of Nasdaq.
For purposes of calculating the number of directors that Pamplona and its affiliates are entitled to nominate pursuant to the formulas outlined above, any fractional amounts would be rounded up to the nearest whole number and taking into account any increase in the size of our Board (e.g., one and one quarter (1 1/4) directors will equate to two directors). In addition, in the event a vacancy on our Board is created by the death, retirement or resignation of a Principal Stockholders’ director designee, affiliates of our Principal Stockholders will, to the fullest extent permitted by law, have the right to have the vacancy filled by a new respective Principal Stockholders’ director-designee. Frank J. Dellaquila, Mark P. Laven, Brian Pratt and William M. Pruellage are the current designees of Pamplona under the Stockholders’ Agreement.
On July 20, 2022, Wynnchurch irrevocably waived all their rights under Section 2.1 of the Stockholders’ Agreement, including, without limitation, the right to nominate a director, remove a designee, fill a vacancy and appoint an observer to our Board. Wynnchurch has also entered into a voting agreement under which they and their affiliates committed not to vote more than 9.9% shares of our outstanding Common Stock owned by Wynnchurch and their affiliates from July 20, 2022 until the date, if any, that Wynnchurch and their affiliates own more than 50% of shares of our outstanding Common Stock.

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Certain Relationships and Related Party Transactions
The Stockholders’ Agreement also requires us to reimburse the reasonable out-of-pocket costs and expenses of the Principal Stockholders and their affiliates in connection with monitoring and overseeing their investment in us. During 2025, less than $0.1 million was paid to Pamplona and Wynnchurch, respectively, with respect to this obligation. As of December 31, 2025, no amount was payable to Pamplona with respect to this obligation. This obligation will terminate with respect to each of our Principal Stockholders once such Principal Stockholder beneficially owns less than 5% of our Common Stock.
Registration Rights Agreement
We entered into a registration rights agreement (the “Registration Rights Agreement”) with Pamplona Fund and Wynnchurch Funds (each, a “Registration Party”) on April 27, 2021, pursuant to which each Registration Party is entitled to demand the registration of the sale of certain or all of our Common Stock that it beneficially owns. Among other things, under the terms of the Registration Rights Agreement:
•
if we propose to file certain types of registration statements under the Securities Act of 1933, as amended (the “Securities Act”) with respect to an offering of equity securities, we will be required to use our reasonable best efforts to offer each Registration Party the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•
Each Registration Party has the right, subject to certain conditions and exceptions, to request that we file (i) registration statements with the SEC for one or more underwritten offerings of all or part of our shares of Common Stock that it beneficially owns and/or (ii) a shelf registration statement that includes all or part of our shares of Common Stock that it beneficially owns as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act, and we are required to cause any such registration statements to be filed with the SEC, and to become effective, as promptly as reasonably practicable.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the Registration Parties, will be paid by us.
The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.
Indemnification Agreement
We entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Policies and Procedures for Related Party Transactions
We have adopted a written Related Persons Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all material related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.
For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a

2026 Proxy Statement 75

Certain Relationships and Related Party Transactions
participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board or Audit Committee.
The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The policy also provides that our Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

76 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our Common Stock as of the record date, referred to in the table below as the “beneficial ownership date” by the following:
•	Each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;
•	Each of our named executive officers for fiscal year 2025;
•	Each of our current directors and director nominees; and
•	All of our current directors and executive officers as a group.
Percentage ownership of our Common Stock is based on 116,959,460 shares of Common Stock outstanding as of the record date.
Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 787 Watervliet Shaker Road, Latham, New York 12110.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Pamplona Funds(1)	51,845,685	44.33%
Wellington Management Group LLP(2)	6,749,349	5.77%
Wynnchurch Funds(3)	5,883,771	5.03%
Named Executive Officers and Directors:
Scott M. Rajeski(4)	4,856,951	4.13%
Sanjeev Bahl(5)	364,951	*
Oliver C. Gloe(6)	210,786	*
James E. Cline(7)	695,134	*
Frank J. Dellaquila(8)	38,628	*
Sean Gadd	—	*
DeLu Jackson(9)	84,732	*
Jeffrey T. Jackson	—	*
Mark P. Laven(10)	1,526,980	1.31%
Suzan Morno-Wade(11)	113,071	*
Brian Pratt	—	*
William M. Pruellage	—	*
All current directors and executive officers as a group (14 persons)(12)	3,912,688	3.32%

*	Less than one percent.
(1)
Beneficial ownership information is as of December 31, 2025, as reported on a Schedule 13G/A (Amendment No. 3) filed by Pamplona Manager Entities (defined below) on February 14, 2024. Reflects 51,845,685 shares of Common Stock held by Pamplona Capital Partners V, L.P. Pamplona Capital Partners V, L.P., a Cayman Islands limited partnership, is controlled by

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Security Ownership of Certain Beneficial Owners and Management
Pamplona Equity Advisors V Ltd, a Cayman Islands limited company, its general partner. John C. Halsted owns 100% of the shares of Pamplona Equity Advisors V, Ltd. Pamplona PE Investments Malta Limited, a Malta limited company serves as an investment manager to Pamplona Capital Partners V, L.P. Pamplona Capital Management LLP, a United Kingdom limited liability partnership, Pamplona Capital Management LLC, a Delaware limited liability company, Pamplona Capital Management (PE) SL, a Spanish limited liability company and Pamplona Capital Management (Monaco) SAM, a Monaco joint stock company, (together, the “Pamplona Manager Entities”) serve as investment advisors to Pamplona PE Investments Malta Limited. Mr. John C. Halsted and Mr. Alexander M. Knaster are the principals of Pamplona Manager Entities. Each of Pamplona Equity Advisors V, Ltd, the Pamplona Manager Entities, John C. Halsted and Alexander M. Knaster may be deemed to have voting and dispositive power with respect to our Common Stock directly owned by Pamplona Capital Partners V, L.P. and therefore be deemed to be the beneficial owner of our Common Stock held by Pamplona Capital Partners V, L.P., but each disclaim beneficial ownership of such Common Stock. The principal business address of each of the entities and persons identified in this paragraph is c/o Pamplona Capital Management LLC, 667 Madison Avenue, 22nd Floor, New York, NY 10065.
(2)
Beneficial ownership information is as of December 31, 2025, as reported on a Schedule 13G filed by Wellington Management Group LLP (“Wellington Management Group”) specified herein on February 10, 2026. Reflects each of Wellington Management Group LLP (“WMG”), Wellington Group LLP (“WG”) and Wellington Investment Advisors Holdings LLP (“WIAH”) each having shared voting power with respect to 5,462,997 shares of Common Stock and shared dispositive power with respect to 6,749,349 shares of Common Stock, and Wellington Capital Management Company LLP (“WCMC”) having shared voting power with respect to 5,400,758 shares of Common Stock and shared dispositive power with respect to 6,275,777 shares of Common Stock. Wellington Management Group directly or indirectly owns each of WMG, WG, WIAH and WCMC. The principal business address of each of the entities identified in this paragraph is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(3)
Beneficial ownership information is as of December 31, 2025, as reported on a Schedule 13G/A (Amendment No. 4) filed by the Wynnchurch entities specified herein on November 14, 2025. Reflects 5,883,771 shares of Common Stock held by Wynnchurch IV. The general partner of Wynnchurch IV is Wynnchurch Partners IV, L.P. (“Wynnchurch GP IV”). Wynnchurch Capital is the investment adviser to Wynnchurch GP IV, and is principally owned and controlled by John A. Hatherly, Francis G. Hayes and Christopher P. O'Brien. The address of each of the entities and persons identified in this paragraph is 6250 N. River Road, Suite 10-100, Rosemont, IL 60018.

(4)
Consists of: (i) 4,077,901 shares of Common Stock held by Scott Rajeski Family, LLC (the “Rajeski LLC”) and 225,227 shares of Common Stock held by Mr. Rajeski; (ii) 96,464 shares of Common Stock issuable upon the settlement of RSUs that vest within 60 days of March 3, 2026; and (iii) 457,359 shares of Common Stock underlying vested stock options and SARs.

(5)
Consists of: (i) 100,883 shares of Common Stock held by Mr. Bahl; (ii) 131,861 shares of Common Stock issuable upon the settlement of RSUs that vest within 60 days of March 3, 2026; and (iii) 132,207 shares of Common Stock underlying vested stock options and SARs.

(6)
Consists of: (i) 129,581 shares of Common Stock held by Mr. Gloe; (ii) 51,767 shares of Common Stock issuable upon the settlement of RSUs that vest within 60 days of March 3, 2026; and (iii) 29,438 shares of Common Stock underlying vested SARs.

(7)
Consists of: (i) 455,883 shares of Common Stock held by James E. Cline Revocable Trust, 50,000 shares of Common Stock held by Cynthia L. Cline Revocable Trust and 167,127 shares of Common Stock held by Mr. Cline; and (ii) 22,124 shares of Common Stock issuable upon the settlement of RSUs that vest within 60 days of March 3, 2026.

(8)	Consists of: (i) 21,814 shares of Common Stock held by Mr. Dellaquila; and (ii) 16,814 shares of Common Stock issuable upon the settlement of RSUs that vest within 60 days of March 3, 2026.
(9)	Consists of: (i) 67,918 shares of Common Stock held by Mr. D. Jackson and (ii) 16,814 shares of Common Stock issuable upon the settlement of RSUs that vest within 60 days of March 3, 2026.
(10)
Consists of: (i) 500,433 shares of Common Stock held by Laven Family Holdings, LLC (the “Laven LLC”) and 1,009,733 shares of Common Stock held by Mr. Laven; and (ii) 16,814 shares of Common Stock issuable upon the settlement of RSUs that vest within 60 days of March 3, 2026. Mr. Laven and Mr. Laven’s spouse, Leslie J. Laven, are managers of the Laven LLC.

(11)	Consists of: (i) 96,257 shares of Common Stock held by Mrs. Morno-Wade; and (ii) 16,814 shares of Common Stock issuable upon the settlement of RSUs that vest within 60 days of March 3, 2026.
(12)
Includes: (i) 349,751 shares of Common Stock issuable upon the settlement of RSUs that vest within 60 days of March 3, 2026; and (ii) 433,268 shares of Common Stock underlying stock options and SARs that are vested or exercisable within 60 days of March 3, 2026.

78 2026 Proxy Statement

Questions and Answers
The information provided in the “Questions and Answers” format below is for your convenience and includes only a summary of certain information contained in this proxy statement. You should read this entire proxy statement carefully.
How do I vote at our Annual Meeting?
Our Annual Meeting will be held in person on Thursday, April 30, 2026, at The Adelphi Hotel, 365 Broadway, Saratoga Springs, NY 12866. Our Annual Meeting will commence at approximately 8:00 AM Eastern Daylight Time. You may attend the meeting in person and vote at the meeting, or you may vote by using one of the following options discussed below under “—How Can I Vote My Shares?” We recommend that you vote by proxy now even if you plan to attend the meeting in person.
What should I know about attending our Annual Meeting?
If you attend, please note that you will be asked to check in at the registration desk and present valid photo identification. Please check in at least 15 minutes prior to the start of the meeting to ensure timely entry to the meeting. If you are a beneficial owner, you will also need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date. If you wish to designate someone as a proxy to attend our Annual Meeting on your behalf, that person must bring a valid legal proxy containing your signature and printed or typewritten name as it appears in the list of registered stockholders or on your account statement if you are a beneficial owner. Cameras, recording devices, cell phones, and other electronic devices will not be permitted at the meeting other than those operated by the Company or its designees. All bags, briefcases, and packages will need to be checked at the door and/or will be subject to search.
What proposals will be voted on at our Annual Meeting?
Stockholders will vote on three proposals at our Annual Meeting:
1.
The election of three Class II directors named in this proxy statement, each to serve for a three-year term and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.
The approval of an amendment to the Latham Group, Inc. 2021 Omnibus Equity Plan to increase by 3,400,000 shares the number of shares of Common Stock that may be issued pursuant to awards granted under such plan.

How does our Board recommend that stockholders vote on the proposals?
Our Board recommends that stockholders vote “FOR” the election of the three Class II directors, vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 and vote “FOR” the approval of the proposed amendment to the Latham Group, Inc. 2021 Omnibus Equity Plan.
What happens if other business not discussed in this proxy statement comes before our Annual Meeting?
The Company does not know of any business to be presented at our Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before our Annual Meeting and is proper under our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Delaware law, your properly executed proxy gives authority to Patrick M. Sheller, our General Counsel, and Sanjeev Bahl, our Chief Operating Officer, the authority, with full power of substitution, to use their discretion in casting all of the votes that they are entitled to cast.

2026 Proxy Statement 79

Questions and Answers
Why am I receiving these materials?
We are distributing our proxy materials because our Board is soliciting your proxy to vote at our Annual Meeting. This proxy statement summarizes the information you need to vote at our Annual Meeting. You do not need to attend our Annual Meeting in person to vote your shares. Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email in the future on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.
Who is entitled to vote?
The record date for our Annual Meeting is the close of business on March 3, 2026. As of the record date, 116,959,460 shares of Common Stock, par value $0.0001 per share, were outstanding. Only holders of record of our Common Stock as of the record date will be entitled to notice of and to vote at our Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our Common Stock held by such stockholder on the record date.
How can I vote my shares?
Voting on the Internet
You can vote your shares via the Internet by following the instructions in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card or attend our Annual Meeting in person to have your vote count. We encourage you to vote your shares via the Internet in advance of our Annual Meeting even if you plan to attend our Annual Meeting in person.
Voting by Mail
You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card or voting instruction card enclosed therein and return it per the instructions on the card. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card or voting instruction card even if you plan to attend our Annual Meeting in person. Proxy cards can be returned via mail to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Voting by Telephone
You can vote your shares by telephone. Instructions are included on your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you vote by telephone, you do not need to complete and mail your proxy card or attend our Annual Meeting in person to have your vote count.
What if I am not the stockholder of record?
If you are a holder of record of shares of Common Stock of the Company, you may direct your vote as instructed above.

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Questions and Answers
If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at our Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering to the attention of the Corporate Secretary at Latham Group, Inc., 787 Watervliet Shaker Road, Latham, New York 12110, a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending our Annual Meeting in person and voting your shares electronically. Attendance at our Annual Meeting in person will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee.
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at our Annual Meeting is the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two). The election of the three Class II directors (Proposal One) and the approval of the proposed amendment to the Latham Group, Inc. 2021 Omnibus Equity Plan (Proposal Three) are non-routine matters.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercises their discretionary voting authority on Proposal Two, such shares will be considered present at our Annual Meeting for quorum purposes and broker non-votes will occur as to Proposals One and Three, or any other non-routine matters that are properly presented at our Annual Meeting. Broker non-votes will have no impact on the voting results.
What constitutes a quorum?
The presence at our Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding Common Stock entitled to vote thereat as of the record date will constitute a quorum for the transaction of business at our Annual Meeting. Abstentions and broker non-votes will be counted as present for determining whether a quorum is present at our Annual Meeting.

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Questions and Answers
What vote is required to approve each matter to be considered at our Annual Meeting?

How Do Votes Impact Approval of Proposal
Proposal		Required Approval	For	Withhold / Against	Abstention	Broker Non-Votes
1	Election of Directors	Plurality of votes cast	For the proposal	Against the proposal	Not applicable	No effect. Not a vote cast
2	Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2026	Majority of the voting power present in person or represented by proxy and entitled to vote	For the proposal	Against the proposal	Against the proposal	Not applicable
3	Approval of an Amendment to the Latham Group, Inc. 2021 Omnibus Equity Incentive Plan	Majority of the voting power present in person or represented by proxy and entitled to vote	For the proposal	Against the proposal	Against the proposal	No effect. Not entitled to vote

Proposal One: Our Amended and Restated Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. A broker non-vote on Proposal One will not have any effect on the election of the directors.
Proposal Two: The affirmative vote of the majority of our shares of Common Stock present at our Annual Meeting or represented by proxy and entitled to vote at our Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.
Proposal Three: The affirmative vote of the majority of our shares of Common Stock present at our Annual Meeting or represented by proxy and entitled to vote at our Annual Meeting is required for the approval of Proposal Three. An abstention on Proposal Three will have the same effect as a vote “AGAINST” Proposal Three. A broker non-vote on Proposal Three will not have any effect on the outcome of the vote.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to our Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Daylight Time on the day before our Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of our Annual Meeting.
What does it mean if I receive more than one Internet Notice or proxy card?
If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at our Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of our Common Stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions with respect to one or more proposals (including by signing and returning a blank proxy card), your shares will be voted:
•	“FOR” the election of the three Class II nominees for director named in this proxy statement;

82 2026 Proxy Statement

Questions and Answers
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•	“FOR” the approval of the proposed amendment to the Latham Group, Inc. 2021 Omnibus Equity Plan.
If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions with respect to one or more proposals (including by signing and returning a blank voting instruction card), your shares:
•	will be counted as present for purposes of establishing a quorum;
•
will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two); and

•
will not be counted in connection with the election of the three Class II directors named in this proxy statement (Proposal One), the approval of the proposed amendment to the Latham Group, Inc. 2021 Omnibus Equity Plan (Proposal Three) or any other non-routine matters that are properly presented at our Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our Board knows of no matter to be presented at our Annual Meeting other than Proposals One, Two and Three. If any other matters properly come before our Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our Board. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.
We may supplement our solicitation of proxies by mail with telephone, e-mail or personal solicitation by our officers or other regular employees. We will not pay any additional compensation to any of our employees for their supplemental solicitation services. We have requested banks, brokers and other nominees to forward the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable out-of-pocket expenses in doing so upon request.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at our Annual Meeting will be available to all stockholders of the Company for 10 days prior to our Annual Meeting, at Latham Group, Inc., 787 Watervliet Shaker Road, Latham, New York 12110, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Daylight Time. If you would like to schedule an appointment to examine the stockholder list during this period, please email our Corporate Secretary at lathamir@advisiry.com. The stockholder list will also be available during our Annual Meeting.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

2026 Proxy Statement 83

Questions and Answers
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, now or in the future, please contact our mailing agent, Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at our Annual Meeting?
We expect to announce preliminary voting results at our Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC, which is required within four business days after our Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders?
Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and the rules established by the SEC.
Under Rule 14a-8 of the Exchange Act, if you want us to include a proposal in the proxy materials for our 2027 annual meeting of stockholders, we must receive the proposal at our executive offices at 787 Watervliet Shaker Road, Latham, New York 12110, no later than November 20, 2026.
Our Amended and Restated Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in the Company’s proxy statement for that meeting. Under our Amended and Restated Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary not earlier than December 31, 2026 and not later than the close of business on January 30, 2027. The notice must contain the information required by the Amended and Restated Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC. Copies of our Amended and Restated Bylaws are available on our website, https://ir.lathampool.com, or may be obtained from the Corporate Secretary.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement or if you have questions about our Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at our principal executive office, 787 Watervliet Shaker Road, Latham, New York 12110 or by telephone at (800) 833-3800.

84 2026 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto. Based on our review of the insiders’ forms filed with the SEC during 2025 and representations made by the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2025 except for a Form 4 filed late on behalf of each of the following people reporting the number of PSUs earned over a one year performance period: Sanjeev Bahl, Joshua D. Cowley, Kaushal B. Dhruv, Oliver C. Gloe, Suraj Kunchala, Nikki Vaughan Maczko, Scott M. Rajeski and Patrick Sheller.
Forward-Looking Statements
Certain statements in this proxy statement and accompanying letter to stockholders constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement and accompanying letter to stockholders other than statements of historical fact may constitute forward-looking statements, including statements regarding our future operating results and financial position, our business strategy and plans, business and market trends, our objectives for future operations, and our future compensation, sustainability and governance commitments. These statements involve known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the factors set forth under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent reports we file or furnish with the SEC. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time.
Although we believe that the expectations reflected in the forward-looking statements are reasonable and our expectations based on third-party information and projections are from sources that management believes to be reputable, we cannot guarantee future results, levels of activities, performance or achievements. These forward-looking statements reflect our views with respect to future events as of the date of this proxy statement or the date specified herein, and we have based these forward-looking statements on our current expectations and projections about future events and trends. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this proxy statement. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements further do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake.
Where You Can Find More Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at https://ir.lathampool.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

2026 Proxy Statement 85

The address of that website is www.sec.gov. The information in or accessible through any website referenced throughout this proxy statement is not incorporated into, and is not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at our Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 20, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
Annual Report
We will make available, on or about March 20, 2026, the proxy materials, including our Annual Report at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, such Annual Report on the investor relations page of our website at https://ir.lathampool.com. We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our Common Stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report as filed with the SEC (excluding certain exhibits or documents incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2025). Requests for such copies should be addressed to our Corporate Secretary at the address below:
Latham Group, Inc.
787 Watervliet Shaker Road
Latham, New York 12110
Attention: Corporate Secretary
Telephone: (800) 833-3800
Please include your contact information with the request. A copy of the excluded exhibits and documents incorporated by reference are available for a reasonable charge.
Other Matters
We have no knowledge of any other matters that may come before our Annual Meeting and do not intend to present any other matters. However, if any other matters are properly brought before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend our Annual Meeting in person, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend our Annual Meeting in person, at your request, we will cancel your previously submitted proxy.

86 2026 Proxy Statement

Appendix A
Latham Group, Inc.
Second Amendment to
2021 Omnibus Equity Incentive Plan
The Latham Group, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”), effective April 22, 2021, of Latham Group, Inc., a Delaware corporation (including any successor thereto, the “Company”) and its Affiliates is hereby amended by this Second Amendment (the “Second Amendment”) as set forth below. The Second Amendment shall be effective from and after the date this Second Amendment is approved by the stockholders of the Company in accordance with Section 13(a) of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as amended by the First Amendment to the Plan and this Second Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.
1.	Section 5(b) of the Plan is hereby deleted and replaced in its entirety with the following:
Share Limits. Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 24,570,2121 shares of Common Stock may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan (the “Share Pool”); (ii) no more than 4,830,086 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board in respect of service as a member of the Board during such fiscal year, shall be $750,000; provided, that the foregoing limitation shall not apply in respect of any Awards issued to (x) a non-employee director in connection with the Company’s initial public offering of shares of Common Stock, or in respect of any one-time equity grant upon his or her appointment to the Board or (y) a non-executive chairman of the Board, provided, that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.
2.
This Second Amendment shall be and is hereby incorporated into and forms a part of the Plan. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

* * *
As adopted by the Board of Directors of the Company on      , 2026.
As approved by the stockholders of the Company on      , 2026.
[1]	This Share Limit represents an increase of 3,400,000 shares from the previous Share Limit of 21,170,212 shares of common stock in the Plan.

2026 Proxy Statement A-1

Appendix B
Latham Group, Inc.
2021 Omnibus Equity Incentive Plan (Prior to Amendment)
1. Purpose. The Latham Group, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is intended to help Latham Group, Inc., a Delaware corporation (including any successor thereto, the “Company”), and its Affiliates (i) attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation measured by reference to the value of Common Stock or a targeted dollar value if denominated in cash, and (ii) align the interests of key personnel with those of the Company’s stockholders.
2. Effective Date; Duration. The effective date of the Plan is April 13, 2021 (the “Effective Date”), which is the date that the Plan was approved by the stockholders of the Company. The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
3. Definitions. The following definitions shall apply throughout the Plan:
(a) “Award” means any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.
(b) “Award Agreement” means the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan.
(c) “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause” in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) shall have the meaning given such term (or term of similar import) in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate, in either case in effect at the time of the Participant’s termination of employment or service with the Company and its Affiliates, or (ii) if “cause” or term of similar import is not defined in, or in the absence of, any such employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate, means: (A) embezzlement, theft, misappropriation or conversion, or attempted embezzlement, theft, misappropriation or conversion, by Participant of any property, funds or business opportunity of the Company or any of its Subsidiaries; (B) willful failure or refusal by Participant to perform any directive of the Board or the Chief Executive Officer or the duties of his or her employment which continues for a period of thirty (30) days following notice thereof by the Board or the Chief Executive Officer to Participant; (C) any act by Participant constituting a felony (or its equivalent in any non-United States jurisdiction) or otherwise involving theft, fraud, dishonesty, misrepresentation or moral turpitude; (D) indictment for, conviction of, or plea of nolo contendere (or a similar plea) to, or the failure of Participant to contest his or her prosecution for, any other criminal offense; (E) any violation of any law, rule or regulation relating in any way to the business or activities of the Company or its Subsidiaries, or other law that is violated during the course of Participant’s performance of services, regulatory disqualification or failure to comply with any legal or compliance policies or code of ethics, code of business conduct, conflicts of interest policy or similar policies of the Company or its Subsidiaries; (F) gross negligence or material willful misconduct on the part of Participant in the

2026 Proxy Statement B-1

performance of his or her duties as an employee, officer or director of the Company or any of its Subsidiaries; (G) Participant’s breach of fiduciary duty or duty of loyalty to the Company or any of its Subsidiaries; (H) any act or omission to act of Participant intended to materially harm or damage the business, property, operations, financial condition or reputation of the Company or any of its Subsidiaries; (I) Participant’s failure to cooperate, if requested by the Board, with any investigation or inquiry into the business practices, whether internal or external, or the Company and its Subsidiaries or Participant, including Participant’s refusal to be deposed or to provide testimony or evidence at any trial, proceeding or inquiry; (J) any chemical dependence of Participant which materially interferes with the performance of his or her duties and responsibilities to the Company or any of its Subsidiaries; or (K) Participant’s voluntary resignation or other termination of employment effected by Participant at any time when the Company could effect such termination with Cause.
(f) “Change in Control” means, in the case of a particular Award, unless the applicable Award Agreement (or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate) states otherwise, the first to occur of any of the following events:
(i) the acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or Persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”), but excluding any acquisition by the Company or any of its Affiliates, or the Investor, its Permitted Transferees or any of their respective Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;
(ii) a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed an Incumbent Director;
(iii) the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; and
(iv) the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding

B-2 2026 Proxy Statement

Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company), and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i)—(iv) above, the Investor is the Beneficial Owner, directly or indirectly, of more than 50% of the combined voting power of the Company or any successor.
(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.
(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Rule 16b-3 promulgated under the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, or if the Board otherwise takes action hereunder on behalf of the Committee, the Board.
(i) “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
(j) “Disability” means cause for termination of the Participant’s employment or service due to a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.
(k) “$” shall refer to the United States dollars.
(l) “Eligible Director” means a director who satisfies the conditions set forth in Section 4(a) of the Plan.
(m) “Eligible Person” means any (i) individual employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person, (ii) director or officer of the Company or a Subsidiary, (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act, or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or service from the Company or its Subsidiaries (and would satisfy the provisions of clause (i), (ii) or (iii) above once such individual begins employment with or providing services to the Company or a Subsidiary).
(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.
(o) “Exercise Price” has the meaning set forth in Section 7(b) of the Plan.

2026 Proxy Statement B-3

(p) “Fair Market Value” means, (i) with respect to Common Stock on a given date, (x) if the Common Stock is listed on a national securities exchange, the closing sales price of a share of Common Stock reported on such exchange on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (y) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock, or (ii) with respect to any other property on any given date, the amount determined by the Committee in good faith to be the fair market value of such other property as of such date; provided, however, as to any Awards with a date of grant that is the date of the pricing of the Company’s initial public offering (if any), “Fair Market Value” shall be equal to the per share price at which the Common Stock is offered to the public in connection with such initial public offering.
(q) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(r) “Intrinsic Value” with respect to an Option or SAR means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.
(s) “Immediate Family Members” has the meaning set forth in Section 14(b)(ii) of the Plan.
(t) “Indemnifiable Person” has the meaning set forth in Section 4(e) of the Plan.
(u) “Investor” means, collectively, the investment funds managed, sponsored or advised by Pamplona Capital Management LLC. A reference to a member of Investor is a reference to any such investment fund.
(v) “NASDAQ” means the Nasdaq Global Select Market.
(w) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.
(x) “Option” means an Award granted under Section 7 of the Plan.
(y) “Option Period” has the meaning set forth in Section 7(c) of the Plan.
(z) “Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is denominated and/or payable in cash, including cash awarded as a bonus or upon the attainment of specific performance criteria or as otherwise permitted by the Plan or as contemplated by the Committee.
(aa) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.
(bb) “Participant” has the meaning set forth in Section 6 of the Plan.
(cc) “Performance Conditions” means specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis, including without limitation, on the following measures: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA); (ix) gross or net operating

B-4 2026 Proxy Statement

margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client or customer retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiii) system-wide sales; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; (xxvi) store growth or (xxvii) same store sales growth; or any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Performance Conditions may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Committee shall have the authority to make equitable adjustments to the Performance Conditions as may be determined by the Committee, in its sole discretion.
(dd) “Permitted Transferee” has the meaning set forth in Section 14(b)(ii) of the Plan.
(ee) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.
(ff) “Released Unit” has the meaning set forth in Section 9(d)(ii) of the Plan.
(gg) “Restricted Period” has the meaning set forth in Section 9(a) of the Plan.
(hh) “Restricted Stock” means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.
(ii) “Restricted Stock Unit” means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.
(jj) “SAR Period” has the meaning set forth in Section 8(c) of the Plan.
(kk) “Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.
(ll) “Strike Price” has the meaning set forth in Section 8(b) of the Plan.

2026 Proxy Statement B-5

(mm) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(nn) “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
(oo) “Substitute Awards” has the meaning set forth in Section 5(e) of the Plan.
4. Administration.
(a) The Committee shall administer the Plan, and shall have the sole and plenary authority to (i) designate Participants, (ii) determine the type, size, and terms and conditions of Awards to be granted and to grant such Awards, (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, suspended, or repurchased by the Company, (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred, either automatically or at the Participant’s or Committee’s election, (v) interpret, administer, reconcile any inconsistency in, correct any defect in and supply any omission in the Plan and any Award granted under the Plan, (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, (vii) accelerate the vesting, delivery or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards, and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan), or any exception or exemption under applicable securities laws or the applicable rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be (1) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and/or (2) an “independent director” under the rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation (“Eligible Director”). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.
(b) The Committee may delegate all or any portion of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons who are non-employee members of the Board or are otherwise subject to Section 16 of the Exchange Act. Any such delegation may be revoked by the Committee at any time.
(c) As further set forth in Section 14(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without stockholder approval if such approval is required by applicable securities laws or regulation or NASDAQ listing guidelines.
(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons and entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

B-6 2026 Proxy Statement

(e) No member of the Board or the Committee, nor any employee or agent of the Company (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
(f) The Board may at any time and from time to time grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5. Grant of Awards; Shares Subject to the Plan; Limitations.
(a) Awards. The Committee may grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Conditions.
(b) Share Limits. Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 13,170,212 shares of Common Stock may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan (the “Share Pool”); (ii) no more than 4,830,086 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board in respect of service as a member of the Board during such fiscal year, shall be $750,000; provided, that the foregoing limitation shall not apply in respect of any Awards issued to (x) a non-employee director in connection with the Company’s initial public offering of shares of

2026 Proxy Statement B-7

Common Stock, or in respect of any one-time equity grant upon his or her appointment to the Board or (y) a non-executive chairman of the Board, provided, that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.
(c) Share Counting. The Share Pool shall be reduced, on the date of grant, by the relevant number of shares of Common Stock for each Award granted under the Plan that is valued by reference to a share of Common Stock; provided that Awards that are valued by reference to shares of Common Stock but are required to be paid in cash pursuant to their terms shall not reduce the Share Pool. If and to the extent that Awards originating from the Share Pool terminate, expire, or are cash-settled, canceled, forfeited, exchanged, or surrendered without having been exercised, vested, or settled, the shares of Common Stock subject to such Awards shall again be available for Awards under the Share Pool. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for issuance under the Plan: (i) shares of Common Stock tendered by Participants, or withheld by the Company, as full or partial payment to the Company upon the exercise of Stock Options granted under the Plan; (ii) shares of Common Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent that the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon the exercise of the Stock Appreciation Rights; and (iii) shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the exercise of Options or SARs granted under the Plan. Shares of Common Stock withheld by, or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on, or settlement of, an Award other an Option or SAR shall again be available for Awards under the Share Pool.
(d) Source of Shares. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.
(e) Substitute Awards. The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards (i.e., Substitute Awards will not be counted against the Share Pool); provided, that Substitute Awards issued or intended as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.
6. Eligibility. Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award Agreement with respect to an Award granted to them under the Plan (each such Eligible Person, a “Participant”).
7. Options.
(a) Generally. Each Option shall be subject to the conditions set forth in the Plan and in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award Agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and its Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option properly granted under the Plan.

B-8 2026 Proxy Statement

(b) Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option (that is not a Substitute Award) shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 13(b).
(c) Vesting, Exercise and Expiration. The Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between the date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider-trading policy or a Company-imposed “blackout period,” in which case the Option Period shall be extended automatically (other than with respect to Options with an Exercise Price as of the end of the Option Period (prior to any such extension) that is not less than the Fair Market Value of a share of Common Stock at such time) until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.
(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has paid the Exercise Price to the Company in full, and an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Option and the Award Agreement accompanied by payment of the Exercise Price and such applicable taxes. The Exercise Price and delivery of all applicable required withholding taxes shall be payable (i) in cash or by check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company) or any combination of the foregoing; provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as elected by the Participant and that the Committee may permit, in its sole discretion, including without limitation: (A) in the form of other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes against delivery of the shares of Common Stock to settle the applicable trade; or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.
(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date on which the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures

2026 Proxy Statement B-9

established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.
(f) Compliance with Laws. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.
(g) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a parent or subsidiary of the Company (within the meaning of Sections 424(e) and 424(f) of the Code), the Option Period shall not exceed five years from the date of grant of such Option and the Exercise Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.
(h) $100,000 Per Year Limitation for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
8. Stock Appreciation Rights (SARs).
(a) Generally. Each SAR shall be subject to the conditions set forth in the Plan and the Award Agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.
(b) Strike Price. The strike price (“Strike Price”) per share of Common Stock for each SAR (that is not a Substitute Award) shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant; provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 13(b).
(c) Vesting and Expiration. A SAR granted in tandem with an Option shall vest and become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy or a Company-imposed “blackout period,” the SAR Period shall be automatically extended (other than with respect to SARs with a Strike Price as of the end of the SAR Period (prior to any such extension) that is not less than the Fair Market Value of a share of Common Stock at such time) until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).

B-10 2026 Proxy Statement

(d) Method of Exercise. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e) Payment. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value as determined on the date of exercise, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
9. Restricted Stock and Restricted Stock Units.
(a) Generally. Each Restricted Stock and Restricted Stock Unit Award shall be subject to the conditions set forth in the Plan and the applicable Award Agreement. The Committee shall establish restrictions applicable to Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the “Restricted Period”), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested (which, for the avoidance of doubt, may include service- and/or performance-based vesting conditions). To the extent permitted in the Committee’s sole discretion, and subject to such rules, approvals, and conditions as the Committee may impose from time to time, an Eligible Person who is a non-employee director may elect to receive all or a portion of such Eligible Person’s cash director fees and other cash director compensation payable for director services provided to the Company by such Eligible Person in any fiscal year, in whole or in part, in the form of Restricted Stock Units. The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards. No share of Common Stock shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.
(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company or its designee (including third-party administrators) (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the Award Agreement, the Participant shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock.
(c) Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award Agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a stockholder with respect thereto), and to such Restricted Stock Units, as applicable, including to any dividends and/or dividend equivalents that may have been accumulated and withheld during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it

2026 Proxy Statement B-11

may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.
(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.
(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value (on the date of distribution) (or a combination of cash and shares of Common Stock) equal to the amount of such dividends, upon the release of restrictions on the Restricted Stock.
(ii) Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the shares of Common Stock would have otherwise been delivered to the Participant in respect of such Restricted Stock Units.
(iii) To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, if determined by the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends as of the date of payment (or a combination of cash and shares of Common Stock) (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled (in the case of Restricted Stock Units, following the release of restrictions on such Restricted Stock Units), and if such Restricted Stock Units are forfeited, the holder thereof shall have no right to such dividend equivalent payments.

B-12 2026 Proxy Statement

(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE LATHAM GROUP, INC. 2021 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF      , BETWEEN LATHAM GROUP, INC. AND      . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF LATHAM GROUP, INC.
10. Other Stock-Based Awards and Other Cash-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock (“Other Stock-Based Awards”) and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine. Each Other Stock-Based Award shall be evidenced by an Award Agreement, which may include conditions including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Common Stock on the date of grant.
11. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall (other than with respect to Other Cash-Based Awards) make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:
(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award and/or (3) any applicable performance measures (including, without limitation, Performance Conditions and performance periods);
(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate or become no longer exercisable upon the occurrence of such event); and
(iii) cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or

2026 Proxy Statement B-13

other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per-share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);
provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in the first sentence of this Section 11, for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to, and/or up to 30 days after, the anticipated occurrence of any such event.
12. Effect of Termination of Service or a Change in Control on Awards.
(a) Termination. To the extent permitted under Section 409A of the Code, the Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and to the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s termination of service prior to the end of a performance period or vesting, exercise or settlement of such Award.
(b) Change in Control. In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may provide for: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (in the case of an Option or SAR, the Intrinsic Value at grant of such Substitute Award shall equal the Intrinsic Value of the Award); (iii) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or other performance conditions deemed met at target) or right to exercise such outstanding Awards immediately prior to or as of the date of the Change in Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change in Control or other date thereafter designated by the Committee; or (iv) in the case of an Option or SAR, cancellation in consideration of a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SARs for which the exercise or strike price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

B-14 2026 Proxy Statement

13. Amendments and Termination.
(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.
(b) Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award Agreement or the Plan, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 11 of the Plan, if (i) the Committee reduces the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner that would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options that have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) the Committee takes any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or (iv) the Committee cancels any outstanding Option or SAR that has a per-share Exercise Price or Strike Price (as applicable) at or above the Fair Market Value of a share of Common Stock on the date of cancellation, and pays any consideration to the holder thereof, whether in cash, securities, or other property, or any combination thereof, then, in the case of the immediately preceding clauses (i) through (iv), any such action shall not be effective without stockholder approval.
14. General.
(a) Award Agreements; Other Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of any conflict between the terms of the Plan and any Award Agreement or employment, change-in-control, severance or other agreement in effect with the Participant, the term of the Plan shall control.
(b) Nontransferability.
(i) Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

2026 Proxy Statement B-15

No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii) Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award Agreement; (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii) The terms of any Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement; and (E) any non-competition, non-solicitation, non-disparagement, non-disclosure, or other restrictive covenants contained in any Award Agreement or other agreement between the Participant and the Company or any Affiliate shall continue to apply to the Participant and the consequences of the violation of such covenants shall continue to be applied with respect to the transferred Award, including without limitation the clawback and forfeiture provisions of Section 14(u) of the Plan.
(c) Dividends and Dividend Equivalents. The Committee may provide the Participant with dividends or dividend equivalents as part of an Award, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable (i) in respect of outstanding Options or SARs or (ii) in respect of any other Award unless and until the Participant vests in such underlying Award; provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and

B-16 2026 Proxy Statement

paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).
(d) Tax Withholding.
(i) The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes (up to the maximum permissible withholding amounts) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action that the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.
(ii) Without limiting the generality of paragraph (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash, (B) the delivery of shares of Common Stock (which shares are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on such date equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value on such date equal to such withholding liability. In addition, subject to any requirements of applicable law, the Participant may also satisfy the tax withholding obligations by other methods, including selling shares of Common Stock that would otherwise be available for delivery, provided that the Board or the Committee has specifically approved such payment method in advance.
(e) No Claim to Awards; No Rights to Continued Employment, Directorship or Engagement. No employee, director of the Company, consultant providing service to the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, or to continue in the employ or the service of the Company or an Affiliate, nor shall it be construed as giving any Participant who is a director any rights to continued service on the Board.
(f) International Participants. With respect to Participants who reside or work outside of the United States, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.
(g) Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the

2026 Proxy Statement B-17

Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.
(h) Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment of or service of a Participant. Except as otherwise provided in an Award Agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant’s employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non-employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.
(i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.
(j) Government and Other Regulations.
(i) Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.
(ii) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of

B-18 2026 Proxy Statement

the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(iii) The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(k) Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant must irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time after the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter may specify (the “Lock-Up Period”). Each Participant must sign such documents as may be requested by the Lead Underwriter or the Company to effect the foregoing. The Company may impose stop-transfer instructions with respect to Common Stock acquired under an Award until the end of such Lock-Up Period. In addition, the Company may impose additional restrictions.
(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(m) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under

2026 Proxy Statement B-19

the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.
(o) Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than such member or designee.
(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(q) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(r) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.
(t) Section 409A of the Code.
(i) It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(ii) Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code

B-20 2026 Proxy Statement

shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii) In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.
(u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may cancel an Award if the Participant, without the consent of the Company, (A) has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities or (B) violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee, or if the Participant’s employment or service is terminated for Cause. The Committee may also provide in an Award Agreement that in any such event the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award Agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Participant’s activity and recover damages resulting from such activity. Further, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).
(v) No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
(w) No Interference. The existence of the Plan, any Award Agreement, and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the

2026 Proxy Statement B-21

Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(x) Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
(y) Whistleblower Acknowledgments. Notwithstanding anything to the contrary herein, nothing in this Plan or any Award Agreement will (i) prohibit a Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (ii) require prior approval by the Company or any of its Affiliates of any reporting described in clause (i).
*  *  *
As adopted by the Board of Directors of the Company on April 12, 2021.
As approved by the stockholders of the Company on April 13, 2021.

B-22 2026 Proxy Statement

Latham Group, Inc.
First Amendment to
2021 Omnibus Equity Incentive Plan (Prior to Amendment)
The Latham Group, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”), effective April 22, 2021, of Latham Group, Inc., a Delaware corporation (including any successor thereto, the “Company”) and its Affiliates is hereby amended by this First Amendment (the “First Amendment”) as set forth below. The First Amendment shall be effective from and after the date this First Amendment is approved by the stockholders of the Company in accordance with Section 13(a) of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as amended by this First Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.
1. Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:
(a) Awards; Minimum Vesting.
(i) The Committee may grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Conditions.
(ii) Notwithstanding any other provision of the Plan to the contrary and subject to the remaining terms of this clause (ii), any Awards granted under the Plan that settle in shares of Common Stock (excluding, for this purpose, any Substitute Awards) shall vest no earlier than the first anniversary of the date of grant for such Award; provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the shares of Common Stock subject to the Share Pool (which such Share Pool may be increased from time to time in accordance with the Plan). For purposes of Awards to non-employee directors, such Award will be deemed to vest no earlier than the first anniversary of the date of grant of the Award if such Award vests on the earlier of  (X) the date of the next annual meeting of stockholders (which date is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) and (Y) the first anniversary of the date of grant. For the avoidance of doubt, this Section 5(a)(ii) shall not be construed to limit the Committee’s discretion to provide for accelerated exercisability or vesting of an Award, or to deem an Award to be earned, including in cases of death, Disability, retirement, termination without Cause or a Change in Control.
2. Section 5(b) of the Plan is hereby deleted and replaced in its entirety with the following:
(b) Share Limits. Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 21,170,212 shares of Common Stock may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan (the “Share Pool”); (ii) no more than 4,830,086 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board in respect of service as a member of the Board during such fiscal year, shall be $750,000; provided, that the foregoing limitation shall not apply in respect of any Awards issued to (x) a non-employee director in connection with the Company’s initial public offering of shares of Common Stock, or in respect of any one-time equity grant upon his or her appointment to the Board or (y) a non-executive chairman of the Board, provided, that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

2026 Proxy Statement B-23

3. Section 5(c) of the Plan is hereby deleted and replaced in its entirety with the following:
(c) Share Counting. The Share Pool shall be reduced, on the date of grant, by the relevant number of shares of Common Stock for each Award granted under the Plan that is valued by reference to a share of Common Stock; provided that Awards that are valued by reference to shares of Common Stock but are required to be paid in cash pursuant to their terms shall not reduce the Share Pool. If and to the extent that Awards originating from the Share Pool terminate, expire, or are cash-settled, canceled, forfeited, exchanged, or surrendered without having been exercised, vested, or settled, the shares of Common Stock subject to such Awards shall again be available for Awards under the Share Pool. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for issuance under the Plan: (i) shares of Common Stock tendered by Participants, or withheld by the Company, as full or partial payment to the Company upon the exercise of Stock Options granted under the Plan; (ii) shares of Common Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent that the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon the exercise of the Stock Appreciation Rights; and (iii) shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the exercise of, upon the lapse of restrictions on, or settlement of, an Award.
4. Section 14(b)(ii) of the Plan is hereby deleted and replaced in its entirety with the following:
(ii) Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award Agreement, in each case in compliance with the instructions to Form S-8 (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan; and provided further, that in no event shall any Option or SAR (either granted independently or in tandem) be transferable for value or to any third-party financial institutions without stockholder approval. Nothing in this Section 14(b)(ii) shall apply to any portion of an Award that has been fully exercised or settled, as the case may be, and shall not preclude the forfeiture of an Award in accordance with the terms thereof or the Plan.
5. This First Amendment shall be and is hereby incorporated into and forms a part of the Plan. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.
* * *
As adopted by the Board of Directors of the Company on March 2, 2023.
As approved by the stockholders of the Company on May 2, 2023.

B-24 2026 Proxy Statement

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LATHAM GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Frank J. Dellaquila
02) Sean Gadd
03) William M. Pruellage

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of 2026 Annual Meeting of Stockholders and Proxy Statement, and the 2025 Annual Report are available at www.proxyvote.com.

V84264-P46447

LATHAM GROUP, INC.
Annual Meeting of Stockholders
April 30, 2026 8:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Patrick Sheller and Sanjeev Bahl, and each of them, each with power of substitution and revocation, as proxies for the undersigned to act and vote all of the shares of common stock of Latham Group, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Latham Group, Inc. to be held on April 30, 2026, and at any postponed or reconvened meeting, as directed on this Proxy Card, upon the matters set forth on the reverse side hereof, all as described in the Proxy Statement and, in their discretion, upon any other business that may properly come before said meeting, including an adjournment or postponement.

If this Proxy Card is properly signed and returned, but does not provide voting instructions, then the votes represented by this Proxy Card will be voted FOR ALL the election of the director nominees and FOR Proposals 2 and 3.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side